                                                                    EXHIBIT 10.Y


THIS LEASE AGREEMENT IS ALSO A MORTGAGE AND SECURITY AGREEMENT BETWEEN THE LESSEE, EL PASO NEW CHACO COMPANY, AS MORTGAGOR AND DEBTOR, AND THE LESSOR, STATE STREET BANK AND TRUST COMPANY, AS MORTGAGEE AND SECURED PARTY. THE COLLATERAL SUBJECT TO THE SECURITY INTEREST INCLUDES PERSONAL PROPERTY THAT IS, OR MAY BECOME, FIXTURES ATTACHED TO THE REAL PROPERTY DESCRIBED IN THIS LEASE AGREEMENT. THIS LEASE AGREEMENT SHOULD BE FILED AND RECORDED IN THE REAL ESTATE RECORDS AS A LEASE, AND AS A MORTGAGE AND FIXTURE FILING. STATE STREET BANK AND TRUST COMPANY, SHOULD BE INDEXED AS A GRANTOR OF THE LEASE AND THE GRANTEE OF THE MORTGAGE AND SECURITY INTEREST. EL PASO NEW CHACO COMPANY SHOULD BE INDEXED AS THE GRANTEE OF THE LEASE AND THE GRANTOR OF THE MORTGAGE AND SECURITY INTEREST.
                    _______________________________________



                                LEASE AGREEMENT

                          Dated as of February 9, 1995



                                    Between



                      STATE STREET BANK AND TRUST COMPANY,
            not in its individual capacity but solely as Trustee for
                         the Chaco Liquids Plant Trust,
                                 as the Lessor,

                                      and

                           EL PASO NEW CHACO COMPANY,
                                 as the Lessee

                   _______________________________________

ADDRESSES OF PARTIES:

EL PASO NEW CHACO COMPANY                    STATE STREET BANK AND TRUST COMPANY
ONE PAUL KAYSER CENTER                        TWO INTERNATIONAL PLACE, 4TH FLOOR
100 NORTH STANTON                                   BOSTON, MASSACHUSETTS  02110
EL PASO, TEXAS  79901                          ATTENTION:  CORPORATE TRUST DEPT.
ATTENTION:  SENIOR VICE PRESIDENT
  AND CHIEF FINANCIAL OFFICER

THIS LEASE HAS BEEN MANUALLY EXECUTED IN COUNTERPARTS NUMBERED CONSECUTIVELY FROM 1 TO 15. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OF THIS LEASE OTHER THAN COUNTERPART NUMBER 1.

                        This is Counterpart Number _____

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
Section 1.       Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 2.       Lease of Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 3.       Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Section 4.       Rent.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

Section 5.       Participation Agreement; Agency Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

Section 6.       Title to Remain in the Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

Section 7.       Maintenance of the Facility; Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Section 8.       Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Section 9.       Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 10.      Compliance with Governmental Requirements and Insurance Requirements: Related Contracts  . . . . . .   8

Section 11.      Condition and Use of Facility; Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 12.      Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 13.      Permitted Contests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 14.      Insurance, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 15.      Termination; Cancellation; Purchase Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

Section 16.      Transfer of Title on Removal of Facility; Expenses of Transfer . . . . . . . . . . . . . . . . . . .  14

Section 17.      Events of Default and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 18.      Change in the Lessee's Name or Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 19.      Inspection; Right to Enter Premises of the Lessee  . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 20.      Right to Perform the Lessee's Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 21.      Participation by Co-Lessees or Sublessees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Section 22.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 23.      Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 24.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 25.      Federal Income Tax Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 26.      Other Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 27.      Hart-Scott-Rodino Act Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 28.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

EXHIBITS

         Exhibit A        Description of Site


SCHEDULES

         Schedule 1       Facility Plan
         Schedule 2       Insurance Schedule

         Schedule 1.02    Defined Terms

                                LEASE AGREEMENT


         This Lease Agreement dated as of February 9, 1995, (as the same may be amended, modified or supplemented from time to time, the "Lease") is between State Street Bank and Trust Company, acting not in its individual capacity but solely as Trustee for the Chaco Liquids Plant Trust (together with its successors and permitted assigns, the "Lessor"), and El Paso New Chaco Company, a Delaware corporation (together with its successors and permitted assigns, the "Lessee").

                                    RECITALS

                 WHEREAS, the Lessor has entered into a ground lease of certain real property in San Juan County, New Mexico, described in greater detail on Exhibit A (the "Site"), purchased certain work in progress to be located on the Site and entered into certain agreements described in greater detail in the Participation Agreement to construct on the Site a cryogenic liquids extraction plant; and

                 WHEREAS, subject to the terms and conditions of this Lease, the Lessee desires to sublease from the Lessor the Site and lease from the Lessor such cryogenic liquids plant beginning on the Lease Commencement Date for the purpose of operating such plant in accordance with the terms and conditions set forth in this Lease.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessor and the Lessee agree as follows:

                 Section 1.       Certain Defined Terms.

                 (a) In this lease, the terms "Lease", "Lessee", "Lessor" and "Site" shall have the meanings indicated above.

                 (b) As used in this Lease, all other capitalized terms shall have the meanings assigned such terms in Schedule 1.02 to the Participation Agreement, a copy of which is attached hereto.

                 Section 2.       Lease of Facility.

                 (a) During the term of and subject to the terms and conditions of this Lease, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor the Facility for the Lease Term. The entire Facility shall become subject to this lease on the Lease Commencement Date, including work-in-progress, if any, with respect to the construction of Phase Two.

                 (b) If, but only if, (i) the Maturity Date of the Loans shall have been extended pursuant to Section 2.11 of the Participation Agreement and (ii) the Lessee, on any day that is not less than twelve (12) months and no more than eighteen (18) months prior to the then current Lease Termination Date (including any extended Lease Termination Date as contemplated hereby), shall have requested in writing to the Lessor and the Agent the extension of the then current Lease Termination Date for a one (1) year period expiring on the one (1) year anniversary of the then current Lease Termination Date, then the Lessor shall consent to such extension in writing and the

Lease Termination Date shall be extended for an additional one (1) year period expiring on the one (1) year anniversary of the then current Lease Termination Date. Any such extension shall be effective upon the execution of documentation evidencing the same (which the Lessor agrees to execute promptly upon request of the Lessee, if the Lessor's consent to such extension is to be given pursuant hereto), and containing such additional terms as the Agent, acting in its sole discretion, may require.

         In the event it is determined at any time that the term of this Lease will not be extended beyond the then current Lease Termination Date, the Lessee shall give to the Lessor and the Agent written notice as provided below specifying which of the options under Section 15(a)(ii) the Lessee intends to exercise upon the scheduled expiration of this Lease:

                 (x) if the Lease Termination Date is not to be extended because the Agent or any Participant (or assignee thereof) has refused or is deemed to have refused the Lessee's request for extension, then the Lessee shall give the Lessor notice within thirty (30) days of the earlier to occur of (A) the date the Lessee receives written notice of said refusal or (B) the date of such deemed refusal pursuant to
         Section 2.11 of the Participation Agreement; and

                 (y) if the Lease Termination Date is not to be extended because the Lessee chooses not to request such extension, any date that is not less than twelve (12) months and no more than eighteen
         (18) months prior to the then current Lease Termination Date.

         In the event the Lessee fails to give timely written notice to the Lessor on or before the dates herein provided, the Lessee shall be deemed to have elected to purchase the Facility for the Option Price on the Lease Termination Date.

                 Section 3.       Payments.

                 (a) Subject to Section 4, the Lessee shall pay to the Lessor on the Rent Payment Date for each Billing Period the amount of Rent due for such Billing Period.

                 (b) In addition to the Rent, the Lessee will also pay, from time to time, upon demand of the Lessor, as additional rent ("Additional Rent") to the Lessor the following (but without duplication of any amounts included in the calculation of Rent):

                 (i) all out-of-pocket costs and expenses reasonably incurred by the Lessor or the Agent in connection with the preparation, negotiation, execution, delivery, performance and administration of this Lease and the other Operative Documents, including, but not limited to, the following: (A) fees and expenses of the Lessor and the Agent, including, without limitation, reasonable attorneys' fees and expenses; (B) all other amounts, including, without limitation, fees, indemnities, expenses, compensation in respect of increased costs, capital adequacy or breakage of any kind or description payable under the Participation Agreement or any other Operative Document; (C) out-of-pocket costs and expenses incurred by the Lessor or the Agent (and, in the case of clause (z) below, any Participant) after the date of this Lease (including, without limitation, reasonable attorneys' fees and expenses and other expenses and disbursements reasonably incurred) associated with (x) negotiating and entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to this Lease; (y) any Loss Event, Casualty Occurrence or termination of this Lease; and (z) any Event of Default and the enforcement of the rights or remedies of the Lessor under this Lease and the other Operative Documents; and

                 (ii) all other amounts that the Lessee agrees herein to pay other than Rent and amounts described in clause (i) above.

                 (c) This Lease is a completely net lease, and Rent, Additional Rent and all other sums payable by the Lessee hereunder shall be paid without notice except as otherwise expressly provided herein, and the Lessee shall not be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Rent, Additional Rent or other sums payable hereunder. The obligations of the Lessee to pay Rent, Additional Rent and all other sums payable hereunder shall not be affected by reason of: (i) any damage to, or destruction of, the Facility or any part thereof by any cause whatsoever (including, without limitation, fire, casualty or act of God or enemy or any other force majeure event); (ii) any condemnation, including, without limitation, a temporary condemnation of the Facility or any portion thereof; (iii) any prohibition, limitation, restriction or prevention of the Lessee's use, occupancy or enjoyment of the Facility or any part thereof by any Person (other than by the Lessor in violation of this Lease); (iv) any matter affecting title to the Facility or any portion thereof; (v) any eviction of the Lessee from, or loss of possession by the Lessee of, the Facility or any portion thereof, by reason of title paramount or otherwise (other than by the Lessor in violation of this Lease); (vi) any default by the Lessor hereunder or under any other Operative Document; (vii) the invalidity or unenforceability of any provision hereof or the impossibility or illegality of performance by the Lessor or the Lessee or both; (viii) any action of any Governmental Authority; or (ix) any other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing. The Lessee shall remain obliged under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, except as expressly provided in Section 15, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting the Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. The Lessee waives all rights to terminate or surrender this Lease, except as expressly provided in Section 15, or to any abatement or deferment of Rent, Additional Rent or other sums payable hereunder. The Lessee hereby waives any and all rights now or hereafter conferred by law or otherwise to modify or to avoid strict compliance with its obligations under this Lease.
All payments made to the Lessor hereunder as required hereby shall be final and irrevocable, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error.

                 (d) Subject to the Lessee's rights under Section 13, the Lessee agrees that it will promptly pay all Impositions imposed upon or levied or assessed against the Facility or any portion thereof, the Lessor, the Agent or any Participant in connection with the transactions contemplated by this Lease and the other Operative Documents, or imposed or levied upon, assessed against or measured by any Rent, Additional Rent or other sums payable hereunder, and will furnish to the Lessor upon request copies of official receipts or other proof evidencing such payment; provided, however, that the Lessee shall not be obligated to pay (i) any sales taxes or other Impositions to the extent paid by the Lessor as part of the Funded Amount and financed under the Participation Agreement, (ii) any Impositions which are based upon or measured by the Lessor's, the Agent's or any Participant's income, or which are in substitution for, or relieve the Lessor, the Agent or any Participant from, any actual Imposition based upon or measured by the Lessor's, the Agent's or any Participant's income (excluding, however, Impositions imposed with respect to the payment, receipt or accrual of any indemnity payment under this Lease),
(iii) Impositions constituting Excluded Taxes

(excluding, however, any value-added, license, property or similar Impositions), or (iv) any Impositions attributable to the gross negligence or wilful misconduct of the Agent or any Participant. The Lessee further agrees that, subject to its rights under Section 13, it will, at its expense, do all things required to be done by the Lessor in connection with the levy, assessment, billing or payment of any Impositions it is required to pay pursuant to the preceding sentence, and is hereby authorized by the Lessor to act for and on behalf of the Lessor in any and all such respects and to prepare and file, on behalf of the Lessor, all tax returns and reports required to be filed by the Lessor (other than federal income tax returns and documents related thereto, subject to Section 25) concerning the Facility. The Lessee's payment obligations under this Section 3(d) shall survive the termination of this Lease. In the event that any withholding or deduction from any payment to be made by the Lessee hereunder is required in respect of any Imposition pursuant to any Governmental Requirement, then the Lessee will:

                 (1) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

                 (2) promptly forward to the Lessor, if available, an official receipt or other documentation satisfactory to the Lessor evidencing such payment to such Governmental Authority; and

                 (3) pay to the Lessor such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lessor will equal the full amount the Lessor would have received had no such withholding or deduction been required.

                 (e) Except as provided in Section 4 or as otherwise expressly provided, all payments by the Lessee pursuant to this Lease shall be made by the Lessee to the Lessor. All such payments required to be made to the Lessor shall be made not later than 12:00 noon, New York City time, on the date due, in immediately available funds, to such account with the Agent as the Lessor shall specify from time to time by notice to the Lessee. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, except as otherwise expressly provided herein or in the Participation Agreement, such payment shall be made on the next succeeding Business Day and such extension shall be included in computing Rent, Additional Rent, interest and fees, if any, in connection with such payment.

                 (f) The Lessee shall pay on demand to the Lessor interest at the Post-Default Rate on all amounts payable by the Lessee to the Lessor hereunder in respect of overdue principal of Loans and Certificate Advances from the due date thereof until paid in full.

                 Section 4. Rent. During the Phase Two Construction Period (if the Phase Two Election shall have been made), Rent due on any Rent Payment Date shall be paid by Loans and Certificate Advances from the Participants to the Lessor which the Lessor shall accept, for the credit of the Lessee, as Rent for such Rent Payment Date; and the amount of such Rent shall be added to the Funded Amount; provided, however, that the Lessee may give the Lessor written notice, not later than 10:00 a.m. New York City time on a day which is at least three (3) Business Days prior to such Rent Payment Date that it wishes to pay (and not capitalize) Rent on such Rent Payment Date, in which case, the Lessee shall make such Rent payment for the Lessor in immediately available funds pursuant to the terms hereof.

                 Section 5. Participation Agreement; Agency Agreement. The Lessee and the Lessor are entering into the Participation Agreement with the Guarantor, the Agent and the Participants pursuant and subject to which the Participants will fund for the account of the Lessor the Funded Amount for each Phase as therein provided up to but not exceeding, however, (i) for Phase One, the sum of the Phase One Advance Limit and the Phase One Loan Limit, and (ii) for the entire Facility, the sum of the Aggregate Certificate Commitments and the Aggregate Loan Commitments. In addition, the Lessee is entering into the Agency Agreement with the Lessor pursuant to which the Lessee will act as the Project Agent for the Lessor in causing the completion of certain enhancements and improvements to, and the purchase, construction and installation of, the Facility. Upon funding pursuant to the Participation Agreement, title to all components of the Facility funded shall be and remain in the Lessor, and, commencing with the Lease Commencement Date, the facility shall be subject to
the terms and conditions of this Lease.   Each Phase of the Facility shall be
purchased, manufactured or assembled pursuant to Related Contracts entered into by the Lessee pursuant to the Agency Agreement. After the Lease Commencement Date, if any funding pursuant to the Participation Agreement of an initial payment under any Related Contract is made, then the rights of the Lessee held for the benefit of the Lessor under such Related Contract shall become subject to the provisions of this Lease.

                 Section 6. Title to Remain in the Lessor. The Lessor shall own 100% of the legal and beneficial interest in the Facility. All accessories, equipment, parts and devices affixed or placed on the Facility from time to time by the Lessee and all modifications, alterations, renovations or improvements to the Facility made by the Lessee shall be and become part of the Facility for the purposes of this Lease and shall be Property of the Lessor subject to the terms of this Lease; provided that the Lessor's interest in any portion of the Facility that is replaced by the Lessee in a manner not violative of this Lease shall be deemed released from this Lease (and the Collateral) and thereupon become the Property of the Lessee automatically, without further action by the Lessor, and the Lessor shall perform all acts and execute all documents that the Lessee reasonably requests to give effect to the foregoing at the expense of the Lessee, including the execution and delivery of bills of sale and other documents of transfer. This Lease shall not give or grant to the Lessee any right, title or interest in or to the Facility, except the rights expressly conferred by this Lease.

                 Section 7.       Maintenance of the Facility; Operations.

                 (a) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to:
(i) cause the Facility to be maintained in all material respects in good operating order, repair and condition, in accordance with prudent industry practice and any applicable manufacturer's manuals or warranties, subject to normal wear and tear, and take all action, and make all changes and repairs, structural and non-structural, foreseen and unforeseen, ordinary and extraordinary, which are required pursuant to any Governmental Requirement or Insurance Requirement at any time in effect to assure full compliance therewith in all material respects; and (ii) cause the Facility to continue to have at all times, in all material respects, the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was designed as specified in the Facility Plan.

                 (b) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to, promptly replace, or cause to be replaced, the Facility, or parts thereof which may from time to time be incorporated or installed in or attached to the Facility, and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, obsolete or permanently rendered unfit for use for any reason whatsoever. All replacement parts shall be free and clear of all Liens other than Permitted Liens, and, except for temporary replacement parts utilized pending installation of permanent replacement parts, shall be of a type customarily used in the industry at such time for such purpose, shall be in as good operating condition as, and shall have a utility and useful life at least equal to, the parts replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof) and shall have a value at least equal to the parts replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof).

                 (c) Notwithstanding the provisions of Section 8 and the foregoing provisions of this Section 7, the Lessee shall not (except as may be required by any Governmental Requirement) remove, replace or alter any portion of the Facility or affix or place any accessory, equipment, part or device on any portion of the Facility, if such removal, replacement, alteration or addition would impair the originally intended function or use of the Facility so as to materially reduce the value of the Facility taken as a whole, or materially and adversely affect the estimated useful life of the Facility.

                 (d) The Lessor shall not be required in any way to maintain, repair or rebuild the Facility or any portion thereof and the Lessee waives any right it may now or hereafter have to make any repairs at the expense of the Lessor pursuant to any Governmental Requirement at any time in effect or otherwise.

                 (e) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to:
(i) comply with all applicable Environmental Laws with regard to the Facility and all parts thereof except where the failure to comply with such laws would not have a Material Adverse Effect; and (ii) use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of, any and all hazardous substances in, on or, directly or indirectly, related to or in connection with the Facility or any part thereof in a manner consistent with prudent industry practice and in compliance with any applicable Environmental Law, except where the failure to comply with the foregoing would not have a Material Adverse Effect. The Lessor and the Lessee hereby acknowledge and agree that the Lessee's obligations hereunder with respect to Environmental Laws are intended to bind the Lessee with respect to matters and conditions involving the Facility or any part thereof.

                 Section 8.       Modifications.

                 (a) Subject to the terms of Section 8(b), the Lessee shall have the right to make modifications, alterations, renovations or improvements to the Facility so long as such modifications, alterations, renovations or improvements do not (except as may be required by any Governmental Requirement) (i) materially reduce the value of the Facility as a whole; (ii) materially and adversely affect the capacity and performance of the Facility on a continuing basis in commercial operation of the function for which the Facility was designed as specified in the Facility Plan; (iii) materially deviate from the Facility Plan; and (iv) materially and adversely affect the estimated useful life of the Facility. Within ten (10) Business Days of the end of each calendar quarter, an Authorized Officer of the Lessee shall deliver to the Lessor and the Agent a schedule certifying to the Agent's satisfaction: (x) the nature of the repairs, replacements, modifications, alterations, renovations or improvements to the Facility made during such quarter having a cost of at least $1,000,000 at the time made, and
(y) that the Facility continues to have, in all material respects, the capacity and functional ability to perform on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was designed as specified in the Facility Plan or, if not, specifying the reason for any such deficiency, including, without limitation, the existence and nature of any Loss Event or Casualty Occurrence with respect to the Facility.

                 (b) If the Lessee determines that any part of the Facility is no longer necessary for the performance of the Facility on a continuing basis in commercial operation of the function for which the Facility was designed as specified in the Facility Plan, then the Lessee (except when such action or removal may be required by any applicable Governmental Requirement, in which event, the Lessee shall promptly give the Agent notice of such action or removal) shall give the Lessor and the Agent at least thirty
(30) days' notice prior to taking any action as the result of such determination and shall not remove any such portion unless and until the Agent has determined that (i) such portion is no longer necessary for the performance of the Facility on a continuing basis in commercial operation of the function for which the Facility was designed in all material respects as specified in the Facility Plan, (ii) removal of such portion does not materially reduce the value of the Facility as a whole, and (iii) removal of such portion does not materially and adversely affect the estimated useful life of the Facility; provided, however, that the Lessee may remove any parts or portion of the Facility determined to be no longer necessary for the performance of the Facility as aforesaid at any one time having aggregate book values not exceeding $2,500,000 or at all times during the term of this Lease having aggregate book values not exceeding $5,000,000. This Section 8(b) shall not apply to worn out or obsolete Property or damaged Property (to the extent such damage does not constitute a Casualty Occurrence or Loss Event) removed and replaced in the ordinary course of business by the Lessee.

                 Section 9. Further Assurances. The Lessee, at its expense, shall execute, acknowledge and deliver from time to time such further counterparts of this Lease or such affidavits, certificates, certificates of title, bills of sale, financing and continuation statements, consents and other instruments as may be required by applicable law or reasonably requested by the Lessor in order to evidence the Lessor's title to the Facility and the Lessor's interests in this Lease, and shall, at the Lessee's expense, cause such documents to be recorded, filed or registered in such places as the Lessor may request and to be re-recorded, refiled or re-registered in such places as may be required by applicable law or at such times as may be required by applicable law in order to maintain and continue in effect the recordation, filing or registration thereof. The Lessor shall not grant or create any Lien on the Facility to any Person except Permitted Liens, Liens in favor of the Agent and the Participants and Liens pursuant to this Lease, the Security Instruments and the other Operative Documents.

                 Section 10. Compliance with Governmental Requirements and Insurance Requirements: Related Contracts. The Lessee, at its expense, will comply with all Governmental Requirements applicable to the Facility or any portion thereof or the ownership, construction, operation, mortgaging, occupancy, possession, use, non-use or condition of the Facility or any portion thereof, all Insurance Requirements, and all instruments, contracts or agreements affecting title to ownership of the Facility or any portion thereof except, in each case above, to the extent such non-compliance would not have a Material Adverse Effect. In addition, the Lessee, so long as no Event of Default has occurred and is continuing, is hereby authorized by the Lessor to, and shall, fully and promptly keep, observe, perform and satisfy on behalf of the Lessor any and all obligations, conditions, covenants and restrictions of or on the Lessor or the Lessee under any and all Related Contracts so that there will be no default thereunder that would have a Material Adverse Effect and so that the other parties thereunder shall be, and remain at all times, obliged to perform their obligations thereunder the failure to perform which would have a Material Adverse Effect, and the Lessee, to the extent within its control, shall not permit to exist any condition, event or fact that could allow or serve as a basis or justification for any such Person to avoid such performance, if such avoidance would have a Material Adverse Effect.

                 Section 11.      Condition and Use of Facility; Quiet
Enjoyment.

                 (a) THE FACILITY IS LEASED AS IS, WHERE IS, AND WITH ALL FAULTS AND IN THE CONDITION THEREOF AND SUBJECT TO THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, THE STATE OF THE TITLE THERETO, AND THE RIGHTS OF OWNERSHIP THEREIN, IN EACH CASE AS IN EXISTENCE WHEN THE SAME FIRST BECOMES SUBJECT TO THIS LEASE, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND AS TO TITLE BY THE LESSOR, THE AGENT, ANY PARTICIPANT OR ANY PERSON ACTING ON BEHALF OF ANY OF THEM. THE LESSEE ACKNOWLEDGES AND AGREES THAT THE FACILITY HAS NOT BEEN SELECTED BY THE LESSOR, THE AGENT OR ANY PARTICIPANT, THAT NEITHER THE LESSOR, NOR THE AGENT NOR ANY PARTICIPANT HAS SUPPLIED ANY SPECIFICATIONS WITH RESPECT TO THE MANUFACTURE OF ANY EQUIPMENT AND THAT NEITHER THE LESSOR, THE AGENT NOR ANY PARTICIPANT (I) IS A MANUFACTURER OF, OR VENDOR OF, OR MERCHANT WITH RESPECT TO, ANY OF SUCH EQUIPMENT OR ANY PROPERTY OF SUCH KIND, (II) HAS MADE ANY RECOMMENDATION, GIVEN ANY ADVICE OR TAKEN ANY OTHER ACTION WITH RESPECT TO THE CHOICE OF ANY MANUFACTURER, SUPPLIER OR TRANSPORTER OF, OR ANY VENDOR OF OR OTHER CONTRACTOR, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO EQUIPMENT COMPRISING THE FACILITY, (III) HAS AT ANY TIME HAD PHYSICAL POSSESSION OF ANY SUCH EQUIPMENT, (IV) HAS MADE OR IS MAKING ANY WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE FACILITY, INCLUDING WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, THE DESIGN, CONDITION, QUALITY OF MATERIAL OR WORKMANSHIP, CONFORMITY TO SPECIFICATIONS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER PRESENT OR FUTURE LAW OR OTHERWISE, OR (V) SHALL BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE). IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE FACILITY OR ANY EQUIPMENT OR FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, NEITHER THE LESSOR, NOR THE AGENT NOR ANY PARTICIPANT SHALL HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 11 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, BY THE LESSOR, THE AGENT AND THE PARTICIPANTS WITH RESPECT TO THE FACILITY OR ANY EQUIPMENT, FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT.

                 (b) The Lessor hereby assigns to the Lessee, until the occurrence of an Event of Default, Cancellation Event or Termination Event hereunder, the benefits in respect of any manufacturer's or Vendor's warranties or undertakings, express or implied, relating to the Facility (including any labor, equipment or parts supplied therewith), and, to the extent assignment of the same is prohibited or precludes enforcement of any such warranty or undertaking, the Lessor hereby subrogates the Lessee to its rights in respect thereof. The Lessor hereby authorizes the Lessee, at the Lessee's expense, to assert any and all claims and to prosecute any and all suits, actions and proceedings, in its own name or in the name of the Lessor, in respect of any such warranty or undertaking and, except during the continuance of an Event of Default, or after the occurrence of a Cancellation Event or Termination Event hereunder, to retain the proceeds received, and after the termination of this Lease or after the occurrence and during the continuation of an Event of Default, or after the occurrence of a Cancellation Event or Termination Event, to pay the same in the form received (with any necessary endorsement) to the Lessor.

                 (c) The Lessee may use the Facility for any lawful purpose consistent with the Facility Plan provided that the value of the Facility is not diminished by any such use other than as a result of normal wear and tear in the ordinary course of business. During the term of this Lease, the Lessor covenants that unless an Event of Default, a Cancellation Event or a Termination Event has occurred and is continuing, the Lessor will not, and will not permit any party claiming by, through or under the Lessor to, interfere with the peaceful and quiet possession and enjoyment of the Facility by the Lessee; provided, however, that the Lessor, the Agent, the Participants and their respective successors, assigns, representatives and agents may, upon reasonable notice to the Lessee, enter upon and examine the Facility or any part thereof at reasonable times, subject to the provisions of Section 19. Any failure by the Lessor to comply with the foregoing provisions of this Section 11(c) shall not give the Lessee any right to cancel or terminate this Lease, or to abate, reduce or make reduction from or offset against any Rent, Additional Rent or other sum payable under this Lease, or to fail to perform or observe any other covenant, agreement or obligation hereunder. The Lessee will not do, or fail to do, or permit or suffer to exist any act or thing, which action or thing or failure might impair the value or usefulness of the Facility for the safe and lawful handling of hydrocarbons and other functions contemplated by the design of such Facility, ordinary wear and tear excepted.

                 Section 12.      Liens.

                 (a) The Lessee will not directly or indirectly create, or permit to be created or to remain, and will discharge promptly, at the Lessee's expense, any Lien upon the Lease or the Facility except (i) any Lien being contested as permitted by Section 13, or (ii) Permitted Liens. The Lessor agrees that the Lessee shall have during the term of this Lease the exclusive right (so long as no Default has occurred and is continuing) to grant, create or suffer to exist Permitted Liens in the ordinary course of business and in accordance with prudent industry practices, provided that the fair market value or use of the Facility or the applicable portion thereof is not materially lessened thereby. The Lessor agrees to execute such documents and take all other actions as shall be reasonably necessary, and otherwise to cooperate with the Lessee in connection with the matters described above, provided that all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Lessor in connection therewith shall be borne by the Lessee, and the Lessor shall not be required to execute any document which would, in the opinion of the Lessor, materially and adversely affect the value or use of the Facility or any portion thereof or otherwise materially and adversely affect the transactions contemplated by the Operative Documents or the interests of the Lessor, the Agent or the Participants.

                 (b) The Lessor will not directly or indirectly sell, transfer or otherwise dispose of, or create, or permit to be created or to remain, and will discharge, any Lien of any nature whatsoever on, in or with respect to its interest in the Facility arising by or through it or its actions, except Permitted Liens.

                 (c) The Lessee will not directly or indirectly sell, transfer, or otherwise dispose of, or create, or permit to be created or to remain, and will discharge, any Lien of any nature whatsoever on, in or with respect to its interest in the Facility, except Permitted Liens.

                 (d) The Lessee acknowledges and agrees that this Lease is subsequent, inferior, junior and subordinate in all respects to the Liens created pursuant to the Security Instruments. The Lessee will not contest or otherwise challenge through litigation or by any other means the agreement of the parties hereto that the right, title and interest of the Agent, on behalf of the Participants, as the secured party under the Security Instruments in and to the Facility is senior and superior to the right, title and interest of the Lessee under this Lease.

                 Section 13. Permitted Contests. Notwithstanding any other provision of this Lease to the contrary, after prior written notice to the Lessor and provided there is no material risk of sale, forfeiture or loss of the Facility or any material part thereof, the Lessee may at its expense contest any Imposition which it is required to pay hereunder, by appropriate proceedings conducted in good faith and with due diligence, so long as such proceedings are effective to prevent the collection of such Imposition from the Lessor, the Agent, the Participants or against the Facility or any portion thereof; provided, however, that the actions of the Lessee, as authorized by this Section 13, shall be subject to the express written consent of the Agent and the Lessor if such actions would subject the Agent, the Lessor or any such Participant to any liability not indemnified in full by the Lessee hereunder or any sanction, criminal or otherwise, for failure to pay any such Imposition. The Lessee will pay, and save the Lessor, the Agent and each such Participant harmless against, all losses, Judgments and reasonable costs, including attorneys' fees and expenses, in connection with any such contest and will, promptly after the final determination of such contest, pay and discharge the amounts which shall be imposed or determined to be payable therein, together with all penalties, costs and expenses incurred in connection therewith. The Lessee shall prevent any foreclosure, judicial sale or forfeiture of the Facility or any material portion thereof, or any interference with or deductions from any Rent, Additional Rent or any other sum required to be paid by the Lessee hereunder by reason of such nonpayment or nondischarge of an Imposition. The Lessor shall cooperate with the Lessee in any contest and shall allow the Lessee to conduct such contest (in the name of the Lessor, if necessary) at the Lessee's sole cost and expense. The Lessee shall notify the Lessor of each such proceeding within ten (10) days after the commencement thereof, which notice shall describe such proceeding in reasonable detail.

                 Section 14.      Insurance, etc.

                 (a) The Lessee will, at its own expense, purchase and maintain, or cause to be purchased and maintained, throughout the term of this Lease insurance with respect to its business and the Facility in accordance with the requirements of Schedule 2.

                 (b) The Lessee shall bear all risk of loss, whether by casualty, theft, taking or other confiscation, with respect to the Facility or any portion thereof, at all times during the term of this Lease until possession of the Facility has been accepted by the Lessor pursuant to Section 17.

                 (c) So long as a Termination Event or Cancellation Event shall not have occurred or an Event of Default shall have not occurred and be continuing, any payments, whether constituting insurance proceeds, amounts paid by any Governmental Authority or otherwise, received by the Lessee or the Lessor upon the occurrence of any loss with respect to the Facility or portion thereof (other than a Loss Event or Casualty Occurrence), whether as a result of casualty, theft, taking or other confiscation, shall be applied in payment for necessary repairs and replacement to the Facility in accordance with
Section 7 or, to the extent the costs of such repairs and replacement shall have been paid by the Lessee, to reimburse the Lessee. The Lessee shall be entitled to retain any excess funds remaining after necessary repairs and replacements have been completed and all costs therefor paid in full. Upon the occurrence of any Termination Event or Cancellation Event or upon the occurrence and during the continuance of any Event of Default, the Lessor shall be entitled to receive and retain any such payments for application to the obligations of the Lessee hereunder.

                 (d) Upon a Casualty Occurrence, the Lessee shall give prompt notice thereof to the Lessor and shall within ninety (90) days of the date of such Casualty Occurrence either (i) offer to purchase the whole of the Facility for the Option Price as provided in Section 15(c) or (ii) provide the Lessor with a replacement plan acceptable to the Agent setting forth how the Lessee shall replace, or cause to be replaced, at the Lessee's own cost and expense, within twelve (12) months (but in no event later than the Lease Termination Date) after the date of such Casualty Occurrence, such portion of the Facility which is the subject of a Casualty Occurrence in accordance with this Section 14(d) and Section 7. If the Lessee chooses the latter option, within the later to occur of (x) 120 days after the date of the Casualty Occurrence and (y) satisfaction of all applicable Governmental Requirements, and obtaining all authorizations of Governmental Authorities, required therefor (but in no event later than 180 days after the date of the Casualty Occurrence), the Lessee shall have commenced repairs or replacements as specified in the replacement plan. After completion of the repairs and replacements, the Lessee shall demonstrate to the satisfaction of the Agent that operations, capacity and production from the Facility have been restored to the standards required for Completion.

                 (e) All replacement parts of the Facility (other than temporary replacement parts installed pending installation of permanent replacement parts) installed pursuant to Section 14(d) shall be free and clear of all Liens except Permitted Liens, and shall be in as good operating condition as, and shall have a value and utility at least equal to, the parts replaced immediately prior to the Casualty Occurrence to which such parts were subject. For purposes of this Lease (including without limitation Section 14(d) and Section 7), the Funded Amount and the Book Value of the replacement parts shall be deemed to equal the Funded Amount and the Book Value of the part(s) replaced thereby. All parts of the Facility at any time removed from this Lease pursuant to Section 14(d) and Section 7 shall remain the property of the Lessor, no matter where located, until such time as insurance proceeds have been received by the Lessor at least equal to the Book Value of such portion of the Facility or such portion shall be replaced by suitable items which have been incorporated or installed on or attached to the Facility and which meet the requirements specified above. Immediately upon any permanent replacement parts becoming incorporated or installed on or attached to the Facility as provided above, without further act, such permanent replacements shall become subject to this Lease and be deemed part of the Facility for all purposes hereof to the same extent as any other parts of the Facility. All amounts of insurance proceeds for Property losses and all other proceeds (whether resulting from damage or destruction or from condemnation, confiscation or seizure) relating to the Facility shall be deposited into the Restoration Account from any losses exceeding $5,000,000 per occurrence and held and released, together with accrued interest thereon, as hereinafter provided. So long as a Cancellation Event or Termination Event shall not have occurred or an Event of Default shall not have occurred and be continuing, and provided that the Lessor and the Agent shall have received a written application of the Lessee accompanied by a certificate of an Authorized Officer of the Lessee showing in reasonable detail the nature of any necessary repair, rebuilding and restoration, the actual cash expenditures necessary for such repair, rebuilding and restoration, the expected total expenditures required to complete such work and evidence that sufficient funds are or will be available to complete such work on a timely basis (such certificate to be acceptable to the Agent in all respects), then the amounts available in the Restoration Account, together with accrued interest thereon, shall be released by the Lessor immediately upon receipt of such certification or, if applicable, from time to time on the last Business Day of each month during the period of repair, rebuilding and restoration in payment therefor against presentation to the Lessor of a certificate executed by an Authorized Officer of the Lessee to the effect that expenditures have been made, or costs incurred, by or for the account of the Lessee or are reasonably anticipated to be made during the immediately following three month period in a specified amount for the purposes of making repairs, rebuilding and restoration in the amounts specified, that no Event of Default, Cancellation Event or Termination Event exists and all conditions precedent herein provided relating to such withdrawal and payment have been satisfied. Upon the occurrence of any Event of Default, Termination Event or Cancellation Event, the Lessor shall be entitled to retain all amounts in the Restoration Account for application to the obligations of the Lessee hereunder.

                 (f) If any Loss Event shall occur, the Lessee shall promptly notify the Lessor and the Agent of such event in writing.

                 Section 15.      Termination; Cancellation; Purchase Option.

                 (a)      (i) The termination of this Lease in accordance with
         Section 2(b) (whether upon the scheduled expiration hereof or by the refusal to agree to extend the then current Lease Termination Date) shall be a "Termination Event", the effect of which shall be to cause this Lease to terminate on the then current Lease Termination Date.

                          (ii) If a Termination Event occurs, the Lessee, on the Lease Termination Date, shall, in accordance with the terms of
         Section 2(b), without further notice or demand to the Lessee, either

                 (A) purchase the Facility from the Lessor for the Option Price; or

                 (B)      so long as no Default has occurred and is continuing:

                          (1) pay to the Lessor the Residual Guaranty Amount for the Facility; and

                          (2) attempt to sell (until such time as the Lessor shall have terminated, in accordance with the Agency Agreement, the Lessee's obligation to so attempt to sell the Facility), subject to the Agent's prior written approval, the Facility, as agent for the Lessor, without recourse or warranty by the Lessor, for a net cash purchase price not less than, and remit to the Lessor the net cash sales proceeds equal to, the Funded Amount less any amount paid pursuant to Section 15(a)(ii)(B)(1). The Lessor and/or the Agent shall also have the right (but not the obligation) to sell the Facility and/or solicit bids, each in its sole and absolute discretion.

                 (b) (i) Each of the following events shall be a "Cancellation Event", the effect of which shall be to cause this Lease to be terminated in accordance with the following provisions on the "Cancellation Date" specified:

                 (A) the existence of an Event of Default and the delivery by the Agent to the Lessee of a notice stating that the Lessor elects to terminate this Lease by reason of the existence of such Event of Default, in which case the Cancellation Date will be the fifth (5th) Business Day after the date of delivery of said notice to the Lessee; or

                 (B) the occurrence of a Loss Event, in which case the Cancellation Date shall be the tenth (10th) Business Day after such event occurs; or

                 (C) upon the occurrence of a Casualty Occurrence in respect of the Facility and the failure of the Lessee to purchase the Facility or to replace or repair the Facility or such portion thereof in accordance with, and within the time required by, Section 14 and the delivery by the Agent to the Lessee of a notice after the expiration of such time stating that the Lessor elects to terminate this Lease by reason of the existence of such Casualty Occurrence, in which case the Cancellation Date shall be the tenth (10th) Business Day after the date of delivery of said notice.

                          (ii) If a Cancellation Event occurs, the Lessee, on the Cancellation Date, shall, without further notice or demand to the Lessee, purchase the Facility from the Lessor for the Option Price.

                 (c) The Lessee may, from time to time and at any time, deliver to the Lessor and the Agent notice of its intent to terminate this Lease, in which case the Lessee shall purchase the Facility from the Lessor for the Option Price on any Business Day which is not less than thirty (30) nor more than sixty (60) days after such notice (the "Option Date"). Upon payment in full of the Option Price, this Lease shall terminate.

                 (d) This Lease shall cease and terminate on the Lease Termination Date, Cancellation Date or Option Date, as appropriate, except with respect to obligations and liabilities of the Lessee, actual or contingent, which arose under this Lease on or prior to its termination, and which have not been satisfied (which obligations shall continue until satisfied and which include, but are not limited to, obligations for Rent, Additional Rent, the Option Price and the Residual Guaranty Amount), and except for obligations of the Lessee which by the terms of this Lease expressly survive termination. Promptly after either the Lessee or the Lessor shall learn of the happening of any Termination Event or Cancellation Event, such party shall give notice thereof to the other party hereto and to the Agent.

                 Section 16. Transfer of Title on Removal of Facility; Expenses of Transfer.

                 (a) Upon any sale or purchase permitted by Section 15, the Lessor will transfer to the Lessee or the appropriate Third Party all of its title to and legal and beneficial ownership interest in the Facility, free of any Liens created by, through or under the Lessor, but otherwise without representation or warranty of any nature whatsoever.

                 (b) Whenever the Lessee has the right to purchase or transfer to itself the Facility pursuant to any provision of this Lease, the Lessee may cause such purchase to be effected by, or such transfer to be effected to, any other Person specified by the Lessee, but in no event shall the Lessee be relieved from any of its obligations hereunder as a result thereof.

                 (c) Upon any sale or transfer of the Facility pursuant to any provision of this Lease, the Lessee shall pay the expenses of the Agent and the Lessor, including, without limitation, reasonable attorneys' fees and expenses, in connection with such sale or transfer.

                 (d) If, on the Lease Termination Date, the Lessee or any of its Affiliates has not elected to acquire the Facility, the Lessee shall surrender the Facility to the Lessor free from all Liens other than Permitted Liens, in the same operating condition (except for ordinary wear and tear) and having the same capacity, efficiency and original estimated useful life as the Facility had on the Lease Commencement Date (except to the extent, if any, increased by the Phase Two Completion), and in compliance in all material respects with all Environmental Laws. To evidence the foregoing and accomplish the surrender of the Facility, the Lessee shall provide the following items within nine (9) months prior to the then current Lease Termination Date, with final confirmation of the same at least thirty (30) days but not more than sixty (60) days prior thereto:

                 (i) evidence satisfactory to the Agent that all Applicable Permits, Related Contracts, patents, trademarks and copyrights, and all other rights and services reasonably required to operate the Facility have been, or on or prior to the Lease Termination Date shall be, transferred to the Lessor (or the Lessor has been, or on or prior to the Lease Termination Date shall be, given the right to use each such item) and can be transferred to (or used
         by) any successor or assignee of the Lessor without further consent or approval by any Person (subject only to normal Governmental Requirements);

                 (ii) conveyancing, assignment, transfer, termination and other documents that, in the sole discretion of the Lessor, the Agent and the Participants, are sufficient to (A) convey to the Lessor good and marketable title to the Facility, free and clear of all Liens except Permitted Liens (other than those described in clause (ii) of the definition of Permitted Liens), (B) terminate the rights of the Lessee and all other Persons in and to the Facility, and (C) ensure the continued validity and enforceability of the Ground Lease;

                 (iii) evidence satisfactory to the Agent that the Facility has been operated and maintained in accordance with the requirements of the Operative Documents, all Governmental Requirements, all Applicable Permits and prudent industry practices;

                 (iv) evidence satisfactory to the Agent that the Facility is operating in accordance with the requirements set forth in the Facility Plan, meets or exceeds the original design specifications and is capable of operating as a cryogenic liquids extraction plant with the capacity set forth in the Facility Plans for Phase One (and Phase Two, to the extent undertaken), and has the original estimated useful life contemplated by the Facility Plans;

                 (v) evidence satisfactory to the Agent, in its sole discretion, that (A) no default exists under the Support Agreement,
         (B) all agreements and arrangements to provide the services and rights contemplated by the Support Agreement are in place, executed by the parties thereto, and are valid, enforceable and in full force and effect on or before the Lease

         Termination Date, and (C) such agreements and arrangements adequately provide for the services and other rights contemplated by the Support Agreement;

                 (vi) a Phase One environmental audit, conducted by an independent environmental engineering firm reasonably acceptable to the Lessor and the Agent, in scope and substance satisfactory to the Lessor and the Agent, reflecting compliance in all material respects of the Facility with all applicable Environmental Laws;

                 (vii) an executed through put agreement to satisfy the obligations of the Lessee under Section 3 of the Support Agreement; and

                 (viii) such other documents, instruments, legal opinions, surveys and other items as the Lessor and/or the Agent may reasonably request to evidence to the satisfaction of each of the Lessor, the Agent and the Participants (in each case, in their sole discretion) that (A) the Lessor has all Property, services, Permits, assets and rights necessary to own, operate and maintain the Facility from and after the Lease Termination Date, and (B) no Default, Loss Event or Casualty Occurrence then exists.

         To the extent the Facility is not in the condition required by this
         Section 16(d), the Lessee will pay to the Lessor such additional amounts as are reasonably required to place it in compliance. The Lessee shall also pay all costs and expenses relating to the surrender and clean-up in connection with the surrender of the Facility as may be required by Governmental Requirements or Insurance Requirements or which are otherwise necessary to consummate the delivery of possession of the Facility to the Lessor hereunder.

                 Section 17.      Events of Default and Remedies.

                 (a) Each of the following acts or occurrences shall constitute an "Event of Default" hereunder:

                 (i) default in the payment of the Option Price on the Option Date or the Cancellation Date, as appropriate, or the payment of the Residual Guaranty Amount on the Lease Termination Date; or the default in the payment when due of any Rent and the continuance of such default for five (5) Business Days thereafter; or the default in the payment when due of any Additional Rent, the amount of any Indemnified Risk or any other amount due hereunder and the continuance of such default for thirty (30) days thereafter; or

                 (ii) any representation or warranty made or deemed made by the Lessee herein, in any other Operative Document or otherwise in writing in connection with or pursuant to this Lease, shall be false or misleading in any material respect on the date made or deemed made; or

                 (iii)    an Event of Default under the Participation
         Agreement; or

                 (iv) (A) the Lessee shall (1) generally not pay its debts as such debts become due; or (2) admit in writing its inability to pay its debts generally; or (3) make a general assignment for the benefit of creditors; or (B) any proceeding shall be instituted or consented to by the Lessee seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (C) any such proceeding shall have been instituted against the Lessee and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (D) the Lessee shall take any corporate action to authorize any of the actions set forth above in this subsection (iv).

                 (b) Upon the occurrence and during the continuance of any Event of Default, the Lessor may do any one or more of the following:

                 (i) proceed by appropriate judicial proceedings, either at law, in equity or in bankruptcy, to enforce performance or observance by the Lessee of the applicable provisions of this Lease, or to recover damages for the breach of any such provisions, or any other equitable or legal remedy, all as the Lessor shall deem necessary or advisable; or

                 (ii) by notice to the Lessee, either (x) cancel this Lease in accordance with Section 15, whereupon the Lessee's interest and all rights of the Lessee to the use of the Facility shall forthwith terminate subject to the Lessee's rights under such Section 15 to acquire the Facility on the Cancellation Date as provided herein, but the Lessee shall remain liable with respect to its obligations and liabilities hereunder; or (y) terminate the Lessee's right to possession of the Facility or any portion thereof.

                 (c) After the occurrence and during the continuance of a Cancellation Event or Termination Event, in the event the Lessor elects not to terminate this Lease and the Lessee has not exercised its options under Section 15(c), this Lease shall continue in effect and the Lessor may enforce all of the Lessor's rights and remedies under this Lease, including, without limitation, the right to recover the Rent and Additional Rent as it becomes due under this Lease. For the purposes hereof, the following do not constitute a cancellation or termination of this Lease: (i) acts of maintenance or preservation of the Facility or any portion thereof, (ii) efforts by the Lessor or the Agent to relet the Facility or any portion thereof, including, without limitation, termination of any sublease of the Facility and removal of any subtenant from the Facility, (iii) or the appointment of a receiver upon the initiative of the Lessor to protect the Lessor's interest under this Lease.

                 (d) If (i) on the Lease Termination Date, the Facility is not acquired by the Lessee or its designee, or (ii) on the Cancellation Date or Option Date, the Lessee or its designee has defaulted in its obligation to acquire the Facility, then the Lessor shall have the immediate right of possession of the Facility and the right to enter onto the Site, and the Lessor may thenceforth hold, possess and enjoy the Facility free from any rights of the Lessee and any Person claiming by, through or under the Lessee. The Lessor shall be under no liability by reason of any such repossession or entry onto the premises of the Lessee.

                 (e) Should the Lessor elect to repossess the Facility or any portion thereof upon cancellation or termination of this Lease or otherwise in the exercise of the Lessor's remedies, the Lessee shall peaceably quit and surrender the Facility or any such portion thereof to the Lessor and either (i) deliver possession of the Facility to the Lessor or (ii) allow Lessor or its agents or assigns to enter onto the Facility and the lands upon which the Facility is located to remove any and all of such Facility at the expense of the Lessee, and neither the Lessee nor any person claiming through or under the Lessee shall thereafter be entitled to possession or to remain in possession of the Facility or any portion thereof but shall forthwith peaceably quit and surrender the Facility to the Lessor.

                 (f) At any time after the repossession of the Facility or any portion thereof, whether or not this Lease shall have been cancelled or terminated, the Lessor may (but shall be under no obligation to) relet the Facility or the applicable portion thereof without notice to the Lessee, for such term or terms and on such conditions and for such usage as the Lessor in its sole and absolute discretion may determine. The Lessor may collect and receive any rents payable by reason of such reletting, and the Lessor shall not be liable for any failure to relet the Facility or for any failure to collect any rent due upon any such reletting.

                 (g) The remedies herein provided in case of an Event of Default shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies existing at law, in equity or in bankruptcy. Lessor may exercise any remedy without waiving its right to exercise any other remedy hereunder or existing at law, in equity or in bankruptcy.

                 (h) No waiver by the Lessor hereunder of any Default shall constitute a waiver of any other or subsequent Default. To the extent permitted by applicable law, the Lessee waives any right it may have at any time to require the Lessor to mitigate the Lessor's damages upon the occurrence of a Default by taking any action or exercising any remedy which may be available to the Lessor, the exercise of remedies hereunder being at the discretion of the Lessor.

                 Section 18. Change in the Lessee's Name or Structure. The Lessee will not change its name, identity or corporate structure (including, without limitation, any merger, consolidation or sale of substantially all of its assets) without notifying Lessor of such change in writing at least thirty (30) days prior to the effective date of such change.

                 Section 19. Inspection; Right to Enter Premises of the Lessee. The Agent, the Lessor, any Participant or their respective authorized representatives may (but without any obligation to do so) (i) enter upon the Facility or any premises of the Lessee at reasonable times upon reasonable advance notice in order to inspect the Facility (subject to the availability thereof for inspection and compliance with applicable safety requirements of Lessee and applicable Governmental Requirements) and to inspect, audit and make copies of all documents and instruments in the possession of the Lessee relating to the Facility that are reasonably necessary or appropriate for the Agent, the Lessor or such authorized representatives to determine the truth and accuracy of any schedule, annex, exhibit or representation delivered or made hereunder, or compliance by the Lessee with any of the agreements herein contained, and (ii) discuss the condition and performance of the Facility with the Authorized Officers of the Lessee.

                 Section 20. Right to Perform the Lessee's Covenants. Subject to Section 13, if the Lessee shall fail to make any payment or perform any act required to be made or performed by it hereunder, the Agent or the Lessor, upon notice to or demand upon the Lessee but without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Lessee as, at the Lessor's sole discretion, may be necessary or appropriate therefor and, upon the occurrence and during the continuance of a Cancellation Event or Termination Event, may enter upon the Facility for such purpose and take all such action thereon as, at the Lessor's sole discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All sums so paid by the Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses so incurred) shall be paid by the Lessee to the Lessor on demand as Additional Rent.

                 Section 21.      Participation by Co-Lessees or Sublessees.

                 (a) Except as otherwise permitted in this Section 21 or the Declaration or in Section 9.01(e) of the Participation Agreement, neither the Lessor nor the Lessee may assign its rights or obligations under this Lease without the prior consent of all of the Participants and the Agent. The Lessor has granted a Lien on this Lease to the Agent for the benefit of the Participants to secure the obligation of the Lessor under the Participation Agreement. The Agent, acting on behalf of the Participants, shall be entitled to exercise all of the rights, remedies, powers and privileges herein conferred upon Lessor (including, without limitation, in any bankruptcy proceeding), to give or withhold all consents required to be obtained from Lessor hereunder, to give all notices on behalf of the Lessor including notices regarding Rent and Additional Rent due hereunder, to receive all payments to be made to the Lessor hereunder and to approve any sale of the Facility pursuant to Section 15 to a Person other than the Lessee or any designee of the Lessee or for a price less than the Option Price.

                 (b) The Lessor and the Lessee may from time to time, so long as no Event of Default, Cancellation Event or Termination Event shall have occurred and be continuing, enter into documentation amending this Lease and, as necessary, the Operative Documents, to evidence the undertaking of a Person (a "Co-Lessee") to be responsible for all or certain obligations of the Lessee and the attendant reduction in the obligations of the Lessee hereunder, subject in every case to (i) the prior written approval of the Lessor, the Agent and each Participant, each acting in its sole discretion in approving said Co-Lessee and the documentation amending this Lease and the Operative Documents, it being understood that any of the Lessor, the Agent or the Participants may for any reason whatsoever elect not to grant such approval, in which case this Lease shall not be amended; (ii) such documentation shall expressly state that such assignment is subject and subordinate to the terms of this Lease and the Liens created by the Security Instruments; and (iii) the Lessee remaining primarily liable for all obligations of the tenant of the Facility under this Lease. Any assignment made otherwise than as expressly permitted by this Section 21 shall be null and void and of no force and effect.

                 (c) The Lessee may, from time to time, so long as no Event of Default, Cancellation Event or Termination Event shall have occurred and be continuing, enter into a sublease and such other documentation as may be necessary with one or more Persons (each a "Sublessee"). In any event, any documentation executed by the Lessee in connection with the subletting of the Facility (i) shall expressly state that such sublease is subject and subordinate to the terms of this Lease and the Liens created by the Security Instruments and (ii) shall not provide for a sublease term ending after the then current Lease Termination Date. Upon request of the Lessor, the Lessee will furnish to the Lessor copies of all subleases and related documentation entered into by the Lessee from time to time. No sublease permitted by the terms hereof will reduce in any respect the obligations of the Lessee hereunder, it being the intent of the Lessee and the Lessor that the Lessee be and remain directly and primarily liable as a principal for its obligations hereunder. Any sublease made otherwise than as expressly permitted by this Section 21(c) shall be null and void and of no force or effect.

                 Section 22. Notices. Except as otherwise provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, if to the Lessee, at 1 Paul Kayser Center, 100 North Stanton Street, El Paso, Texas 79901, Attention: Senior Vice President and Chief Financial Officer, Telecopier: (915) 541-5008; if to the Lessor, at Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention:
Corporate Trust Department, Telecopier: (617) 664-5371; with copies to the Agent at 270 Park Avenue, New York, New York 10017, Attention: John Gehebe,
Telecopier: (212) 270-4892; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.
All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answerback or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. A notice received by the Lessor or the Agent by telephone shall be effective if the Lessor or the Agent believes in good faith that it was given by an authorized representative of the Lessee and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

                 Section 23. Amendments and Waivers. The provisions of this Lease may from time to time be amended, modified or waived only if such amendment, modification or waiver is in writing and consented to by the Lessee, the Lessor and the Agent and, if applicable, in accordance with Section 21.

                 Section 24. Severability. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 Section 25. Federal Income Tax Considerations. It is the understanding of the parties that for income tax purposes this transaction will be treated as a financing and the Lessee will be treated as the owner of the Facility; and the Lessee and the Lessor agree not to take any action inconsistent with such treatment, subject to the following sentence. Notwithstanding anything in this Section to the contrary, the Lessor and/or the Agent retain the right to assert that it is the owner of the Facility subject to this Lease for income tax purposes in the event that there is a determination (within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended, or with respect to state or local income tax, a comparable determination under state or local law) that the Lessee is not to be treated as the owner of the Facility.

                 Section 26. Other Provisions. In order to protect the rights and remedies of the Lessor and the Lessee both during the term of this Lease and following a Default, an Event of Default, a Termination Event or a Cancellation Event, and for the purposes of Federal, state and local income and ad valorem taxes and Title 11 of the United States Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect for the relief of debtors), the parties hereto intend that (a) this Lease be treated as the repayment and security provisions of a loan by Lessor to Lessee in the amount of the Facility Costs, (b) all payments of Rent, Additional Rent, the Residual Guaranty Amount and the Option Price be treated as payments of principal, interest and other amounts owing with respect to such loan, respectively, (c) the Lessee should be treated as entitled to all benefits of ownership of the Facility or any part thereof, (d) this Lease be treated as a mortgage and security agreement or other similar instrument (the "Mortgage") from Lessee, as mortgagor, and as a security agreement from the Lessee, as debtor, to the Lessor, as secured party, encumbering the Facility, and that the Lessee, as debtor, hereby grants to the Lessor, for the use and benefit of the Agent and the Participants, as beneficiaries, (collectively, the "Secured Party") a first and prior Lien on and security interest in the equipment, fixtures, and any and all other personal property of any kind or character comprising the Facility and all proceeds therefrom, in each case being effective as of the date of this Lease. In such event, the Lessor shall have all of the rights, powers and remedies of a mortgagee and a secured party available under applicable law, including, without limitation, judicial or nonjudicial foreclosure or power of sale, and the amounts secured by the Liens and security interests shall be the Funded Amount plus any other amounts owing to the Lessor, the Agent or the Participants under the Operative Documents. The filing of this Lease shall be deemed to constitute the filing of a mortgage and the filing of any financing statement in connection with this Lease shall be deemed to constitute the filing of a financing statement to perfect the mortgage lien and security interests in the Facility as aforesaid to secure the payment of all amounts due from time to time from the Lessee to the Lessor under this Lease and the other Operative Documents. If this transaction is treated as a financing, the obligation arising hereunder shall be with full recourse to the Lessee and shall not be treated as recourse only to the Facility. To the fullest extent permitted by applicable law, the Lessor and the Lessee intend that the Facility (other than the real property constituting the Site) be and remain at all times personal property regardless of the manner or extent to which any of the Facility (other than the real property constituting the Site) may be attached or affixed to any real property. Except as required by applicable law, the Lessee shall not under any circumstances take any action or make any filing or recording which would cause the Facility (other than the real property constituting the Site) to be deemed to be real property or permit any Person to obtain any interest in the Facility (other than the real property constituting the Site) as a result of the Facility (other than the real property constituting the Site) being deemed to be in whole or in part real property.

                 For purposes of New Mexico law, THIS MORTGAGE SECURES FUTURE ADVANCES UP TO A MAXIMUM OF $80,000,000. Lessee agrees that, pursuant to N.M. Stat. Ann. Section 39-5-19 (1978), the period of redemption after any foreclosure sale shall be one (1) month in lieu of nine (9) months.

                 In order to preserve the security interest provided for herein, each of the Lessor and the Lessee agrees to abide by the following provisions with regard to the Facility (for purposes of this Section, hereinafter referred to as "Collateral"):

                 (a) Change in Location of Collateral or the Lessee. The Lessee will notify the Secured Party on or before the date of any change in location of the Collateral with a value in excess of $5,000,000 and will, on or before the date of any change in location of the Collateral, prepare and file new or amended financing statements as necessary so that the Secured Party shall continue to have a first and prior perfected Lien subject to Permitted Liens in such Collateral after such change in location. The Lessee will give the Secured Party thirty (30) days' prior written notice of any change in the location of the Lessee's chief executive office or address.

                 (b) Documents; Collateral in Possession of Third Parties. If certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, the Lessee will cause the interest of the Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to the Secured Party. If any Collateral with a value in excess of $5,000,000 is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, the Lessee shall notify such Person of the Secured Party's security interest in such Collateral. Upon the Secured Party's request, the Lessee shall instruct any such Person to hold all such Collateral for the Secured Party's account subject to the Lessee's instructions, or, if an Event of Default shall have occurred and be continuing, subject to the Secured Party's instructions.

                 (c) Sale, Disposition or Encumbrance of Collateral. Except for Permitted Liens, as permitted by any of the Operative Documents or with the Secured Party's prior written consent, the Lessee will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than the Secured Party.

                 (d) Proceeds of Collateral. Except as permitted by any of the Operative Documents, the Lessee will deliver to the Secured Party promptly upon receipt all proceeds delivered to the Lessee from the sale or disposition of any Collateral. This Section shall not be construed to permit sales or dispositions of the Collateral except as may be elsewhere expressly permitted by this Lease or the other Operative Documents.

                 (e) Further Assurances. Upon the request of the Secured Party, Lessee shall (at Lessee's expense) execute and deliver all such mortgages, deeds of trust, assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as the Secured Party may reasonably request to perfect the Secured Party's interest in the Collateral or to protect, enforce or otherwise effect the Secured Party's rights and remedies hereunder, all in form and substance satisfactory to the Secured Party.

                 (f) Collateral Attached to Other Property. In the event that the Collateral is to be attached or affixed to any real property, the Lessee hereby agrees that a financing statement which is a fixture filing may be filed for record in any appropriate real estate records. If the Lessee is not the record owner of such real property, it will provide the Secured Party with any additional security documents or financing statements necessary for the perfection of the Secured Party's Lien in the Collateral, as requested by the Secured Party.

                 (g) Lease. The Lease will not be amended, supplemented or modified without the written consent of the Secured Party. All payments under the Lease shall be made only to such account as specified by the Secured Party.

                 Section 27. Hart-Scott-Rodino Act Compliance. The Lessee shall make all necessary filings and notifications under the HSR Act, if any, and fully comply with the terms of the HSR Act (including any applicable interpretations thereunder) in connection with any purchase or sale of the Facility.

                 Section 28.      Miscellaneous.

                 (a) THIS LEASE AND THE OTHER OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LESSEE AND THE LESSOR AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. THIS WRITTEN LEASE AND THE OTHER OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 (b) Notwithstanding anything to the contrary contained in this Lease, the execution of this Lease and any other instrument or document executed in connection herewith shall not impose upon any director, officer or employee of the Lessee, the Agent or the Lessor personal liability for the Lessee's, the Agent's and the Lessor's respective obligations under this Lease or any other instrument or document executed in connection herewith; provided the foregoing shall not relieve any such director, officer or employee of personal liability for his or her fraud or intentional misconduct.

                 (c) Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                 (d) THIS LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO RELATING TO THE FACILITY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OR ANY SIMILAR SUCCESSOR PROVISION THERETO) BUT EXCLUDING ALL OTHER CONFLICT-OF-LAWS RULES; EXCEPT THAT, TO THE EXTENT REQUIRED BY THE LAWS OF THE STATE OF NEW MEXICO, THE LAWS OF THE STATE OF NEW MEXICO SHALL GOVERN (I) THE CREATION AND EXISTENCE OF THIS LEASE, (II)
SECTION 26 OF THIS LEASE, AND (III) THE ENFORCEMENT OF THE RIGHTS OF LESSOR TO REPOSSESS THE FACILITY FROM LESSEE AFTER THE EARLIER OF THE TERMINATION OF THIS LEASE OR THE TERMINATION OF LESSEE'S RIGHT TO POSSESSION OF THE FACILITY.

                 (e) Nothing in this Lease, express or implied, shall give to any Person, other than the parties hereto and the Agent and their respective successors and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Lease including, without limitation, under any provision of this Lease regarding the priority or application of any amounts payable hereunder.

                 (f) This Lease may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 (g) EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS LEASE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY

RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                 (h) In the event that any one or more of the provisions contained in this Lease shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Lease.

                 (i) Notwithstanding anything to the contrary contained in this Lease or any of the Operative Documents, the amounts which the Lessee is obliged to pay pursuant to this Lease and the other Operative Documents, and the amounts which the Lessor, the Agent and the Participants are entitled to receive pursuant to this Lease and the other Operative Documents, are subject to the limitations set forth in Section 12.15 of the Participation Agreement.

                 (j) Time is of the essence in connection with the payment of Rent, Additional Rent and all other amounts payable hereunder and the performance of the Lessee's other obligations hereunder.

                 (k) No recourse shall be had against the Lessor or its successors and assigns and their directors, officers, shareholders, employees or agents for any claim based on any failure by the Lessor in the performance or observance of any of the agreements, covenants or provisions contained in this Lease; and in the event of any such failure, recourse shall be had solely against the rights and interests of the Lessor in the Trust Estate; provided that nothing contained in this Lease or other any Operative Document shall be taken to prevent enforcement of any claim against the Lessor or any other Person arising out of or in connection with the Lease or any other Operative Document based upon fraud, gross negligence or willful misconduct of the Lessor or any director, officer, shareholder, employee or agent of the Lessor or its successors and assigns.

                 IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        LESSEE:

                                        EL PASO NEW CHACO COMPANY



                                        By
                                          -------------------------------------
                                                 John M. Green, Jr.
                                                 Vice President and Treasurer




                                        LESSOR:

                                        STATE STREET BANK AND TRUST
                                         COMPANY, not in its
                                         individual capacity but solely
                                         as Trustee


                                        By:
                                           -------------------------------------
                                                 Arthur J. MacDonald
                                                 Assistant Vice President

STATE OF TEXAS            Section
                          Section
COUNTY OF HARRIS          Section

                 This instrument was acknowledged before me on February ___, 1995 by John M. Green, Jr., as Vice President and Treasurer of El Paso New Chaco Company, a Delaware corporation, on behalf of such corporation.


                                        -------------------------------
                                        Notary Public for the State of Texas


                                        My commission expires: ------------





COMMONWEALTH OF MASSACHUSETTS     Section
                                  Section
COUNTY OF SUFFOLK                 Section

                 This instrument was acknowledged before me on February ___, 1995 by Arthur J. MacDonald, as Assistant Vice President of State Street Bank and Trust Company, on behalf of such bank and trust company, not in its individual capacity but as Trustee for the Chaco Liquids Plant Trust.


                                        -------------------------------
                                        Notary Public for the Commonwealth
                                        of Massachusetts

                                        My commission expires: ------------

                                   EXHIBIT A

                              Description of Site

         A parcel of land located in the Southwest quarter of Section 16, Township 26 North, Range 12 West, N.M.P.M., New Mexico. Being more particularly described as:

         COMMENCING at the Southwest corner of said Section 16, THENCE: N 88-15-01 E a distance of 1897.04 feet to the "TRUE POINT OF BEGINNING".

         THENCE: N 00-06-54 W a distance of 450.00 feet,

         THENCE: N 89-53-03 E a distance of 360.00 feet,

         THENCE: S 00-06-54 E a distance of 450.00 feet,

         THENCE: S 89-53-03 W a distance of 360.00 feet to the "TRUE POINT OF
                 BEGINNING".

                          Containing 3.72 Acres.

                                   SCHEDULE 2

                             Insurance Requirements


         The Lessee will provide, or cause to be provided, insurance in accordance with the terms of this Schedule, which insurance shall be placed and maintained with Permitted Insurers.

         (a)     Insurance Coverages and Limits

         At all times subsequent to the Phase One Completion Date, the Lessee shall provide, or cause to be provided, the following property and liability coverages with respect to the Facility:

                 (i) all-risk property coverage, with limits of coverage at least equal to the replacement cost (which limits shall be not less than $56,000,000, or, if the Phase Two Election is made, $80,000,000 for the Facility), which insurance coverage may, at the Lessee's option, be included under any "blanket" policy maintained by Guarantor so long as such "blanket" policy provides for all-risk property coverage with respect to the Facility and any other Property covered thereby, with limits of coverage at least equal to the aggregate replacement cost of the Facility (provided, however, that such insurance, in either case, shall provide for replacement cost coverage, provided that the insured property is replaced, and, provided further, that the insurance shall not have the effect of causing the Lessee or any of its Affiliates to be deemed a co-insurer), with respect to the Lessee and any Affiliate of the Lessee providing services with respect to the Facility, or if the Lessee elects to effect the coverage required by this Paragraph under a "blanket" policy, Lessee, Guarantor and its Affiliates insured thereby, such insurance to include, coverage for (x) floods, windstorms, hurricanes, tornados, earthquakes, collapse and other perils (including debris removal and cleanup) and such insurance to cover equipment separated from the Facility, transit of equipment and consumables to and from the Facility, labor claims, in each case with respect to the Facility, and such insurance to include coverage for all other risks and occurrences customarily included under all-risk policies available with respect to Property similar in construction, location, occupancy and operation to the Facility (or the Facility and all other Property insured thereby if all are covered under a "blanket" policy), and (y) "boiler and machinery" property damage insurance on a comprehensive basis with respect to damage to the machinery, plants, equipment or similar apparatus (including production machinery) included in the Facility (or the Facility and all other Property insured thereby if all are covered under a "blanket" policy), from risks and in amounts normally insured against under machinery policies.

                 (ii)

                          (1)     statutory workers' compensation and
                 occupational disease insurance in accordance with applicable state and federal law, and employer's liability insurance with primary and excess coverage limits of not less than $5,000,000;

                          (2) commercial general liability insurance covering operations of the Lessee, contractual liability coverage, contingent liability coverage arising out of the operations of the Facility, cross-liabilities coverage, sudden and accidental seepage





                                (Schedule 2) - 1
                 and pollution coverage, and other coverage for hazards customarily insured with respect to Property similar in construction, location, occupancy and operation to the Facility, with limits complying with the underlying requirements of the excess liability policy described in Paragraph (a)(ii)(3);

                          (3) excess commercial liability insurance in excess of the liability policies described in Paragraphs
                 (a)(ii)(1) and (2) to bring to limits of not less than $25,000,000 for each occurrence and in the aggregate per year with respect to the Lessee, Guarantor and its Affiliates.

                 (iii) The policy or policies providing the coverage required by paragraphs (a)(i) and (a)(ii)(2) and (a)(ii)(3) may include deductible amounts for the account of the Lessee or its Affiliates, as the case may be, not to exceed $5,000,000 in the aggregate for all such coverages.

         (b) Insurance Endorsements - Any insurance carried in accordance herewith shall, except as hereinafter permitted, provide or be endorsed to provide that:

                 (i) the Lessor and the Agent on behalf of the Participants, as their interests may appear, shall be included as additional insureds or named as loss payees but only with respects coverages required by Paragraphs (a)(i), with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) under any policy required by this Schedule shall be the obligation of the Lessee (or Guarantor) and its Affiliates) and not that of the Lessor, the Agent or any Participant;

                 (ii) except with respect to the coverage required by Paragraphs (a)(i) and (a)(ii), there shall be a cross-liability and severability of interest endorsement providing that to the extent the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability and deductibles shall operate in the same manner as if there were a separate policy covering each insured;

                 (iii) the insurer thereunder waives all rights of subrogation against the Lessor, the Agent or the Participants;

                 (iv) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Lessor, the Agent or the Participants with respect to its or their interests in the Facility; and

                 (v) if such insurance is cancelled for any reason whatsoever (including, without limitation, nonpayment of premium) or any material change is made in the coverage that affects the interests of the Lessor, the Agent or the Participants, such cancellation or change shall not be effective as to the Lessor, the Agent and the Participants for 10 days for nonpayment of premiums and otherwise for 45 days, in both cases after receipt by the Lessor and the Agent (at the address provided pursuant to Section 22 of the Lease) of written notice sent by certified mail from such insurer of such cancellation or change.

         (c) Adjustment of Property Losses - After the occurrence and during the continuation of an Event of Default or after the occurrence of a Cancellation Event or Termination Event, the loss,





                                (Schedule 2) - 2
if any, under any property insurance covering the Facility required to be carried by this Schedule shall be adjusted with the insurance companies or otherwise collected, including, without limitation, the filing of appropriate proceedings, by the Lessee in consultation with the Lessor and the Agent.

         (d) Reinstatement of Limits - The Lessee shall, or shall cause its insurance broker to, notify promptly the Lessor and the Agent at any time when the limits of the excess commercial liability insurance required by Paragraph
(a)(ii)(3) shall have been reduced, either by reason of payments of, or the establishment of reserves for the ultimate payment of, claims which have been asserted during the term of such insurance, by an aggregate amount in excess of $10,000,000. At such time, the Lessee shall, if so requested by the Lessor, use its best efforts to reinstate such insurance so as to comply with the requisite limits prescribed herein.

         (e) Upon request, the Lessee will furnish the Lessor and the Agent evidence of such insurance relating to the Facility, as the case may be.

         (f) Additional Insurance by the Participants or the Lessee - Nothing in this Schedule shall prohibit the Lessor, the Agent, any Participant or the Lessee or the Guarantor, as their respective interests may appear, from maintaining for its own account, at the expense of the Person purchasing such insurance, additional insurance on or with respect to the Facility, or any part thereof, with coverage exceeding that otherwise required under this Schedule, unless such insurance would conflict with or limit the insurance otherwise required under this Schedule.





                                (Schedule 2) - 3

                               SUPPORT AGREEMENT


                                    BETWEEN


                           EL PASO NEW CHACO COMPANY


                                      AND


                      STATE STREET BANK AND TRUST COMPANY,
                        NOT IN ITS INDIVIDUAL CAPACITY,
                             BUT SOLELY AS TRUSTEE



                          DATED AS OF FEBRUARY 9, 1995

         SUPPORT AGREEMENT (this "Agreement") dated as of February 9, 1995 (as it may be amended or supplemented from time to time, this "Agreement"), by and between EL PASO NEW CHACO COMPANY, a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but solely as Trustee of the Chaco Liquids Plant Trust (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in
Schedule 1.02 to that certain Participation and Credit Agreement, dated of even date herewith (the "Participation Agreement"), among the Trustee, the Company, El Paso Natural Gas Company, a Delaware corporation, as Guarantor (the "Guarantor"), the participants thereto (the "Participants"), and Chemical Bank, as agent for the Participants (the "Agent").

                                    RECITALS

                 A. The Trustee and the Company are parties to that certain Lease dated of even date herewith (as amended, supplemented or otherwise modified, the "Lease") pursuant to which the Company, as Lessee, has agreed to sublease the Site (as defined in the Lease) and lease the Facility after its completion for the purpose of operating such plant in accordance with the terms and conditions set forth in the Lease.

                 B. To induce the Trustee to enter into the Lease and the other Operative Documents, the Company has agreed to provide, or cause to be provided, to the Trustee all the rights, services, and other matters as may be necessary from time to time for the maintenance and operation, including an agreement to dedicate certain throughput, of the Facility, all as hereinafter provided.

                 NOW, THEREFORE, in consideration of the premises and intending to be legally bound by this Agreement, the Company and the Trustee hereby agree as follows:

                 Section 1.  Basic Services, Contracts and Rights, Etc.

                 (a) Plans and Design Specifications. As soon as available, the Company, at no cost to the Trustee, shall deliver, or cause to be delivered, to the Trustee a complete set of "as-built" plans, drawings and specifications for the Facility, as well as all design information on all equipment, safety systems, and associated facilities, that to the best of the Company's knowledge shall be true, correct and complete.

                 (b) Access and Parking. Subject to existing safety regulations on the Site and applicable Governmental Requirements, the Company, at no cost to the Trustee, shall provide vehicular (including maintenance and construction equipment) and pedestrian access routes to the Site from a public street and shall make such parking space available thereon as may be necessary for the full use and enjoyment of the Site and the Facility.

                 (c) Easements, Utilities, Services and Contracts. Within 120 days prior to the scheduled Lease Termination Date (or as soon as available if the Lease terminates on a day which is not the then scheduled Lease Termination Date), and provided that the Company shall not have elected to purchase, or purchased, the Facility pursuant to the terms of the Lease, the Company shall provide, either directly or indirectly, to the Trustee, in compliance with all Governmental Requirements (including, without limitation, all Environmental Laws), as confirmed by the Agent, (i) for the term of this Agreement, all rights of ingress and egress, rights-of-way, easements (which easements shall be reasonably direct and shall provide for access over any servient estate created thereby, including the rights to use existing transmission lines), access and real property licenses and rights in real property (including, without limitation, line pipe in place, fixtures and appurtenances) over or to the Site, (ii) product pipelines, steam pipelines, conveyors and all other necessary transportation facilities, fixtures and appurtenances, (iii) supplies (other than feedstock or throughput) necessary for the full and efficient operation of the Facility, and (iv) services (whether on- or off-site, including any shared off-site facilities), including, without limitation, water, electricity, steam, waste water treatment and sanitation, receiving and shipping facilities (including the use of dock, rail and trucking facilities) as such rights, licenses, easements, services and utilities are or may be necessary for the full and efficient operation of the Facility, and (v) for the first nine (9) years after the termination of the Lease, any and all necessary feedstock contracts and any and all necessary contracts for the sale of natural gas processed by the Facility as are or may be necessary for the full and efficient operation of the Facility.

                 (d) Equipment and Other Rights. Within 120 days prior to the scheduled Lease Termination Date (or as soon as available if the Lease terminates on a day which is not the then scheduled Lease Termination Date), and provided that the Company shall not have elected to purchase, or purchased, the Facility pursuant to the Lease, the Company shall provide to the Trustee, until the Facility is sold or leased to a Person other than the Trustee (or the Agent and the Participants), by rent-free lease or other similar arrangement, any and all equipment and maintenance tools, and, for a price equal to the Company's cost therefor, all spare parts (including, without limitation, rebuilt parts and major components) and mobile maintenance equipment not covered by the services provided, or caused to be provided, pursuant to Section 2(b)(i), as are or may be customarily maintained on the Site by the Company for the operation of the Facility in the manner described in Section 2. Within the period set forth above, the Company, in compliance with all Governmental Requirements, shall also transfer, or cause to be transferred, to the Trustee any and all equipment inspection reports and maintenance records and all licenses and Applicable Permits required to operate the Facility and all such equipment located on the Site as confirmed by the Agent. Within the period set forth above, the Company shall provide, or cause to be provided, to the Trustee, by non-exclusive, royalty free license or other similar arrangement, rights to all patents, patent applications, proprietary computer software, operating and other manuals, laboratory test procedures and methods, "know-how", copyrights or other intellectual property (excluding trade names and trademarks) as are or may be necessary for the operation of the Facility in the manner described in Section 2. The Company represents and warrants to the Trustee that as of the Closing Date, the construction and operation of the Facility and equipment in accordance with the uses permitted by any necessary licenses and Applicable Permits held by the Company does not and will not cause a violation of any laws.

                 (e)      Cost of Services and Rights.

                 (i) Any and all services described in Section 1(c)(iv) and all easements and other rights in real property existing or necessary for the full and efficient operation of the Facility during the term of this Agreement shall be provided (x) to the Trustee at the cost specified in Section 2(c), and (y) on the terms set forth in
         Section 1(e)(iii) to any Person acquiring title or use of the Facility other than the Trustee (or the Agent and the Participants).

                 (ii) Any and all easements and other rights in real property which do not exist and are unnecessary for the full and efficient operation of the Facility prior to the date this Agreement terminates but which become necessary subsequent thereto shall be priced at an amount equal to the Company's cost including Other Taxes associated with the acquisition thereof but excluding any profit margin.

                 (iii) Unless otherwise provided herein, any and all throughput, feedstock and sales contracts, permits, utilities and other services now or hereafter provided by the Company pursuant to this Section 1 (A) which are generally commercially available shall be priced at fair market value, including Other Taxes directly associated with the provisions of services or products hereunder (including, without limitation, all items referred to in Section 1(c)(v)), and on arms-length terms and conditions subject to applicable provisions of agreements with producers, shippers and suppliers and Governmental Requirements, or (B) which are not generally commercially available shall be priced at an amount equal to the Company's cost, including Other Taxes directly associated with the provisions of services hereunder (excluding any profit margin).

                 (iv) At the Company's expense, after the Lease Termination Date and if this Agreement then remains in effect, the Company and the Trustee shall select a third party to review, on an annual basis, the books and records of the Company's operation of the Facility and the Company hereby agrees to permit access to such books and records, in order to verify that the charges paid by the Trustee for such throughput, feedstock, utilities and other services during the immediately preceding twelve (12) month period reflect the costs incurred by the Company in supplying the same (exclusive of any profit margin).

                 Section 2.  Operation and Management of the Facility.

                 (a) Engagement. From the date on which the Lease terminates until the earliest of such time as the Trustee terminates this Agreement as provided in Section 7(d) or this Agreement otherwise terminates in accordance with Section 7(d) or the Facility is sold or leased to a Person other than the Trustee (or the Agent and the Participants), the Company hereby agrees to provide and perform, or cause to be provided or performed, all services, labor, supervision, management, maintenance, repairs, common facilities and consummables necessary for the operation of the Facility for the purposes and within the capacity range set forth in the Facility Plans, including all treated water and steam, supplemental fuel, control systems, plant air, instrument air, electricity, chemicals and other services and common facilities, and to perform the additional duties as set forth in this Agreement.

                 (b) Duties and Responsibilities of the Company as Operator of the Facility.

During the period specified in Section 2(a):

                 (i) Services. The Company shall (A) perform, or cause to be performed on behalf of Trustee, all operation and maintenance of the Facility whatsoever, (B) supply, or cause to be supplied, all services, goods and materials required to operate and maintain the Facility, including without limitation, those services, goods and materials referenced in Section 1, and (C) provide such additional services as may be reasonably requested by the Trustee or the Agent for the full and efficient operation of the Facility, all of the foregoing to be done or performed in accordance with the terms and conditions set forth herein.

                 (ii) Standard of Care. The Company shall perform all of its duties and obligations under this Section 2 in accordance with the standards mandated under Section 7 of the Lease as if fully set forth herein (which standards are hereby incorporated, mutatis mutandis, herein by reference) and in a good, workmanlike and commercially reasonable manner. The Company shall exercise such care and shall in the same manner as a prudent person engaged in the business of managing and operating a cryogenic liquids extraction plant similar to the Facility would in the advancement and protection of such person's own economic interests and the maximization of such person's profits therefrom. Maintenance shall be scheduled so as to minimize interference with the operation of the Facility and cost consistent with good industry operating and safety standards.

                 (iii) Compliance with Insurance Requirements and Applicable Law. The Company shall comply with, and cause the Facility (including the operation thereof) and all personnel of the Company to comply with, the Insurance Requirements (which Insurance Requirements are hereby incorporated, mutatis mutandis, herein by reference as if fully set forth herein) and all Governmental Requirements.

                 (iv) Personnel. The Company shall at all times employ, or cause to be employed, qualified and properly trained personnel to perform the Company's obligations under this Agreement, and shall pay all wages and benefits required by law or contract. The Company shall be responsible for all matters relating to labor relations, working conditions, training, employee benefits, safety programs and related matters pertaining to such employees. The Trustee and the Agent shall have the right to request the removal of any personnel from the site deemed unqualified by the Trustee or the Agent.

                 (v) Warranties and Guarantees. The Company shall use its best reasonable efforts consistent with good industry practices to obtain warranties for the Trustee for parts, equipment, materials or services provided by third-party suppliers in fulfilling the Company's obligations under this Agreement. The Company shall comply with all applicable warranties and guarantees presented by manufacturers or contractors, and shall take no action that in any way impairs any rights or claims of the Trustee under this Agreement or any manufacturer's, supplier's or other party's warranty. Without limiting the foregoing, the Company shall use spare parts that will not adversely affect the Trustee's protection or rights under such warranties or guarantees.

                 (vi) Consultations. Notwithstanding any other provision of this Agreement, the Company will consult with the Trustee and/or the Agent and any other independent experts appointed by or on behalf of the Trustee or the Agent to review any matter pertaining directly or indirectly to the performance of the Company's obligations under this Agreement and the Company shall provide them with access, during normal business hours and upon no less than thirty (30) days' prior written notice, to the Facility and shall make available to such experts, at the Company's expense, all information, reports, logs and other documents, and shall make the Company's personnel available for consultation with such experts, all as requested by the Trustee or the Agent.

                 (vii) Permits. The Company shall apply for, at the cost and expense of the Company, any and all Applicable Permits required to be obtained, maintained or held by either the Company or the Trustee as and when required by law to be obtained and in proper form therefor and maintain all such Applicable Permits in full force and effect.

                 (viii)   Annual Operating Plan and Annual Budget.

                          (A) Sixty (60) days following the Trustee's or the Agent's request that the Company operate the Facility hereunder and sixty (60) days before the first day of each calendar year commencing thereafter, the Company shall prepare and submit to Trustee and the Agent a proposed annual budget (each an "Annual Budget") and annual operating plan (each an "Annual Operating Plan") for such calendar year (the "Current Year") and for each of the two calendar years immediately following the Current Year, whether or not such subsequent two calendar years occur beyond the scheduled expiration date of this Agreement (the "Out Years"). The Annual Budgets for the Out Years shall be presented in detail and form acceptable to Trustee and the Agent. The Annual Budget for the Current Year shall be established on a monthly basis, and shall include the projections of revenues, all expenses for each month and a separate capital budget and shall set forth, in detail and form acceptable to Trustee and the Agent, anticipated operations, repairs and capital improvements, routine maintenance and overhaul schedules, procurement (including equipment acquisitions and spare parts and consumable inventories indicating a breakdown of capital items and expense items) staffing, personnel and labor activities (including salaries for labor and holidays to be observed), administrative activities, data regarding expected environmental and other work proposed to be undertaken by the Company, together with an itemized estimate, in detail reasonably acceptable to Trustee and the Agent of all costs to be incurred in connection therewith.

                          (B) Within sixty (60) days after the Trustee and the Agent receive the Company's proposed Annual Budget and Annual Operating Plan, the Agent and the

                 Company shall meet and agree upon a final Annual Budget and Annual Operating Plan, which shall be approved in writing by all parties, such approval not to be unreasonably withheld. The Annual Budget and Annual Operating Plan shall remain in effect throughout the applicable calendar year, subject to quarterly updates provided by Company and such other updating, revision and amendment as may be reasonably proposed, in accordance with prudent industry practices, by any party and consented to in writing by the other parties.

                          (C) The Company shall notify the Trustee and the Agent as soon as practicable after it becomes aware of any significant deviations or discrepancies from the projections contained in the Annual Operating Plan and shall provide a certificate of an Authorized Officer explaining the cause for the same and the steps it proposes to take to remedy the same.

                 (ix)     Compliance with Law; Certain Agreements.

                          (A) The Company shall comply with, and cause the Facility (and its operation) to comply with, all Governmental Requirements.

                          (B) The Company shall also comply with, and cause the Facility (and its operation) to comply with, the various requirements imposed on the Lessee set forth in Sections 7, 10, and 14 of the Lease (which sections are hereby incorporated mutatis mutandis herein by reference as if fully set forth herein).

                          (C) The Company shall also not take or fail to take any action which would result in other cryogenic liquids extraction plants or similar facilities owned or operated by the Guarantor or any of its Subsidiaries being utilized to process natural gas liquids such that the Facility is not being operated in sufficient volumes to ensure commercial operation of the Facility on a continuing basis in the function for which the Facility was designed as specified in the Facility Plan.

                 (c) Compensation to Company for Performance. The Company shall be entitled to receive as compensation for its services under this
Section 2, and in accordance with Section 1(c)(iv), an amount equal to its cost, including Other Taxes directly associated with the provisions of services hereunder, (but excluding any profit margin).

                 (d) Removal. The Trustee may at any time, upon five (5) days written notice, terminate its engagement of the Company under this Agreement; provided, however, that the Trustee shall, upon three (3) months written notice be entitled to request the Company to resume its duties under this Agreement for the duration of the term of this Agreement.

                 (e) Independent Contractor Status. The Trustee acknowledges that the Company, in performing its duties under this Section 2 to maintain and operate the Facility, is acting as an independent contractor and except as otherwise expressly provided by this Agreement, the Trustee shall have no right to control the conduct of the Company or its personnel in the proper performance of the obligations of the Company under this Agreement. The Company acknowledges that the Trustee is the owner of the Facility and, as such, is entitled to control the Facility and its use, subject to the provisions of this Agreement and of the Lease.

                 Section 3. Agreement to Dedicate Throughput. The Company agrees: (a) to dedicate, or cause to be dedicated, to the Facility natural gas owned or acquired by the Company or its Affiliates equal to the lesser of (i) the daily amount thereof attributable to the Company's gathering facilities in the San Juan Basin in excess of amounts otherwise dedicated to other Persons prior to the date of this Agreement, and (ii) 400 mcf per day (if Phase One Completion has occurred and Phase Two Completion has not occurred) or 600 mcf per day (if Phase One Completion has occurred, the Phase Two Election has been made and Phase Two Completion has occurred), (b) to reserve, or cause to be reserved, capacity on pipelines sufficient to transport the volumes described in Section 3(a); and (c) in the event the provisions of Section 3(a) or (b) are not fully complied with, to pay liquidated damages as set forth in such through put agreement to be entered into pursuant to this Section 3.

                 Section 4. Indemnification. The Company hereby agrees to indemnify each Indemnified Party from and against any and all losses which may be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Agreement or any act or omission by or on behalf of the Company, its contractors, employees, agents, licensees, representatives or any other Person for whose conduct the Company is responsible in connection herewith under this Agreement; provided, that, the Company shall not be liable to the Indemnified Party for any portion of such losses resulting from the Indemnified Party's gross negligence or willful misconduct. The indemnities hereunder shall be governed by the procedures for indemnities set forth under Section 12.03 of the Participation Agreement, which procedures are hereby incorporated herein, mutatis mutandis, by reference as if fully set forth herein. The obligations of the Company under this Section 4 shall survive the expiration or any termination of the Ground Lease, the Lease or this Agreement (whether by operation of law or otherwise) for all matters described in this Section 4 which either (i) occur or arise prior to such expiration or termination or (ii) arise out of or result from facts, events, claims, liabilities, actions or conditions occurring, arising or existing on or before such expiration or termination.

                 Section 5. Reversion of Rights and Contracts. Upon payment of the Option Price as provided in Section 15 of the Lease: (a) the various agreements, licenses, Applicable Permits and contracts to be provided hereunder by Company to the Trustee shall revert to the Company (or be transferred to such purchaser), (b) service contracts with the Company, property rights and licenses granted by the Company to the Trustee shall terminate or be transferred to such purchaser, and (c) third-party service contracts shall be assigned by the Trustee to the Company or such purchaser, without recourse and without any representation or warranty whatsoever. Upon the termination of the Lease and the failure of the Company, the Guarantor or one of their Affiliates to purchase the Facility as provided in Section 15 of the Lease, all such agreements, Applicable Permits, contracts, property rights and licenses and third-party service contracts shall remain in place unless terminated by the Trustee or the Agent.

                 Section 6. Certain Rights With Respect to Other Improvements. In the event that neither the Company, nor the Guarantor nor one of their Affiliates purchases the Facility from the Trustee pursuant to the Lease, the parties hereto agree to negotiate in good faith to provide to the Trustee reasonable access to the other improvements necessary to operate the Facility and rights to construct, operate, maintain, repair and replace such improvements.

                 Section 7.  Miscellaneous.

                 (a) Governing Law; Assignability, etc. THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN
THE CONFLICT OF LAWS RULES THEREOF.   This Agreement supersedes all prior
agreements among or between the parties with respect to the matters addressed herein and shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. After the expiration or the termination of the Lease, and provided that the Company or the Guarantor (or an Affiliate thereof) shall not have purchased the Facility in accordance with the terms of the Lease, the Trustee may, at any time, assign its rights hereunder to any permitted sublessee of the Site or assignee of the Trustee under the Lease, without the prior written consent of the Company. The Company may not delegate all or any part of its obligations or assign any of its rights hereunder without the prior written consent of the Trustee and the Agent except to a wholly-owned Subsidiary of the Guarantor.

                 (b) Jurisdiction. Jurisdiction hereunder shall be governed by the provisions governing jurisdiction set forth in Section 12.14 of the Participation Agreement which provisions are hereby incorporated herein, mutatis mutandis, by reference as if fully set forth herein.

                 (c) Amendments. No change, waiver, amendment or modification of any of the provisions of this Agreement shall be valid unless set forth in a written instrument signed by the parties hereto, in compliance with the requirements set forth in the Participation Agreement.

                 (d) Term; Option. Except as otherwise expressly provided herein, this Agreement and the parties' obligations hereunder shall terminate upon the expiration or other termination of the Lease; provided, however, that upon the termination of the Lease, and provided that the Company or the Guarantor (or an Affiliate thereof) shall not have purchased the Facility in accordance with the terms of the Lease, this Agreement shall continue in full force and effect, subject to the right (but not the obligation of the Trustee) to terminate this Agreement as provided in Section 2(d).

                 (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

                 (f) Further Assurances. The Company shall take all appropriate actions and shall execute any documents, instruments or conveyances of any kind which may be necessary or advisable to carry out the provisions hereof, including, without limitation, all documents required by

Governmental Authorities, and respond to all inquiries of Governmental Authorities concerning the Facility.

         IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement hereto to be entered into by one of its officers thereunto duly authorized.

                                        EL PASO NEW CHACO COMPANY



                                        By:
                                            -----------------------------------
                                                 John M. Green, Jr.
                                                 Vice President and Treasurer



                                        STATE STREET BANK AND TRUST COMPANY,
                                        not in its individual capacity,
                                        but solely as Trustee



                                        By:
                                            ------------------------------------
                                                 Arthur J. MacDonald
                                                 Assistant Vice President

STATE OF TEXAS            Section
                          Section
COUNTY OF HARRIS          Section

         The foregoing instrument was acknowledged before me this ____th day of February, 1995, by John M. Green, Jr., Vice President and Treasurer of El Paso New Chaco Company, a Delaware corporation, on behalf of said corporation.



                                        ----------------------------------------
                                        Notary Public in and for the
                                        State of Texas


                                        ----------------------------------------
                                        Printed Name

[Notarial Seal]

                                        My Commission Expires:
                                                               -----------------



COMMONWEALTH OF MASSACHUSETTS     Section
                                  Section
COUNTY OF SUFFOLK                 Section

         The foregoing instrument was acknowledged before me this ___th day of February, 1995, by Arthur J. MacDonald, Assistant Vice President of State Street Bank and Trust Company, on behalf of said bank and trust company, not in its individual capacity but solely as Trustee.




                                        --------------------------------------
                                        Notary Public in for the
                                        Commonwealth of Massachusetts


                                        --------------------------------------
                                        Printed Name

[Notarial Seal]

                                        My Commission Expires:
                                                               ---------------

                               GUARANTY AGREEMENT
                           (PAYMENT AND PERFORMANCE)

                                       by

                          EL PASO NATURAL GAS COMPANY


                                  in favor of


                                 CHEMICAL BANK,
                                   as Agent,

                                      and

                            EACH OF THE PARTICIPANTS

                                     as of

                                February 9, 1995

                                   ARTICLE I

                                 General Terms

         Section 1.01     Terms Defined Above.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.02     Certain Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.03     Participation Agreement Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                        ARTICLE II

                                                      The Guaranty

         Section 2.01     Obligations Guaranteed. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.02     Nature of Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.03     Agent's Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.04     Guarantor's Waivers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.05     Maturity of Obligations; Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.06     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.07     Liability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.08     Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. . . . . . . .   6


                                                       ARTICLE III

                                              Representations and Warranties

         Section 3.01     By Guarantor.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8


                                                        ARTICLE IV

         Section 4.01     Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.02     Notices and Waivers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.03     Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.04     ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10


                               GUARANTY AGREEMENT
                           (PAYMENT AND PERFORMANCE)

         THIS GUARANTY AGREEMENT by EL PASO NATURAL GAS COMPANY, a Delaware corporation ("Guarantor"), is in favor CHEMICAL BANK, as Agent for each of the entities which is now or hereafter either a Note Holder or a Certificate Holder (collectively, the "Participants") under that certain Participation and Credit Agreement of even date herewith (as the same may be amended, modified or supplemented from time to time, the "Participation Agreement") among the Guarantor, El Paso New Chaco Company, a Delaware corporation (the "Company"), the Agent, the Participants and State Street Bank and Trust Company, as Trustee (the "Trustee").

                                    RECITALS

                 WHEREAS, the Trustee has entered into a ground lease of certain real property in San Juan County, New Mexico, (the "Site"), purchased certain work in progress to be located on the Site and entered into certain agreements described in greater detail in the Participation Agreement to construct on the Site a cryogenic liquids extraction plant; and

                 WHEREAS, the Trustee and the Company have entered into a Lease Agreement of even date herewith (as the same may be amended, modified or supplemented from time to time, the "Lease") pursuant to which the Company will sublease from the Trustee the Site and lease from the Trustee such cryogenic liquids plant after its completion for the purpose of operating such plant in accordance with the terms and conditions set forth in such Lease; and

                 WHEREAS, in order to finance the acquisition of the Trustee's leasehold estate in the Site, the acquisition of such work in progress, the enhancements and improvements to be made to the Site and the construction and installation of said plant for the ultimate use and benefit of the Company in accordance with the Lease, the Guarantor and the Company have requested that the Trustee, the Participants and the Agent enter into the Participation Agreement; and

                 WHEREAS, to induce the Trustee, the Agent and the Participants to enter into the Participation Agreement and other agreements relating to the transactions contemplated thereby, Guarantor has agreed to guarantee the obligations of the Trustee under the Participation Agreement to the Note Holders and the Certificate Holders;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                 General Terms

                 Section 1.01 Terms Defined Above. As used in this Guaranty Agreement, the terms defined above shall have the meanings indicated above.

                 Section 1.02 Certain Definitions. As used in this Guaranty Agreement, the following terms shall have the following meanings:

                 "Guaranty Agreement" shall mean this Guaranty Agreement, as the same may from time to time be amended, modified or supplemented.

                 "Obligations" shall mean: (i) all of the outstanding aggregate amount of the Loans and aggregate amount of the Certificate Advances made to the Trustee under the Participation Agreement, including without limitation, and any and all renewals, extensions for any period, rearrangements or enlargements thereof; (ii) the performance of all obligations and agreements of the Company or the Trustee to or in favor of the Agent or the Participants under the Operative Documents, including this Guaranty Agreement; and (iii) all interest (pre-petition or post-petition), yield (pre-petition or post-petition), and fees accruing thereon or with respect thereto under the Participation Agreement, and (iv) all amounts payable by the Trustee to the Agent or any Participant pursuant to the Participation Agreement, and (v) all attorneys' or other fees and any other sums payable to or incurred by either the Agent or any of the Participants in connection with the execution, administration or enforcement of their rights and remedies hereunder or any other Operative Documents.

                 Section 1.03 Participation Agreement Definitions. Unless otherwise defined herein, all terms beginning with a capital letter have the meaning set forth in Schedule 1.02 of the Participation Agreement.

                                   ARTICLE II

                                  The Guaranty

                 Section 2.01     Obligations Guaranteed.

                 (a) Payment. Guarantor hereby irrevocably and unconditionally guarantees the full and prompt payment at maturity of the Obligations; provided the guaranty contained herein shall not extend to, and the Guarantor shall not be required to make any payment under this Guaranty Agreement on:

                 (i) principal on the Tranche B Loans or contributions on or face amount of the Certificates at any time prior to the date that is one (1) year prior to the Maturity Date unless an Event of Default under clauses (a), (b), (c) (with respect to the Participation Agreement, the Lease, the Agency Agreement or the Construction Contract), (d), (e), (f), (j), (k) or (l) of Section 10.01 of the Participation Agreement shall have occurred and be continuing or an Event of Default under clauses (i), (ii) or (iv) of Section 17(a) of the Lease shall have occurred and be continuing; and

                 (ii) principal on the Tranche B Loans or contributions on or face amount of the Certificates at any time during the period commencing on and following the date that is one (1) year prior to the Maturity Date unless an Event of Default under clauses (a) or (e) of
         Section 10.01 of the Participation Agreement shall have occurred and be continuing or an Event of Default under clauses (i) or (iv) of
         Section 17(a) of the Lease shall have occurred and be continuing.

Guarantor acknowledges and agrees that in consideration for entering into the Participation Agreement and making the facilities therein described available to the Trustee for the ultimate benefit of the Company, the Guarantor has provided this Guaranty Agreement as an independent and additional security for the Obligations. Guarantor further agrees that this Guaranty Agreement may be enforced by the Participants without first resorting to or exhausting any other security or collateral or without first having recourse to the Notes or the Certificates or any security or collateral through foreclosure or otherwise.

                 (b) Performance. Guarantor hereby irrevocably and unconditionally guarantees (i) that the construction and installation of the Facility and other works to be completed pursuant to the Facility Plans shall be completed substantially to the specifications and on the time schedules specified in the Facility Plans, and that in any event Phase One of the Facility will be completed and ready for operations in accordance with the Facility Plans no later than the Phase One Completion Date, and, if the Phase Two Election is made, Phase Two of the Facility will be completed and ready for operations in accordance with the Facility Plans no later than the Phase Two Completion Date, and (ii) the performance of all obligations and agreements of the Company under each and every contract or agreement relating to the construction, installation and operation of the Facility. If (x) Phase One Completion does not occur by the Phase One Completion Date, the Guarantor shall, or shall cause an Affiliate to, purchase the Facility for the Option Price as of such date in accordance with Section 15 of the Lease, and (y) if the Phase Two Election is made, Phase Two Completion does not occur by the Phase Two Completion Date, the Guarantor shall, or shall cause an Affiliate to, purchase the Facility for the Option Price as of such date in accordance with Section 15 of the Lease.

                 Section 2.02 Nature of Guaranty. Subject to the limits set forth in Section 2.01(a), it is the intent of Guarantor that this guaranty be an absolute, irrevocable and continuing guaranty of payment and not a guaranty of collection, and no notice of the Obligations or any extension of credit or financial accommodation already or hereafter contracted by or extended to the Trustee need be given to Guarantor and all Loans and Certificate Advances by the Participants in connection with the transactions contemplated under the Participation Agreement shall be prima facie presumed to have been made or acquired in acceptance hereof. To the fullest extent permitted by law, this guaranty may not be revoked by Guarantor and shall continue to be effective with respect to debt under the Obligations arising or created after any attempted revocation by Guarantor and shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated. The Company, the Trustee and the Participants may, in accordance with the terms of the Participation Agreement, modify, alter, rearrange, extend for any period and/or renew from time to time, the Obligations and the Participants may waive any Default or Event of Default without notice to the Guarantor and in such event Guarantor will remain fully bound hereunder on the Obligations. Subject to the limitations in Section 2.01(a), it is the intent of Guarantor that this guaranty remain in full force and effect until such time as the Obligations shall have been paid in full and otherwise satisfied completely, and, to the fullest extent permitted by applicable law, this Guaranty Agreement shall not be subject to reduction, termination or other impairment by reason of any setoff, recoupment, counterclaim or defense or for any other reason, other than the defense of payment. This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Obligations is annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned by the Participants upon the insolvency, bankruptcy or reorganization of the Trustee, the Company or otherwise, all as though such payment had not been made. This Guaranty Agreement may be enforced by the Agent or the Note Holders and any subsequent holder of the Notes and shall not be discharged by the assignment or negotiation of all or part of the Obligations.

                 Section 2.03 Agent's Rights. Guarantor authorizes the Agent, for the benefit of the Participants, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of the Obligations and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Participants in their discretion may determine; and to obtain a guaranty of the Obligations from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

                 Section 2.04 Guarantor's Waivers. To the fullest extent permitted by applicable law, Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Event of Default, notice of intent to accelerate the maturity and notice of acceleration of the maturity and any other notice in connection with the Obligations, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of the Participants being conclusively presumed by their request for this Guaranty Agreement and delivery of the same to the Agent. Guarantor waives any right to require the Agent or the Participants to (a) proceed against the Trustee, the Company or any other Person liable on the Obligations, (b) enforce their rights against any other guarantor of the Obligations, (c) proceed or enforce their rights against or exhaust any security given to secure the Obligations, (d) have the Trustee, the Company joined with Guarantor in any suit arising out of this Guaranty Agreement and/or the Obligations, or (e) pursue any other remedy in their powers whatsoever. Neither the Agent nor the Participants shall be required to take any action to reduce, collect or enforce the Obligations. To the fullest extent permitted by applicable law, Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Trustee, the Company or any other guarantor of the Obligations, and shall remain liable hereon regardless of whether the Trustee, the Company or any other guarantor be found not liable thereon for any reason. Until the Obligations shall have been paid in full, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which the Participants now have or may hereafter have against the Company or the Trustee and waives the benefit of any right to participate in any security now or hereafter held by the Agent or the Participants.

                 Section 2.05 Maturity of Obligations; Payment. Guarantor agrees that if the maturity of the Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Guarantor will, forthwith upon notice from the Agent of the Trustee's failure to pay the Obligations at maturity, pay to the Agent, for the account of the Participants, the amount due and unpaid by the Trustee and guaranteed hereby. The failure of the Agent to give this notice shall not in any way release Guarantor hereunder. If acceleration of the time for payment of any amount by the Trustee under the Participation Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Trustee, all such amounts otherwise subject to acceleration under the terms of the Participation Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent.

                 Section 2.06 Expenses. If Guarantor fails to pay the Obligations after notice from the Agent of the Trustee's failure to pay any Obligations at maturity, and if the Agent obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtaining advice of counsel in respect of any of the rights of the Agent or the Participants under the guaranty, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay to the Agent, for the benefit of the Participants, the Agent's and the Participants' reasonable attorneys' fees.

                 Section 2.07 Liability. It is expressly agreed that the liability of the Guarantor for the payment of the Obligations guaranteed hereby shall be primary and not secondary.

                 Section 2.08 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and Guarantor further agrees, to the fullest extent permitted by law, that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives, to the fullest extent permitted by law, any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

                 (a) Modifications, etc. Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Obligations, or of the Notes and Certificates, including without limitation, any change in the time, manner, terms or place of performance, or the Participation Agreement or any Operative Document all in accordance with the provisions thereof and of Section 2.02 hereof, or any contract or understanding between the Trustee, the Company, the Participants or any of them or any other Person, pertaining to the Obligations;

                 (b) Adjustment, etc. Any adjustment, indulgence, forbearance, waiver, departure or compromise that might be granted or given by the Participants to the Trustee or any other Person primarily or contingently liable on the Obligations;

                 (c) Condition of Trustee, Company or Guarantor. The insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, liquidation, dissolution, death or lack of power of the Trustee, the Company or any other Person at any time liable for the payment of all or part of the Obligations; or any sale, lease or transfer of any or all of the assets of the Trustee, the Company or any other Person at any time liable for the payment of all or part of the Obligations, or any changes in the shareholders of the Company, or any other Person at any time liable for the payment of all or part of the Obligations;

                 (d) Invalidity of Obligations. To the fullest extent permitted by applicable law, the invalidity, illegality or unenforceability of all or any part of the Obligations, or any Operative Document for any reason whatsoever, including without limitation the fact that the Obligations or any part thereof, exceed the maximum amount permitted by law, the act of creating the Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Obligations acted in excess of their authority, the Obligations violate applicable usury laws, the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the Participation Agreement or other documents or instruments pertaining to the Obligations have been forged or otherwise are irregular or not genuine or authentic;

                 (e) Release of Obligors. Any release of the Trustee or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Obligations or any part thereof, other than upon the payment in full of the Obligations, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Obligations in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties other than the Trustee will be liable to perform the Obligations, or that the Participants will look to other parties to perform the Obligations;

                 (f) Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations;

                 (g) Release of Collateral, etc. Any sale, release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations;

                 (h) Care and Diligence. The failure of the Participants or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral or security, other than the gross negligence or wilful misconduct of the Participants;

                 (i) Status of Liens. The fact that any collateral, security, security interest or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or Lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Obligations;

                 (j) Payments Rescinded. Any payment by the Trustee to the Participants is held to constitute a preference under bankruptcy laws, or for any reason the Participants are required to refund such payment or pay such amount to the Trustee or someone else;

                 (k) Existence of Claims. To the fullest extent permitted by law, the existence of any claim, set- off or other rights which the Guarantor may have at any time against the Trustee or any of the Note Holders or the Certificate Holders, or any other Person, whether or not arising in connection with the Guaranty Agreement, the Participation Agreement, the Notes, the Certificates or any other Operative Document;

                 (l) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Participation Agreement, the Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Obligations pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Obligations.


                                  ARTICLE III

                         Representations and Warranties

                 Section 3.01 By Guarantor. In order to induce the Participants to accept this Guaranty Agreement, Guarantor represents and warrants to the Participants (which representations and warranties will survive the creation of the Obligations and any extension of credit thereunder) that:

                 (a) Benefit to Guarantor. The Guarantor's guaranty pursuant to this Guaranty Agreement reasonably may be expected to benefit, directly or indirectly, Guarantor;

                 (b) Solvency. Upon giving effect to the execution of this Guaranty Agreement and the consummation of the transactions contemplated under this Guaranty Agreement, the following are true and correct after diligent investigation: (i) the fair saleable value of the assets of Guarantor exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including, without limitation, pending or overtly threatened litigation in amounts in excess of effective insurance coverage and the real exposure under this Guaranty Agreement and all other contingent liabilities) of the Guarantor as they mature; (ii) the assets of the Guarantor do not constitute unreasonably small capital for the Guarantor to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Guarantor, taking into account the particular capital requirements of the business conducted by the Guarantor, and projected capital requirements and capital availability thereof; (iii) the Guarantor does not intend to incur, or believe it will incur, debts beyond its ability to pay as such debts mature (taking into account the timing and amounts of cash to be received by the Guarantor, and of amounts to be payable on or in respect of its debt); and (iv) the fair saleable value of the assets of the Guarantor is greater than the total fair value of the liabilities, including contingent, subordinated, absolute, fixed, matured or unmatured, and liquidated or unliquidated liabilities, of the Guarantor.

                 (c) No Representation by Participants. Neither the Participants nor any other Person has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty Agreement other than its agreements to perform its respective obligations under the Participation Agreement.

                                   ARTICLE IV

                                 Miscellaneous

                 Section 4.01 Successors and Assigns. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of the Participants and is and shall always be fully binding upon the legal representatives, heirs, successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization or other event affecting Guarantor.

                 Section 4.02 Notices and Waivers. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given in the manner specified in the Participation Agreement to the address of the Guarantor specified on the signature page hereof. No amendment or waiver of any provision hereof nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Participants in the manner set forth in the Participation Agreement. No failure or delay on the part of the Agent or the Note Holders to exercise any right hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No course of dealing between the Trustee, the Company and the Participants shall operate as a waiver of any right of Participants. The remedies herein provided are cumulative and not exclusive of any remedies herein or provided by law.

                 Section 4.03 Governing Law. THIS GUARANTY AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

                 Section 4.04 ENTIRE AGREEMENT. THIS WRITTEN GUARANTY AGREEMENT AND OTHER OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE AGENT, THE PARTICIPANTS AND THE GUARANTOR AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. THIS WRITTEN GUARANTY AGREEMENT AND OTHER OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

WITNESS THE EXECUTION HEREOF, as of this the 9th day of February, 1995.

                                        GUARANTOR:

                                        EL PASO NATURAL GAS COMPANY


                                        By:
                                           ------------------------------------
                                                 H. Brent Austin
                                                 Senior Vice President and
                                                 Chief Financial Officer

                                        Address:
                                        1 Paul Kayser Center
                                        100 North Stanton Street
                                        El Paso, Texas  79901
                                        Attention:  Senior Vice President and
                                                    Chief Financial Officer

                                        Telecopier:  (915)  541-5008

                               SPONSOR AGREEMENT

                                       by

                          EL PASO NATURAL GAS COMPANY


                                  in favor of


                      STATE STREET BANK AND TRUST COMPANY,
              not in its individual capacity but solely as Trustee
                       for the Chaco Liquids Plant Trust


                                     as of

                                February 9, 1995

                               SPONSOR AGREEMENT


                 SPONSOR AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Sponsor Agreement"), dated as of February 9, 1995, made by EL PASO NATURAL GAS COMPANY, a Delaware corporation (the "Sponsor"), is made to STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but solely as Trustee for the Chaco Liquids Plant Trust (the "Trustee").

                                    RECITALS

                 A. On even date herewith, El Paso New Chaco Company, a Delaware corporation (the "Company"), the Sponsor, Trustee, Chemical Bank, as Agent (the "Agent"), and other Persons (the "Participants") are executing a Participation and Credit Agreement (such agreement, as may from time to time be amended or supplemented, being the "Participation Agreement") pursuant to which, upon the terms and conditions stated therein, the Participants agree to make loans and advances to the Trustee.

                 B. On even date herewith, the Trustee has entered into a ground lease of the Site, agreed to purchase certain work in progress relating to improvements to be located on the Site and to construct on the Site a cryogenic liquids extraction plant; and

                 C. On even date herewith, the Trustee has contracted to sublease the Site and lease the improvements thereon, after completion, to the Company pursuant to a Lease Agreement of even date herewith (as the same may be amended or supplemented from time to time, the "Lease"); and

                 D. The Company, acting as the Trustee's project agent under an Agency Agreement and Limited Power of Attorney dated of even date herewith (as the same may be amended or supplemented from time to time, the "Agency Agreement"), will, on behalf of the Trustee, purchase such work in progress and complete the construction and installation of all enhancements and improvements to the Facility; and

                 E. The Company will further provide operations, maintenance and management support under a Support Agreement dated of even date herewith (as the same may be amended or supplemented from time to time, the "Support Agreement"); and

                 F. In order to finance the acquisition of the Trustee's leasehold estate in the Site, the acquisition of such work in progress, the enhancements and improvements to be made to the Site and the construction and installation of the Facility for the ultimate use and benefit of the Company in accordance with the Lease, the Company has requested that the Trustee, the Participants and the Agent enter into the Participation Agreement and the Declaration of Trust of even date herewith (as the same may be amended or supplemented from time to time, the "Declaration"); and

                 G. To induce the Trustee to enter into the Participation Agreement, the Declaration and other agreements relating to the transactions contemplated hereby, Guarantor has agreed to guarantee the obligations of the Company to the Trustee under the Lease, the Agency Agreement, Support Agreement and the other Operative Documents between the Company and the Trustee;

                 H. Now, therefore, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                 Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in
Schedule 1.02 to the Participation Agreement.

                 Section 2.       Agreement.       The Sponsor agrees not to
allow any of its direct or indirect Subsidiaries to take any action authorizing, supporting or permitting the rejection of any Operative Document in a bankruptcy case in which the Company is the "Debtor" without the prior written consent of the Majority Participants.

                 Section 3.       Guaranty.          The Sponsor hereby jointly
and severally absolutely, irrevocably and unconditionally guarantees (a) the payment when due, of all obligations of the Company under the Lease and (b) the prompt performance of all obligations and agreements of the Company under the Lease, the Agency Agreement, the Support Agreement, the Construction Contract, and each and every contract or agreement relating to the construction, installation and operation of the Facility (all such obligations guaranteed hereby by the Sponsor being the "Guaranteed Obligations") and agrees to pay any and all expenses (including any reasonable attorneys' fees and expenses) incurred by the Trustee, its successors, transferees and assigns in enforcing any rights under this Sponsor Agreement. Without limiting the generality of the foregoing, the Sponsor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Trustee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company. For purposes of determining when an obligation is "due" for purposes of this Sponsor Agreement, such term shall be interpreted to mean due in accordance with the terms of this Sponsor Agreement as in effect on the date hereof and without regard to the amendment, modification or rejection of any Guaranteed Obligation in any bankruptcy or other reorganization proceeding.

                 Section 4. Guaranty Absolute. The Sponsor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Company with respect thereto. The obligations of the Sponsor under this Sponsor Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Sponsor to enforce this Sponsor Agreement, irrespective of whether any action is brought against the Company or any of its Affiliates or whether the Company or any of its Affiliates is joined in any such action or actions. The liability of the Sponsor under this Sponsor Agreement shall be absolute, unconditional, irrevocable and continuing irrespective of:

                 (a) any lack of validity or enforceability of the Participation Agreement or any other Operative Document;

                 (b) any change in the time, manner or place of payment of, or in any other term of, or any other amendment or waiver of or any consent to departure from the Participation Agreement or an increase in the principal amount of the Obligations;

                 (c) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                 (d) any change, restructuring or termination of the corporate structure or existence of the Company or any of its Affiliates or the Sponsor or any of the Subsidiaries of any one of them;

                 (e) the genuineness, validity, regularity, enforceability or any future amendment of, or change in the Sponsor Agreement, the Participation Agreement or the other Operative Documents;

                 (f) the absence of any action to enforce this Sponsor Agreement or the Participation Agreement, or the other Operative Documents;

                 (g) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of the Company or any of its Affiliates or any of the Subsidiaries of any one of them;

                 (h) any circumstance which might constitute a defense available to, or a discharge of, the Company or any of its Affiliates or a surety;

                 (i) any sale, transfer or other disposition (i) by the Sponsor of any stock of the Subsidiaries or any of its Affiliates; or (ii) by the Company of any stock of any of its Affiliates or Subsidiaries;

                 (j) whether the Agent, the Trustee or any other Person shall have taken or failed to have taken any steps to collect or enforce any obligation or liability from, or shall have otherwise exercised any rights, powers or remedies against the Company or any other Person;

                 (k) any lack of genuineness, authorization, validity, legality or enforceability of the Participation Agreement or any other Operative Document for any reason, or the disaffirmance or rejection or purported disaffirmance or purported rejection of the Participation Agreement or any other Operative Document in any insolvency, bankruptcy or reorganization proceedings relating to the Company or otherwise;

                 (l) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of the Participation Agreement or any other Operative Document or any of the Company's rights, powers or remedies thereunder, or which might cause or permit to be invoked any alteration in the time, amount or manner of payment or performance of any of the Company's obligations and liabilities thereunder;

                 (m) whether the Company shall have taken or failed to have taken any steps to mitigate its damages;

                 (n) any other circumstances which might otherwise constitute a defense available to or a discharge of the Company in respect of its obligations or liabilities under the Participation Agreement or any other Operative Document;

                 (o) any other act or omission to act by the Company or any other Person;

                 (p) any failure of the Company to comply with the requirements of any law, regulation or order of any Governmental Authority;

                 (q) the occurrence of any Default, Event of Default, Termination Event or Cancellation Event;

                 (r) the merger or consolidation of the Company into or with any corporation, or the sale by the Company of all or any part of its assets; or

                 (t) any other circumstances (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Sponsor or the Company or any of its Affiliates.

This Sponsor Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of the Sponsor or otherwise, all as though such payment had not been made. This Sponsor Agreement shall be one of payment and not of collection.

                 Section 5.       Waivers.

                 (a) The Sponsor hereby expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Trustee to proceed in respect of the Guaranteed Obligations against the Company or any of its Affiliates or any other party or against any security for the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the Sponsor. The Sponsor agrees that any notice or directive given at any time to the Trustee or to the Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Trustee and/or the Agent, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Sponsor Agreement for the reason that such pleading or introduction would be at variance with the written terms of this Sponsor Agreement. It is agreed between the Sponsor and the Trustee that the foregoing waivers are of the essence in connection with the transactions contemplated by the Participation Agreement and that, but for this Sponsor Agreement and such waivers, the Trustee would decline to request Loans and Advances under the Participation Agreement.

                 (b) The Sponsor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Sponsor Agreement and any requirement that the Trustee or any other Person protect, secure, perfect or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Company or any of its Affiliates or any other Person or pursue any other remedy in the power of the Sponsor or the Agent.

                 (c) The Sponsor hereby irrevocably waives any defense arising by reason of any claim or defense based upon an election of remedies which in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, contribution or reimbursement rights, if any, or other rights to proceed against the Company or any of its Affiliates, any other guarantor or any other Person.

                 (d) The Sponsor hereby irrevocably waives until the later to occur of the Lease Termination Date, the Cancellation Date or the Option Date, any claim or other rights which it may now or hereafter acquire against the Company or any of its Affiliates that arises from the existence, payment, performance or enforcement of the Sponsor's obligations under this Sponsor Agreement, or any agreements or instruments executed and delivered in connection herewith and therewith, including, without limitation, any right (direct or indirect) of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company or any of its Affiliates against the Agent, the Participants or the Trustee which the Company now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of its Affiliates, directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or security on account of such claim, remedy or other rights. If any amount shall be paid to the Sponsor in violation of the preceding sentence at any time prior to the later of (i) the payment in full of the Guaranteed Obligations and other amounts payable under this Sponsor Agreement in cash and (ii) the Lease Termination Date, the Cancellation Date or the Option Date, such amount shall be deemed to have been paid to the Sponsor for the benefit of, and held in trust for the benefit of, the Agent, and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Sponsor Agreement, whether matured or unmatured.

                 Section 6. Amendments, Etc. No amendment or waiver of any provision of this Sponsor Agreement and no consent to any departure by the Sponsor therefrom shall in any event be effective unless the same shall be in writing and signed by the Trustee, at the direction of the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 Section 7. Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the terms of Section 12.02 of the Participation Agreement.

                 Section 8. No Waiver; Remedies. No failure on the part of the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 Section 9. Continuing Agreement. This Sponsor Agreement is a continuing guaranty and shall (a) remain in full force and effect until the Guaranteed Obligations have been satisfied, (b) be binding upon the Sponsor, its permitted successors and assigns, and (c) inure to the benefit of and be enforceable by the Trustee and its successors, indorsees, transferees and assigns.

                 Section 10. GOVERNING LAW. THIS SPONSOR AGREEMENT (INCLUDING THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICTS OF LAWS RULES THEREOF.

                 IN WITNESS WHEREOF, the Sponsor has caused this Sponsor Agreement to be duly executed and delivered as of the date first above written.


                                        EL PASO NATURAL GAS COMPANY



                                        By:
                                           -----------------------------------
                                                H. Brent Austin
                                                Senior Vice President and
                                                Chief Financial Officer

WHEN RECORDED, RETURN TO:
         Vinson & Elkins L.L.P.
         2500 First City Tower
         1001 Fannin
         Houston, Texas 77002-6760
         Attention:  Anne Griffin


         THIS MORTGAGE SECURES FUTURE ADVANCES UP TO A MAXIMUM OF $80,000,000.

         THIS MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT AND FINANCING STATEMENT GRANTS A SECURITY INTEREST IN GOODS THAT ARE OR MAY BECOME FIXTURES ON OR TO THE REAL ESTATE DESCRIBED HEREIN. IT SHOULD BE FILED AND RECORDED IN THE REAL ESTATE RECORDS AS BOTH A MORTGAGE AND FIXTURE FILING.



                             MORTGAGE, ASSIGNMENT,
                   SECURITY AGREEMENT AND FINANCING STATEMENT

                  (CHACO CRYOGENIC LIQUIDS EXTRACTIONS PLANT)
                         (San Juan County, New Mexico)





The name and address of the Mortgagor:                      The name and address of the Mortgagee:
State Street Bank and Trust Company,                        Chemical Bank, as Agent
as Trustee of the Chaco Liquids Plant Trust                 270 Park Avenue, 8th Floor
Two International Place, 4th Floor                                  New York, New York  10017
Boston, Massachusetts  02110                                Attention:  W. King Grant
Attention:  Corporate Trust Department

         THIS MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT AND FINANCING STATEMENT (this Mortgage") is entered into as of the effective time and date hereinafter stated (the "Effective Date") by and between State Street Bank and Trust Company, not in its individual capacity but solely as Trustee for the Chaco Liquids Plant Trust, whose address for notice is Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department ("Mortgagor"), in favor of CHEMICAL BANK, as Agent, whose address for notice is 270 Park Avenue, 8th Floor, New York, New York 10017 (the "Agent").

                                    RECITALS

                 A. On even date herewith, El Paso New Chaco Company, a Delaware corporation (the "Company"), El Paso Natural Gas Company, a Delaware corporation, as guarantor (the "Guarantor"), Mortgagor, the Agent and other persons (the "Participants") are executing a Participation and Credit Agreement (such agreement, as may from time to time be amended or supplemented, being the "Participation Agreement") pursuant to which, upon the terms and conditions stated therein, the Participants agree to make loans and advances to the Mortgagor.

                 B. The Participants have conditioned their respective obligations under the Participation Agreement upon the execution and delivery by Mortgagor of this Mortgage and Mortgagor has agreed to enter into this Mortgage.

                 C. Therefore, in order to comply with the terms and conditions of the Participation Agreement, to induce the Participants to make loans and advances to Mortgagor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees as follows:


                                   ARTICLE I

                                  Definitions

                 Section 1.01 Terms Defined Above or in the Participation Agreement. As used in this Mortgage, the terms defined above shall have the meanings respectively assigned to them. Other capitalized terms which are defined in Schedule 1.02 of the Participation Agreement but which are not defined herein shall have the same meanings as defined in the Participation Agreement.

                 Section 1.02 Certain Definitions. As used in this Mortgage, the following terms shall have the following meanings, unless the context otherwise requires:

                 "Facility" shall have the meaning assigned such term in
Section 2.01(a).

                 "Land" shall mean the real estate or interests therein described in Exhibit "A" attached hereto, and all rights, titles and interests appurtenant thereto.

                 "Lease" shall mean that certain Ground Lease dated of even date herewith of the Land between El Paso Natural Gas Company, as lessor, and Mortgagor, as lessee.

                 "Mortgaged Property" shall have the meaning assigned such term in Section 2.01.

                 "Obligations" shall mean: (i) all of the outstanding aggregate amount of the Loans and aggregate amount of the Certificate Advances made to the Mortgagor under the Participation Agreement, including without limitation, and any and all renewals, extensions for any period, rearrangements or enlargements thereof; (ii) the performance of all obligations and agreements of the Company, the Guarantor and the Mortgagor to the Agent or the Participants under the Operative Documents; and (iii) all interest (pre-petition or post-petition), yield (pre-petition or post-petition), taxes, indemnities, losses, compensation, reimbursement, charges, expenses, attorneys' or other fees and any other sums payable to or incurred by either the Agent or any of the Participants in connection with the execution, administration or enforcement of their rights and remedies hereunder or any other Operative Documents.

                 "Plant Contracts" shall have the meaning assigned such term in Section 2.01(c).

                 "Remitters" shall have the meaning assigned such term in
Section 4.01(a).

                 "Rents" shall mean all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Sublease other than Mortgagor for using, leasing, licensing, possessing, operating from, residing in or otherwise enjoying the Mortgaged Property.

                 "Sublease" shall mean all of Mortgagor's interest in and to any and all leases of the Facility or subleases of the Land now in effect or hereafter entered into covering or relating to the Facility and improvements now or hereafter constructed on or made to the Land, and any and all Rents arising from the Sublease, and all amendments and renewals thereof.


                                   ARTICLE II

                        Grant of Lien; Security Interest

                 Section 2.01 Grant of Lien. To secure payment and performance of the Obligations, Mortgagor does by these presents hereby GRANT, BARGAIN, SELL,

ASSIGN, MORTGAGE, WARRANT, TRANSFER and CONVEY unto AGENT, for its benefit and the benefit of the Participants, all of Mortgagor's rights, titles, interests and estates in and to the real and personal property described in Section 2.01(a) and (b) (collectively, the "Mortgaged Property"), but excluding any payments to the Mortgagor in its individual capacity:

                 (a)      Chaco Cryogenic Liquids Extraction Plant.
Mortgagor's undivided one hundred percent (100%) interest in and to the leasehold estate created pursuant to the Lease comprising the ground lease of the plant site of the Chaco Cryogenic Liquids Extraction Plant, together with any and all other rights, titles and interests of Mortgagor of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to the Lease, together with all improvements now or hereafter acquired and located on the Site, including without limitation that certain cryogenic turbo-expander plant, and all compressors, scrubbers, absorbers, dehydrators, tanks, reabsorbers, accumulators, stills, condensers, cooling towers, regulators, meters, heaters, coolers, deethanizers, depropanizers, debutanizers, boilers, pumps, heat exchangers, valves, controls, pipes and lines, floating racks, heating, lighting and power plants, transmission lines, buildings, housing and improvements, together with all other machinery, equipment and apparatus of whatsoever character or description, and all replacements, substitutions and additions to said property, owned by Mortgagor and located on the Lease or located elsewhere and used in the operation, conduct and maintenance of that certain cryogenic turbo-expander plant located thereon (all of the property referred to above, hereinafter collectively referred to as the "Facility").

                 (b) Miscellaneous. All of Mortgagor's interests in, to and under all contracts, franchises, licenses and permits, whether now existing or hereafter entered into and relating to the ownership and operation of the Facility, relating to the sale of any products extracted or resulting from gas processing activities at the Facility (the "Plant Contracts"), together with any and all other lands, interests in land, leaseholds, rights-of-way, easements, servitudes, advantages, or real estate interests of whatsoever nature or kind whether now owned or hereafter acquired by Mortgagor or on Mortgagor's behalf and used or to be used in connection with the Facility, and all interests now owned or hereafter acquired by Mortgagor or on its behalf in any plants, buildings, structures, towers, absorbers, equipment, machinery, drums, engines, motors, regulators, meters, exchangers, tanks, docks, racks, heaters, storage facilities, loading facilities, fractionation facilities, absorption equipment, distillation equipment, deethanizers, depropanizers, debutanizers, stills, power plants, disposal pits, warehouses, dwelling houses, cooling equipment, compressors, pipelines, piping flow lines, wiring, boilers, vessels, dehydration equipment, or any of them, whether now owned or hereafter acquired and located or to be located upon the Land and used or held for use in connection with said gas processing activities at the Facility, it being the intent of both Mortgagor and the Agent that this Mortgage cover and affect any and all real or personal property (both tangible and intangible) whether now owned or hereafter acquired by Mortgagor or on behalf of Mortgagor and used or held for use in connection with Mortgagor's ownership and operation of the Facility.

         THIS MORTGAGE SECURES FUTURE ADVANCES UP TO A MAXIMUM OF $80,000,000.

                 Section 2.02 Grant of Security Interest. With respect to all personal property (both tangible and intangible) and any fixtures constituting a part of the Mortgaged Property, this Mortgage shall likewise be a security agreement and a financing statement; for the purpose of further securing payment of the Obligations, Mortgagor hereby grants to the Agent, for its benefit and the benefit of the Participants, a security interest in all of Mortgagor's rights, titles and interests in and to the Mortgaged Property insofar as the Mortgaged Property consists of equipment, contract rights, general intangibles, hydrocarbons, documents, instruments, chattel paper, fixtures and any and all other personal property of any kind or character defined in and subject to the provisions of the applicable Uniform Commercial Code, including the proceeds, profits, rents, revenues and products from any and all of such personal property.

                 Section 2.03 Assignment of Sublease and Rents. To further secure the Obligations, Mortgagor does hereby ABSOLUTELY GRANT, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER all currently existing and future Subleases and Rents unto the Agent, for its benefit and the benefit of the Participants, TO HAVE AND TO HOLD such currently existing and future Subleases and Rents unto the Agent, forever, and Mortgagor does hereby bind itself, its successors and assigns and to WARRANT and FOREVER DEFEND the title to the Subleases and the Rents unto Agent against every person whomsoever lawfully claiming or to claim the same or any part thereof.


                                  ARTICLE III

                   Representations, Warranties and Covenants

                 Section 3.01 Representations, Warranties. Mortgagor hereby represents and warrants as follows:

                 (a) First Priority Lien. This Mortgage is, and always will be kept, a direct first lien and security interest upon the Mortgaged Property and Mortgagor will not create or suffer to be created or permit to exist any lien, security interest or charge prior or junior to or on parity with the lien and security interest of this Mortgage upon the Mortgaged Property or any part thereof or upon the rents, issues, revenues, profits or other income therefrom, except for Liens permitted under the Participation Agreement and Liens approved in writing by the Agent.

                 (b) Lease and Sublease. Mortgagor will observe and perform all the obligations imposed upon the Mortgagor under the Lease and the Sublease and not to do or permit to be done anything to impair the security thereof.

                 (c) Further Assurances. Mortgagor will execute and deliver all such further instruments and do such further acts as may be necessary or desirable or as may be reasonably requested by the Agent to carry out more effectively the purposes of this Mortgage and to subject to the lien created hereby any properties, rights and interests covered or intended to be covered hereby. At the request of the Agent, Mortgagor will deliver to the Agent an inventory and/or financing statements describing and showing the make, model, serial number and location of all equipment and machinery forming a part of the Mortgaged Property.

                 (d) Rights of Agent. Mortgagor agrees that if Mortgagor fails to perform any act or to take any action which Mortgagor is required to perform or take hereunder or under the Participation Agreement or any other Operative Document or pay any money which Mortgagor is required to pay hereunder or thereunder, the Agent in Mortgagor's name or its own name may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by the Agent and any money so paid by the Agent (or the Participants) shall be a demand obligation owing by Mortgagor to the Agent and, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by Mortgagor under this Section 3.01(d) shall bear interest from the date of such expenditure or payment or other occurrence which gives rise to such amount being owed to the Agent until paid at the Post Default Rate, and all such amounts together with such interest thereon shall be a part of the Obligations and shall be secured by this Mortgage.


                                   ARTICLE IV

                 Section 4.01     Assignment of Proceeds.

                 (a) Mortgagor does hereby absolutely and unconditionally assign, transfer, set over and deliver to the Agent all of its rights, titles, and interests in and to the proceeds derived from the processing, gathering, transportation or marketing of natural gas and other hydrocarbons processed at or transported through the Mortgaged Property, all inventory which Mortgagor owns, processes, gathers and transports through the Mortgaged Property, all proceeds from services performed at the Facility and the sale of such inventory, and the immediate and continuing right to collect and receive any and all of such above-described proceeds. Mortgagor directs and instructs any and all remitters of proceeds to the Mortgagor ("Remitters") upon receipt of written notice from the Agent to pay to the Agent all of the proceeds accruing for the benefit of Mortgagor until such time as such Remitters have been furnished with evidence that all of the Obligations have been paid and that the liens evidenced hereby have been released. Mortgagor agrees that no Remitters shall have any responsibility for the application of any funds paid to the Agent.

                 (b) Independent of the foregoing provisions and authorities, Mortgagor agrees to execute and deliver any and all instruments that may be requested by the Agent or that may be required by Remitters for the purpose of effectuating payment of such proceeds to the Agent upon receipt of written notice from the Agent. All proceeds under processing, purchase, transportation, delivery or sales agreements and all other proceeds which for any reason may be paid to Mortgagor shall, when received by Mortgagor, constitute trust funds in Mortgagor's hands and shall be immediately paid over to the Agent.

                 (c) The Agent is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of Mortgagor or the Agent for the account of Mortgagor received from or in connection with said revenues or proceeds and apply the proceeds thereof to the payment of the Obligations, when received, regardless of the maturity of any of the Obligations, or any installment thereof; and to execute transfer and division orders in the name of Mortgagor, or otherwise, with warranties binding Mortgagor. The Agent shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but shall have the right, at its election, in the name of Mortgagor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Agent in order to collect such funds and to protect the interests of the Agent and/or Mortgagor, with all costs, expenses and attorney's fees incurred in connection therewith being paid by Mortgagor. Mortgagor hereby agrees to indemnify Agent against all claims, actions, liabilities, judgments, costs, charges and attorneys' fees made against or incurred by them or either of them, based on the assertion that they have had and received funds from the processing, transporting or marketing of natural gas and other hydrocarbons processed at or transported through the Mortgaged Property claimed by third persons either before or after the payment in full of the Obligations. Agent shall have the right to defend against any such claims, actions and judgments, employing their attorneys therefor, and if they are not furnished with reasonable indemnity, they shall have the right to compromise and adjust any such claims, actions and judgments. Mortgagor agrees to indemnify and pay to Agent any and all such claims, judgments, costs, charges and attorney's fees as may be paid in any judgment, release or discharge thereof or as may be adjudged against Agent. Such obligation shall be payable on demand and shall bear interest from the date of demand therefor until paid at the Post-Default Rate. Mortgagor hereby appoints Agent as its attorney-in-fact to pursue any and all rights of Mortgagor to liens on and security interests in the inventory or the proceeds. In addition to the rights granted to Agent in Section 2.01, Mortgagor hereby further transfers and assigns to Agent any and all such liens, security interests, financing statements or similar interests of Mortgagor attributable to its interest in the inventory and proceeds therefrom arising under or created by said statutory provision, judicial decision or otherwise. The power of attorney granted to Agent in this Section 4.01(c) being coupled with an interest, shall be irrevocable so long as the Obligations or any part thereof remains unpaid.

                 (d) Nothing herein contained shall modify or otherwise alter the obligation of Mortgagor to make prompt payment of all Obligations when and as the same become due regardless of whether the proceeds described in this Section 4.01 are sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations.


                                   ARTICLE V

                                    Remedies

                 Section 5.01     Remedies.

                 (a) Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by the Agent in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the Agent and shall bear interest from the date of making such advance by the Agent until paid at the Post Default Rate. Mortgagor agrees to the full extent that it lawfully may, that, in case one or more of the Events of Default shall have occurred and shall not have been remedied, then, and in every such case, the Agent shall have the right and power to enter into and upon and take possession of all or any part of the Mortgaged Property in the possession of Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude Mortgagor, its successors or assigns, and all persons claiming under Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding the same, the Agent may use, administer, manage, operate and control the Mortgaged Property and conduct the business thereof to the same extent as Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of Mortgagor, in the name, place and stead of Mortgagor, or otherwise as the Agent shall deem best. All costs, expenses and liabilities of every character incurred by the Agent in administering, managing, operating, and controlling the Mortgaged Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the Agent and shall bear interest from date of expenditure until paid at the Post Default Rate, all of which shall constitute a portion of the Obligations and shall be secured by this Mortgage and by any other instrument securing the Obligations. IN CONNECTION WITH ANY ACTION TAKEN BY THE AGENT PURSUANT TO THIS SECTION 5.01(A), THE AGENT SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY MORTGAGOR RESULTING FROM ANY ACT OR OMISSION OF THE AGENT IN ADMINISTERING, MANAGING, OPERATING OR CONTROLLING THE MORTGAGED PROPERTY, INCLUDING A LOSS ARISING FROM THE ORDINARY NEGLIGENCE OF THE AGENT, UNLESS SUCH LOSS IS CAUSED BY ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND BAD FAITH, NOR SHALL THE AGENT BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY OF MORTGAGOR. MORTGAGOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY THE AGENT FOR, AND TO HOLD THE AGENT HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED BY THE AGENT BY REASON OF THIS MORTGAGE OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER, INCLUDING A LOSS ARISING FROM THE ORDINARY NEGLIGENCE OF THE AGENT, EXCEPT AS SUCH LIABILITY, LOSS OR DAMAGE IS OCCASIONED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; SHOULD THE AGENT MAKE ANY EXPENDITURE ON ACCOUNT OF ANY SUCH LIABILITY, LOSS OR DAMAGE, THE AMOUNT THEREOF, INCLUDING COSTS, EXPENSES AND REASONABLE ATTORNEYS' FEES, SHALL BE A DEMAND OBLIGATION (WHICH OBLIGATION MORTGAGOR HEREBY EXPRESSLY PROMISES TO PAY) OWING BY MORTGAGOR TO THE AGENT AND SHALL BEAR INTEREST FROM THE DATE EXPENDED UNTIL PAID AT THE POST DEFAULT RATE SHALL BE A PART OF THE OBLIGATIONS AND SHALL BE SECURED BY THIS MORTGAGE AND ANY OTHER INSTRUMENT SECURING THE SECURED INDEBTEDNESS. Mortgagor hereby assents to, ratifies and confirms any and all actions of the Agent with respect to the Mortgaged Property taken under this
Section 5.01(a).

                 (b) If a foreclosure suit is commenced, the Agent, without notice to the Mortgagor, and without regard to the value of the Mortgaged Property or the solvency of Mortgagor, shall be entitled to the immediate appointment of a receiver, having the usual powers, to take possession of the Mortgaged Property and to manage directly the pendency of the foreclosure suite.

                 (c) Any sale or sales of the Mortgaged Property or any part thereof shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, its successors and assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, its successors and assigns; and Mortgagor, if requested by the Agent to do so, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold. The proceeds of any sale of the Mortgaged Property or any part thereof and all other moneys received by the Agent in any proceedings for the enforcement hereof, whose application has not elsewhere herein been specifically provided for, shall be applied in the manner specified in Section 2.08(b) of the Participation Agreement.

                 (d) The Agent may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of any of the Obligations secured hereby, in whole or in part, and in such portions and in such order as may seem best to the Agent in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or liens created by this Mortgage. Mortgagor agrees, to the full extent that it may lawfully so agree, that it will not at any time insist upon or plead or in any manner whatever claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but Mortgagor, for itself and all who may claim through or under it, so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws. PURSUANT TO N.M. STAT. ANN. SECTION 39-5-19
(1978), MORTGAGOR AGREES THAT THE PERIOD OF REDEMPTION AFTER ANY FORECLOSURE SALE SHALL BE ONE (1) MONTH IN LIEU OF NINE (9) MONTHS. Mortgagor, for itself and all who may claim through or under it, waives to the extent that it may lawfully do so, any and all right to have the property included in the Mortgaged Property marshaled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. If any law referred to herein and now in force, of which Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof. If the proceeds of any sale or other lawful disposition of the Mortgaged Property by the Agent are insufficient to pay the Obligations, then Mortgagor shall pay or cause to be paid any deficiency.

                 (e) Without in any manner limiting the generality of any of the other provisions of this Mortgage: (i) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Land; (ii) this instrument is to be filed of record in the real estate records as a financing statement; (iii) Mortgagor is the record owner of the Lease and other interests in the Land comprised of the Mortgaged Property; and
(iv) a carbon, photographic or other reproduction of this Mortgage shall be sufficient as a financing statement covering the Mortgaged Property.

                 (f) Upon the occurrence and during the continuance of any of the Events of Default, the Agent is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the applicable Uniform Commercial Code with reference to the personal property and fixtures in which the Agent has been granted a security interest herein, or the Agent may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this Mortgage in respect of the real property covered hereby. Such rights, powers and remedies shall be cumulative and in addition to those granted to the Agent under any other provision of this instrument or under any other instrument executed in connection with or as security for the Notes, the Certificates or any of the Obligations. Written notice mailed to Mortgagor as provided herein at least ten (10) days prior to the date of public sale of any part of the Mortgaged Property which is personal property subject to the provisions of the Uniform Commercial Code, or prior to the date after which private sale of any such part of the Mortgaged Property will be made, shall constitute reasonable notice. A carbon or photographic or other reproduction of this Mortgage shall be sufficient as a financing statement covering the Mortgaged Property.

                 (g) The lien, security interest and other security rights of the Agent hereunder shall not be impaired by any indulgence, moratorium or release granted by the Agent including, but not limited to, any renewal, extension or modification which the Agent may grant with respect to any Obligations, or any surrender, compromise, release, renewal, extension, exchange or substitution which the Agent may grant in respect of the Mortgaged Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Obligations.

                 (h) In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor's successors or assigns or any other person claiming any interest in the Mortgaged Property by, through or under Mortgagor, are occupying or using the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, or at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having jurisdiction. The purchaser or purchasers at foreclosure shall have the right to affirm or disaffirm any lease of the Mortgaged Property or any part thereof.

         Section 5.02     Remedies Regarding Sublease and Rent.

                 (a) Mortgagor expressly acknowledges and agrees that upon or any time after the occurrence and continuation of an Event of Default so long as such Default remains uncured, Agent's right, title and interest in and to the Subleases and Rents shall be and remain absolute and inviolate in accordance with the provisions of this Mortgage. Moreover, without limiting, altering, affecting or impairing in any manner or to any extent the absolute right, title and interest of Agent as provided herein, upon the occurrence and continuation of an Event of Default so long as such Default remains uncured, Agent shall have the complete right, power and authority hereunder, then or thereafter, to exercise and enforce any or all of the following rights and remedies, in addition to (but not in lieu of) the remedies set forth in the other Security Instruments:

                 (i) without taking possession of the Mortgaged Property, in Mortgagor's own name, to demand, collect, receive, sue for, attach and levy on the Rents and give proper receipts, releases and acquittances therefor, and after deducting all necessary and proper costs and expenses of operation and collection, as reasonably determined by Agent, including without limitation reasonable attorneys' fees, and apply the net proceeds thereof, together with any funds of Mortgagor deposited with Agent, in reduction or repayment of the Obligations, and any such net proceeds actually received by Agent shall be treated as a pro tanto reduction or repayment of the Obligations (it being specifically agreed that the mere existence of this absolute assignment shall not be treated as pro tanto discharge, credit, reduction or repayment or discharge of the Obligations); and

                 (ii) Without regard to the adequacy of the security, with or without any action or proceeding through any Person or by any agent, or by a receiver to be appointed by a court of competent jurisdiction, and irrespective of the Mortgagor's possession, to enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof as Agent deems to be prudent and reasonable under the circumstances; make, modify, enforce, cancel or accept surrender of any Sublease now in effect or hereafter in effect on the Mortgaged Property or any part thereof; remove and evict any sublessee; increase or decrease Rents; decorate, clean, repair, and make such improvements, alterations and additions as the Agent shall deem necessary or desirable; and otherwise do any act or incur any cost or expense which the Agent may deem reasonably necessary to protect the status and value of the Mortgaged Property as fully and to the same extent as Mortgagor could do if Mortgagor was in possession thereof; and in such event, to apply the Rents so collected in accordance with the provisions of this Mortgage.

                 (b)      No Waiver or Election of Remedies.

                 (i) Neither the collection of the Rents and application as provided for in this Section 5.02 nor the entry upon and taking possession of the Mortgaged Property by Agent shall be deemed to cure or waive any Event of Default or waive, modify or affect any notice of default under any Operative Document or invalidate any act done pursuant to any such notice. The enforcement of any such right or remedy by Agent, once exercised, shall continue for so long as the Agent shall elect, notwithstanding that the collection and application of the Rents may have cured the original Event of Default. If the Agent shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent Event of Default.

                 (ii) The failure of the Agent to assert any of the terms, covenants and conditions of this Mortgage for any period of time or at any time or times shall not be construed or deemed to be a waiver of any such right, and nothing herein contained nor anything done or omitted to be done by the Agent pursuant to this Mortgage shall be deemed to be an election of remedies or a waiver by the Agent of any of its rights and remedies under any other Operative Document or under the law. The right of the Agent to collect and enforce the payment of the Obligations and performance of the obligations and to enforce any security therefor may be exercised by the Agent either prior to or simultaneously with or subsequent to any action taken hereunder.

                 Section 5.03 Remedies Cumulative. Every right, power and remedy herein given to the Agent shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Agent, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. No delay or omission by the Agent in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.


                                   ARTICLE VI

                                 Miscellaneous

                 Section 6.01 Termination. If all Obligations secured hereby shall be performed and satisfied, this Mortgage shall become null and void and the Mortgaged Property shall revert to Mortgagor, and the Agent shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon the record at the expense of Mortgagor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and reassignment as may be appropriate. Otherwise, this Mortgage shall remain and continue in full force and effect.

                 Section 6.02 Invalidity. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Agent in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. If any part of the secured Obligations cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such Obligations, then all payments made shall be applied on said Obligations first in discharge of that portion thereof which is not secured by this Mortgage.

                 Section 6.03 Construction; Governing Law. This instrument may be construed as a mortgage, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the lien hereof and the purposes and agreements herein set forth. The term "Mortgagor" as used herein shall mean and include all and each of the individuals, partnerships, corporations or other legal entities or persons executing this Mortgage. The number and gender of pronouns used in referring to Mortgagor shall be construed to mean and correspond with the number and gender of the individuals, partnerships, corporations or other legal entities or persons executing this Mortgage as Mortgagor. The terms used to designate the Agent and Mortgagor shall be deemed to include the respective heirs, legal representatives, successors and assigns of such parties. This instrument shall be governed by and construed in accordance with the laws of the State of New Mexico, without regard to principals of conflicts of laws.

                 Section 6.04 Waivers; Etc. The Agent and the Participants may waive any Event of Default without waiving any other prior or subsequent Event of Default. The Agent and the Participants may remedy any Event of Default without waiving the Event of Default remedied. No single or partial exercise by the Agent of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Participants as provided in the Participation Agreement and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice of demand in similar or other circumstances. Acceptance by the Agents of any payment in an amount less than the amount then due on any Obligations shall be deemed an acceptance on account only and shall not in any way excuse the existence of an Event of Default hereunder.

                 Section 6.05 Successors. In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Mortgagor, the Agent may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and to the Obligations in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor's liability hereunder or for the payment of the Obligations or performance of the obligations secured hereby. No transfer of the Mortgaged Property, no forbearance on the part of the Agent, and no extension of the time for the payment of the Obligations given by any holder of the Obligations, in whole or in part, shall affect the liability of Mortgagor hereunder or for obligations secured hereby or the liability of any other person hereunder or for obligations secured hereby or the liability of any other person hereunder or for the payment of the Obligations.

                 Section 6.06 Notices; Etc. All notices, requests, consents, demands and other communications required or permitted hereunder shall be given in accordance with the terms of the Participation Agreement.

                 Section 6.07 Discretion of Agent. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of the Agent is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of the Agent, and the Agent shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or the Agent's judgment.

                 Section 6.08 Counterparts. This instrument may be executed in several counterparts, all of which are identical. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

                           [INTENTIONALLY LEFT BLANK]

                 EXECUTED on the ___ day of February, 1995 to be effective as of the 9th day of February, 1995 (the "Effective Date").

                                        MORTGAGOR:
                                        ---------

                                        STATE STREET BANK AND TRUST COMPANY,
                                        not in its individual capacity
                                        but solely as Trustee for the Chaco
                                        Liquids Plant Trust


                                        By:
                                            ---------------------------------
                                                 Arthur J. MacDonald
                                                 Assistant Vice President

COMMONWEALTH OF MASSACHUSETTS              Section
                                           Section
COUNTY OF SUFFOLK                          Section

The foregoing instrument was acknowledged before me on this the ____th day of February, 1995, by Arthur J. MacDonald, Assistant Vice President, of State Street Bank and Trust Company, acting herein not in its individual capacity but solely as Trustee.



                                         ---------------------------------------
                                         Notary Public in and for the
                                         Commonwealth of Massachusetts


                                         My Commission expires:
                                                                ----------------

                                   EXHIBIT A

                           Legal Description of Site

         A parcel of land located in the Southwest quarter of Section 16, Township 26 North, Range 12 West, N.M.P.M., New Mexico. Being more particularly described as:

         COMMENCING at the Southwest corner of said Section 16, THENCE: N 88-15-01 E a distance of 1897.04 feet to the "TRUE POINT OF BEGINNING".

         THENCE: N 00-06-54 W a distance of 450.00 feet,

         THENCE: N 89-53-03 E a distance of 360.00 feet,

         THENCE: S 00-06-54 E a distance of 450.00 feet,

         THENCE: S 89-53-03 W a distance of 360.00 feet to the "TRUE POINT OF
                 BEGINNING".

                          Containing 3.72 Acres.

                              SECURITY AGREEMENT

                            (General Intangibles)



                                    Among

                     STATE STREET BANK AND TRUST COMPANY,
             not in its individual capacity but solely as Trustee
                      for the Chaco Liquids Plant Trust,

                                     and

                           CHEMICAL BANK, as Agent




                                February 9, 1995

                               SECURITY AGREEMENT

                              General Intangibles

         THIS SECURITY AGREEMENT (this Security Agreement") is made as of February 9, 1995 by STATE STREET BANK AND TRUST COMPANY acting not in its individual capacity but solely as Trustee for the Chaco Liquids Plant Trust ("Debtor") with offices at Two International Place, 4th Floor, Boston, Massachusetts 02110, in favor of CHEMICAL BANK, as Agent, with offices at 270 Park Avenue, 8th Floor, New York, New York 10017 ("Secured Party") for itself and the Participants which now or hereafter become parties to the Participation Agreement referred to below.

                                    RECITALS

                 A. On even date herewith, El Paso New Chaco Company, a Delaware corporation (the "Company"), El Paso Natural Gas Company, a Delaware corporation, as guarantor (the "Guarantor"), Debtor, Secured Party, and other persons (the "Participants") are executing a Participation and Credit Agreement (such agreement, as may from time to time be amended or supplemented, being the "Participation Agreement") pursuant to which, upon the terms and conditions stated therein, the Participants agree to make loans and advances to the Debtor.

                 B. The Participants have conditioned their respective obligations under the Participation Agreement upon the execution and delivery by Debtor of this Security Agreement, and Debtor has agreed to enter into this Security Agreement.

                 C. Therefore, in order to comply with the terms and conditions of the Participation Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:


                                   ARTICLE I

                                  Definitions

                 Section 1.01 Terms Defined Above or in the Participation Agreement. As used in this Security Agreement, the terms defined above shall have the meanings respectively assigned to them. Other capitalized terms which are defined in Schedule 1.02 of the Participation Agreement but which are not defined herein shall have the same meanings as defined in the Participation Agreement.

                 Section 1.02 Certain Definitions. As used in this Security Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

                 "Chattel Paper" shall mean all chattel paper, as defined in the Code, at any time included in the Collateral.

                 "Code" shall mean the Uniform Commercial Code as presently in effect in the State of New York. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Article 9 of the Code.

                 "Collateral" shall mean the following types or items of Property (including Property hereafter acquired by the Debtor as well as Property which Debtor now owns or in which Debtor has rights but excluding any payments made to State Street in its individual capacity):

                 (a)      the Lease, to the extent the Lease constitutes
         Chattel Paper;

                 (b) all General Intangibles, including, without limitation, all contracts and agreements described on Schedule I; and

                 (c) all proceeds, products, replacements, additions to, substitutions for, of any of the foregoing.

                 "Event of Default" shall mean any event specified in Section 6.01.

                 "General Intangibles" shall mean all general intangibles, as defined in the Code, at any time included in the Collateral.

                 "Obligations" shall mean: (i) all of the outstanding aggregate amount of the Loans and aggregate amount of the Certificate Advances made to the Debtor under the Participation Agreement, including without limitation, any and all renewals, extensions for any period, rearrangements or enlargements thereof; (ii) the performance of all obligations and agreements by the Company and the Trustee to or in favor of the Agent or the Participants under the Operative Documents, including this Security Agreement; and (iii) all interest (pre-petition or post-petition), yield (pre-petition or post-petition), taxes, indemnities, losses, compensation, reimbursement, charges, expenses, attorneys' or other fees and any other sums payable to or incurred by either the Agent or any of the Participants in connection with the execution, administration or enforcement of their rights and remedies hereunder or any other Operative Documents.

                 "Obligor" shall mean Debtor and any Person, other than Debtor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party or otherwise.

                 "Security Agreement" shall mean this Security Agreement, as the same may from time to time be amended or supplemented.


                                   ARTICLE II

                               Security Interest

                 Section 2.01 Grant of Security Interest. To secure the prompt payment and performance of the Obligations, the Debtor hereby assigns and grants to Secured Party a security interest in and right of set-off against the Collateral.


                                  ARTICLE III

                         Representations and Warranties

                 In order to induce Secured Party to accept this Security Agreement, Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

                 Section 3.01 Ownership of Collateral; Encumbrances. The Debtor is the legal and beneficial owner of the Collateral free and clear of any adverse claim, Lien, security interest, option or other charge or encumbrance except for the security interest created by this Security Agreement. Debtor has full right, power and authority to assign and grant a security interest in the Collateral to Secured Party.

                 Section 3.02 First Priority Security Interest. The grant of the security interest in the Collateral pursuant to this Security Agreement creates a valid and perfected first priority security interest in the Collateral, enforceable against Debtor and all third parties and securing payment of the Obligations, subject only to Permitted Liens.

                 Section 3.03 No Filings By Third Parties. No financing statement or other public notice or recording covering the Collateral is on file in any public office (other than any financing statement or other public notice or recording naming Secured Party as the secured party therein), and Debtor will not execute any such financing statement or other public notice or recording so long as any of the Obligations are outstanding.

                 Section 3.04 No Name Changes. Debtor has not, during the preceding five (5) years, entered into any contract, agreement, security instrument or other document using a name other than, or been known by or otherwise used any name other than, the name used by Debtor herein.

                 Section 3.05 Location of Debtor and Collateral. The Debtor's office and records concerning the Collateral are located at the addresses or locations set forth in the opening paragraph hereof. The Collateral is located at the location(s) specified on Exhibit A. Any Collateral not at such location(s) nevertheless remains subject to Secured Party's security interest.

                                   ARTICLE IV

                            Covenants and Agreements

                 Debtor will at all times comply with the covenants and agreements contained in this Article IV, from the date hereof and for so long as any part of the Obligations are outstanding.

                 Section 4.01 Change in Location of the Debtor. The Debtor will give Secured Party thirty (30) days' prior written notice of (i) the opening or closing of any place of the Debtor's business or (ii) any change in the location of the Debtor's chief executive office or address.

                 Section 4.02 Change in the Company's Name or Structure. The Debtor will not change its name, identity or structure (including, without limitation, any merger, consolidation or sale of substantially all of its assets) without notifying Secured Party of such change in writing at least thirty (30) days prior to the effective date of such change.

                 Section 4.03 Sale, Disposition or Encumbrance of Collateral. Except as permitted by any of the Operative Documents or with Secured Party's prior written consent, Debtor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party.

                 Section 4.04 Proceeds of Collateral. Except as permitted by any of the Operative Documents, the Debtor will deliver to Secured Party promptly upon receipt all proceeds delivered to the Debtor from the sale or disposition of any Collateral. If chattel paper, documents or instruments are received as proceeds, which are required to be delivered to Secured Party, they will be, immediately upon receipt, properly endorsed or assigned and delivered to Secured Party as Collateral. This Section 4.04 shall not be construed to permit sales or dispositions of Collateral except as may be elsewhere expressly permitted by this Agreement or the other Operative Documents.

                 Section 4.05 Further Assurances. Upon the request of Secured Party, Debtor shall (at the Company's expense) execute and deliver all such mortgages, deeds of trust, assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder all in form and substance satisfactory to Secured Party.

                 Section 4.06 Lease. The Debtor will not default in its performance under the Lease. The Debtor will not extend payments under the Lease or make any allowance, forbearance, waiver or adjustment thereto and the Lease will not be amended, supplemented or modified, in each case above, without the written consent of Secured Party. All payments under the Lease shall be made only to such account as specified by Secured Party.


                                   ARTICLE V

                   Rights, Duties and Powers of Secured Party

                 The following rights, duties and powers of Secured Party are applicable irrespective of whether an Event of Default occurs and is continuing:

                 Section 5.01 Discharge Encumbrances. Secured Party may, at its option, but is not required to, take any action permitted to be taken by the Debtor under the Lease.

                 Section 5.02 Transfer of Collateral. Secured Party or any Participant may transfer any or all of the Obligations, and upon any such transfer Secured Party or such Participant may transfer its interest in any or all of the Collateral and shall be fully discharged thereafter from all liability therefor. Any transferee of the Collateral shall be vested with all rights, powers and remedies of its transferor hereunder.

                 Section 5.03 Licenses and Rights to Use Collateral. In connection with any transfer or sale (to Secured Party or any other Person) of the Collateral, Secured Party is hereby granted a transferable license or other right to use, without any charge, any of the Debtor's labels, patents, copyrights, trade names, trade secrets, trademarks or other similar property in completing production, advertising or selling such Collateral. The Debtor's rights under all licenses and franchise agreements shall inure to the benefit of Secured Party and any transferee of all or any part of the Collateral.

                 Section 5.04 Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off.

                 Section 5.05     Disclaimer of Certain Duties.

                 (a) The powers conferred upon Secured Party by this Security Agreement are to protect its and the Participants' interest in the Collateral and shall not impose any duty upon Secured Party or any Participant to exercise any such powers. Debtor hereby agrees that Secured Party and the Participants shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, their delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

                 (b) Neither Secured Party nor any Participant shall be under any duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor, Account Debtor or other Person.
Debtor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party or any Participant to proceed against any Obligor, Account Debtor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party or any Participant now has or may hereafter have against any Obligor or other Person. Except as may be expressly required in the Participation Agreement, this Security Agreement or the Code, Debtor hereby waives any demand, notice of default, notice of acceleration of the maturity of the Obligations, notice of intention to accelerate the maturity of the Obligations, presentment, protest and notice of dishonor as to any action taken by Secured Party or any Participant in connection with this Security Agreement, or any instrument or document.

                 Section 5.06 Modification of Obligations; Other Security. Debtor waives (i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (ii) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Obligations, from time to time to (x) take and hold other property, other than the Collateral, as security for the Obligations, and exchange, enforce, waive and release any or all of the Collateral, (y) apply the Collateral in the manner permitted by this Security Agreement and (z) renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.


                                   ARTICLE VI

                               Events of Default

                 Section 6.01 Events of Default. An "Event of Default" under the Participation Agreement shall constitute an Event of Default under this Security

Agreement.

                 Section 6.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, Secured Party or, in the case of subsection (g), Secured Party or any Participant may take any or all of the following actions without notice (except where expressly required below or in the Participation Agreement) or demand to Debtor:

                 (a) Declare all or part of the indebtedness pursuant to the Obligations immediately due and payable and enforce payment of the same by Debtor or any Obligor.

                 (b) Take possession of the Collateral, or at Secured Party's request the Debtor shall, at the Company's cost, assemble the Collateral and make it available at a location to be specified by Secured Party which is reasonably convenient to the Debtor and Secured Party.

                 (c) Sell or lease, in one or more sales or leases and in one or more parcels, or otherwise dispose of any or all of the Collateral in its then condition or in any other commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party (including, without limitation, the Company's or the Debtor's premises), either for cash or credit or for future delivery at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party or any Participant may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by the Debtor, including any equity or right of redemption, stay or appraisal which the Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. It shall not be necessary that the Collateral or any part thereof be present at the location of any such sale or transfer. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. In the event that any of the Collateral is sold or transferred on credit, or to be held by Secured Party for future delivery to a purchaser or transferee, the Collateral so sold or transferred may be retained by Secured Party until the purchase price or other consideration is paid by the purchaser or transferee thereof, but in the event that such purchaser or transferee fails to pay for the Collateral so sold or transferred or to take delivery thereof, neither Secured Party nor any Participant shall incur any liability in connection therewith. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to lease or otherwise dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this subsection or in subsection
(f) shall constitute disposition in a commercially reasonable manner.

                 (d) Take possession of all books and records of the Debtor pertaining to the Collateral. Secured Party shall have the authority to enter upon any real property or improvements thereon in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability.

                 (e) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity and consistent with the provisions of the Participation Agreement. Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing for sale or other disposition, and the reasonable attorneys' fees and legal expenses incurred by Secured Party and the Participants.

                 (f) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral. Additionally, any sale or transfer hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

                 (g) Apply and set-off (i) any deposits of the Debtor now or hereafter held by Secured Party or any Participant; (ii) all claims of the Debtor or the Company against Secured Party or any Participant, now or hereafter existing; (iii) any other property, rights or interests of the Debtor which come into the possession or custody or under the control of Secured Party or any Participant; and (iv) the proceeds of any of the foregoing as if the same were included in the Collateral. Secured Party agrees to notify the Debtor, as the case may be, promptly after any such set-off or application (or after learning thereof in the case of such action by a Participant); provided, however, the failure of Secured Party to give any notice shall not affect the validity of such set-off or application.

                 (h) Receive, change the address for delivery, open and dispose of mail addressed to Debtor, and to execute, assign and endorse negotiable and other instruments for the payment of money or other evidences of payment for any form of Collateral on behalf of and in the name of Debtor.

                 Section 6.03 Attorney-in-Fact. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, but at the Company's cost and expense and without notice to Debtor to take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                 Section 6.04 Liability for Deficiency. If any sale or other disposition of Collateral by Secured Party or any other action of Secured Party or any Participant hereunder results in reduction of the Obligations, such action will not release Debtor from its liability to Secured Party and the Participants for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the opening paragraph hereof.

                 Section 6.05 Reasonable Notice. If any applicable provision of any law requires Secured Party or any Participant to give reasonable notice of any sale or disposition or other action, Debtor hereby agrees that five days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

                 Section 6.06 Non-judicial Enforcement. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Debtor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.


                                  ARTICLE VII

                                 Miscellaneous

                 Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Security Agreement shall be given as provided for in Section 12.02 of the Participation Agreement.

                 Section 7.02 Amendments and Waivers. Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Debtor or any Obligor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Debtor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Debtor's obligations hereunder. This Security Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

                 Section 7.03 Copy as Financing Statement. A photocopy or other reproduction of this Security Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with any appropriate filing authority for the purpose of perfecting Secured Party's security interest in the Collateral.

                 Section 7.04 Possession of Collateral. Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

                 Section 7.05 Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to the Company or such other Person as required by Governmental Requirements such excess proceeds in a commercially reasonable time; provided, however, that neither Secured Party nor any Participant shall have any liability for any interest, cost or expense in connection with any delay in delivering such proceeds to the Company.

                 Section 7.06 Amounts. Notwithstanding anything to the contrary contained in this Agreement or any of the Operative Documents, the amounts which the Debtor, the Company and the Guarantor are obliged to pay pursuant to this Security Agreement and the other Operative Documents, and the amounts which the Debtor, the Agent and the Participants are entitled to receive pursuant to this Security Agreement and the other Operative Documents, are subject to the limitations set forth in Section 12.15 of the Participation Agreement.

                 Section 7.07 Governing Law. THIS SECURITY AGREEMENT AND THE SECURITY INTEREST GRANTED HEREBY (INCLUDING, WITHOUT LIMITATION, THE ENFORCEABILITY AND VALIDITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICTS OF LAWS RULES THEREOF (EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION GOVERN THE PERFECTION AND PRIORITY OF THE SECURITY INTERESTS GRANTED HEREBY).

                 Section 7.08     Continuing Security Agreement.

                 (a)      Except as may be expressly applicable pursuant to
Section 9-505 of the Code, no action taken or omission to act by Secured Party or the Participants hereunder, including, without limitation, any action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party and the Participants shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

                 (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a Debtor, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party or the Participants, and Secured Party's and the Participants' security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Security Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.09.

                 Section 7.09 Termination. The grant of a security interest hereunder and all of Secured Party's and the Participants' rights, powers and remedies in connection therewith shall remain in full force and effect until Secured Party has retransferred and delivered all Collateral in its possession to Debtor, and executed a written release or termination statement and reassigned to the Debtor without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the complete payment of the Obligations and the compliance by Debtor with all covenants and agreements hereof, Secured Party, at the written request and expense of the Company, will release, reassign and transfer the Collateral to the Company and declare this Security Agreement to be of no further force or effect. Notwithstanding the foregoing, the provisions of Section 7.08(b) shall survive the termination of this Security Agreement.

                 Section 7.10 Counterparts, Effectiveness. This Security Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Security Agreement becomes effective upon the execution hereof by Debtor and delivery of the same to Secured Party or the Participants, and it is not necessary for Secured Party or any Participant to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

                 Section 7.11 Lease. Debtor hereby acknowledges that the Lease is subordinate and inferior to this Security Agreement and any other security documents executed as security for the Obligations. Any foreclosure on any part of the Facility shall be free and clear of the terms of the Lease and shall terminate the Lease as to such portion of the Facility.

                 Section 7.12 Non-Recourse. No recourse shall be had against the Debtor or its successors and assigns and their directors, officers, shareholders, employees or agents for any claim based on any failure by the Debtor in the performance or observance of any of the agreements, covenants or provisions contained in any of the Operative Documents; and in the event of any such failure, recourse shall be had solely against the rights and interests of the Debtor in the Trust Estate; provided that nothing contained in this Security Agreement or other any Operative Document shall be taken to prevent enforcement of any claim against the Debtor or any other Person arising out of or in connection with the Security Agreement or any other Operative Document based upon fraud, gross negligence or willful misconduct of the Debtor or any director, officer, shareholder, employee or agent of Debtor or its successors and assigns.

DEBTOR:                            STATE STREET BANK AND TRUST COMPANY,
- ------
                                   not in its individual capacity but solely as Trustee for the Chaco Liquids Plant Trust


                                   By:
                                      ----------------------------
                                           Arthur J. MacDonald
                                           Assistant Vice President


SECURED PARTY:                     CHEMICAL BANK, as Agent
- -------------


                                   By:
                                      ----------------------------
                                           W. King Grant
                                           Vice President

                                   Exhibit A

                             Location of Collateral

Two International Place, 4th Floor
Boston, Massachusetts  02210

                                   Schedule I

                            Contracts and Agreements


1. Lease Agreement dated of even date herewith between Debtor, as lessor, and El Paso New Chaco Company, as lessee, relating to real property and related facilities on the Site.

2. Agency Agreement dated of even date herewith between Debtor, as principal, and El Paso New Chaco Company, as agent.

3. Support Agreement dated of even date herewith between Debtor and El Paso New Chaco Company.

4. Construction Contract dated of even date herewith between Debtor and El Paso New Chaco Company.

5. Sponsor Agreement dated of even date herewith between Debtor and El Paso Natural Gas Company.

6. Ground lease between El Paso Natural Gas Company, as lessor, and Debtor, as lessee relating to the Site.

                                 SCHEDULE 1.02

                                 Defined Terms


                 The following terms shall have the following meanings (all terms defined in this Agreement in the singular to have the same meanings when used in the plural and vice versa).

                 "Additional Rent" shall have the meaning assigned such term in
Section 3(b) of the Lease.

                 "Advance Notice" shall mean in connection with any Borrowing or any Certificate Advance or any continuation or Conversion of any Loan, notice given by telecopy or telephone (and if by telephone, confirmed promptly by telecopier) to be received by the Agent not later than (i) 10:00 a.m. New York time on the Business Day for the Borrowing of or Conversion into Base Rate Loans or the making of a Base Rate Advance, and (ii) 12:00 noon New York time on the third Business Day before the requested date of the Borrowing of Eurodollar Loans, or Conversion into Eurodollar Loans or continuation thereof or the making of a Eurodollar Advance.

                 "Affiliate" with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of the foregoing definition, "control" means the direct or indirect ownership of more than 50% of the outstanding capital stock or other equity interests having ordinary voting power.

                 "Agent" shall mean Chemical, or its successor, as agent, under the Participation Agreement.

                 "Agency Agreement" shall mean the Agency Agreement and Limited Power of Attorney between the Trustee and the Company, as Project Agent, of even date with the Participation Agreement, substantially in the form of Exhibit C to the Participation Agreement, as the same may be amended or supplemented from time to time.

                 "Aggregate Certificate Commitments" shall mean $2,400,000, as the same may be reduced at the request of the Company in accordance with
Section 2.03 of the Participation Agreement.

                 "Aggregate Loan Commitments" shall mean $77,600,000, as the same may be reduced at the request of the Company in accordance with Section
2.03 of the Participation Agreement.

                 "Aggregate Use Charge" shall mean for any Billing Period, the sum of Daily Use Charges for that Billing Period.

                 "Alternate Program" shall mean any other program providing for the sale or other disposition of trade or other receivables entered into by the Guarantor which is in addition to or in replacement of the program evidenced by the Receivables Purchase and Sale Agreement, provided that such program is on terms (a) substantially similar to the Receivables Purchase and Sale Agreement or (b) customary for similar transactions as reasonably determined by the Agent.

                 "Applicable Funding Office" shall mean, for each Participant, and for each Type of Loan or Certificate Advance, the funding office of such Participant (or an affiliate of such Participant) designated for such Type of Loan or Certificate Advance on the signature pages hereof (or in an Assignment Agreement executed by such Participant pursuant to Section 12.06 of the Participation Agreement) or such other offices of such Participant (or of an affiliate of such Participant) as such Participant may from time to time specify to the Agent, the Trustee and the Company as the office by which its Loans or Certificate Advances, as applicable, of such Type are to be made and maintained.

                 "Applicable Margin" shall mean:

                 (a) with respect to Loans for each day such Loan is outstanding:

                 (i) with respect to Eurodollar Loans outstanding prior to the fifth (5th) anniversary of the Closing Date, the following rate per annum as is applicable based upon the S&P Bond Rating and the Moody's Bond Rating:


             Bond Rating                             Level                             Applicable
            (S&P/Moody's)                                                                Margin
         -------------------                         -----                             ----------
         BBB+/Baa1 or better                           I                                 0.370%
               BBB/Baa2                               II                                 0.435%
              BBB-/Baa3                               III                                0.500%
           BB+/Ba1 or below                           IV                                 0.625%

and

                 (ii) with respect to Eurodollar Loans outstanding after the fifth (5th) anniversary of the Closing Date, the following rate per annum as is applicable based upon the S&P Bond Rating and the Moody's Bond Rating:


             Bond Rating                                                               Applicable
            (S&P/Moody's)                            Level                               Margin
         -------------------                         -----                             ----------
         BBB+/Baa1 or better                           I                                 0.450%
               BBB/Baa2                               II                                 0.515%
              BBB-/Baa3                               III                                0.580%
           BB+/Ba1 or below                           IV                                 0.705%

provided that if the ratings of such rating agencies do not fall within the same Level, the Applicable Margin for Eurodollar Loans under each of clause (i) and (ii) above applicable to such day will be the lower Applicable Margin and provided, further, that in the event a rating is not available from either rating agency, such rating agency will be deemed to have assigned its lowest rating; and

                 (b) (i) with respect to Certificate Advances that are Eurodollar Advances, the following rate per annum as is applicable based upon the S&P Bond Rating and the Moody's Bond Rating:


             Bond Rating                                                               Applicable
            (S&P/Moody's)                            Level                               Margin
         -------------------                         -----                             ----------
         BBB+/Baa1 or better                           I                                 2.000%
               BBB/Baa2                               II                                 2.065%
              BBB-/Baa3                               III                                2.130%
           BB+/Ba1 or below                           IV                                 2.255%

provided that if the ratings of such rating agencies do not fall within the same Level, the Applicable Margin for Eurodollar Advances applicable to such day will be the lower Applicable Margin and provided, further, that in the event a rating is not available from either rating agency, such rating agency will be deemed to have assigned its lowest rating; and

                 (ii) with respect to Certificate Advances that are Base Rate Advances, 1.0% per annum.

                 "Applicable Permit" shall mean any Permit that is or may be necessary to own, construct, start-up, test, maintain, operate, lease or use all or any part of the Facility or any portion thereof in accordance with the Operative Documents, and the failure to obtain or maintain which would have a Material Adverse Effect.

                 "Approved Appraisal" shall mean any appraisal, ordered by the Agent, but at the Company's cost, from an appraiser or appraisers reasonably acceptable to the Agent, which: (i) complies with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, 12 U.S.C. 3331, et seq., and The Regulations and Statements of General Policy on Appraisals promulgated by the Federal Deposit Insurance Corporation, 12 C.F.R.
Part 32, as amended, (ii) is performed by a state certified real estate appraiser certified under the laws of any State, and (iii) reflects the Market Value of each of Phase One and Phase Two on an "as completed" basis.

                 "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit I hereto entered into by a Note Holder or Certificate Holder, as applicable, and an Eligible Assignee.

                 "Authorized Officers" shall mean relative to the Company or the Guarantor, the officers whose signatures and incumbency shall have been certified to the Agent and the Trustee in a certificate certified by its Secretary in form and substance satisfactory to the Agent.

                 "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and
(b) the C/D Assessment Rate.

                 "Base Rate" shall mean, for any day, a rate per annum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, rounded upwards to the next highest 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1/2 of 1% and (c) the Effective Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Effective Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Effective Federal Funds Rate, respectively.

                 "Base Rate Advances" shall mean advances made by Certificate Holders pursuant to Section 2.01(b) of the Participation Agreement, the yield for which is determined based upon the Base Rate.

                 "Base Rate Loans" shall mean loans made by the Note Holders pursuant to Section 2.01(a) of the Participation Agreement, which bear interest at rates based upon the Base Rate.

                 "Billing Period" shall mean with respect to any of the following periods ending on or after the Lease Commencement Date:

                 (a) with respect to Rent calculated by reference to Eurodollar Loans or Eurodollar Advances made to the Trustee under the Participation Agreement, the period which corresponds to the Eurodollar Period for such Eurodollar Loan or Eurodollar Advance, unless such Eurodollar Period is longer than three months, in which case, the Billing Period shall be the three-month intervals following the first day of such Eurodollar Period, or if such day is not a Business Day, on the next succeeding Business Day; and

                 (b) with respect to Rent calculated by reference to Base Rate Loans and Base Rate Advances made to the Trustee under the Participation Agreement or by reference to the yield, fees and all other amounts owing by the Trustee, other than amounts referred to in the calculation of Additional Rent, each three month period ending on a Quarterly Date.

                 "Book Value" shall mean as of any date of determination with respect to the Facility, the aggregate Funded Amount paid through and including such date of determination.

                 "Borrowing" shall mean a borrowing consisting of Loans of the same Type made on the same day by the Note Holders, it being understood that there may be more than one Borrowing on a particular day.

                 "Burlington" shall mean Burlington Resources Inc., a Delaware corporation.

                 "Business Day" shall mean (a) for all purposes other than as covered by clause (b) below, any day except Saturday, Sunday and any day which shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans and payments of the face amount of and yield on Eurodollar Advances, any day which is a Business Day described in clause (a) above and which is also a day for trading by and between banks in the London interbank eurodollar market.

                 "Cancellation Date" shall have the meaning assigned such term in Section 15(b) of the Lease.

                 "Cancellation Event" shall have the meaning assigned such term in Section 15(b) of the Lease.

                 "Capitalization" shall mean the sum (without duplication) of
(a) consolidated Debt of the Guarantor and its Consolidated Subsidiaries, plus
(b) the aggregate amount of Financial Guaranties entered into by the Guarantor and its Consolidated Subsidiaries, plus (c) the Guarantor's common and preferred stockholders' equity.

                 "Casualty Occurrence" shall mean any of the following events in respect of the Facility, (i) any material loss of the Facility or material loss of use thereof which does not constitute a Loss Event, or (ii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any material part of the Facility which action does not constitute a Loss Event.

                 "C/D Assessment Rate" shall mean for any day as applied to any Base Rate Loan or Base Rate Advance, the annual assessment rate determined by Chemical to be payable on such day to the Federal Deposit Insurance Corporation (the "FDIC") for the FDIC's (or any successor's) insuring time deposits at offices of Chemical in the United States.

                 "C/D Reserve Percentage" shall mean for any day as applied to any Base Rate Loan or Base Rate Advance, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the then current reserve requirement for the Agent in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                 "Certificate Advance" shall mean a Base Rate Advance or a Eurodollar Advance or any or all of them.

                 "Certificate Commitment" shall mean, as to each Certificate Holder, an amount equal to such Certificate Holder's Certificate Percentage Share of the Aggregate Certificate Commitments then in effect.

                 "Certificate Holder" shall mean any Person who from time to time is the holder of a Certificate.

                 "Certificates" shall mean the Certificates provided for by
Section 2.05(b) of the Participation Agreement, substantially in the form of Exhibit L to the Participation Agreement, as the same may be amended, supplemented, renewed, extended for any period, increased or rearranged from time to time.

                 "Certificate Percentage Share" shall mean the percentage of the Certificate Advances and Certificate Commitment to be provided by a Certificate Holder under this Agreement as indicated on Exhibit J hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

                 "Chaco Liquids Plant Trust" shall mean the trust created pursuant to the Declaration.

                 "Chemical" shall mean Chemical Bank, a New York banking corporation.

                 "Closing Date" shall mean February 9, 1995.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended and any successor statute.

                 "Collateral" shall have the meaning assigned such term in
Section 26 of the Lease.

                 "Co-Lessee" shall have the meaning assigned such term in
Section 21(b) of the Lease.

                 "Commitments" shall mean, as to each Participant, an amount equal to such Participant's Loan Commitment or Certificate Commitment, as applicable, then in effect.

                 "Company" shall mean El Paso New Chaco Company, a Delaware corporation.

                 "Completion" shall mean the occurrence and satisfaction of all of the events and conditions described on Schedule 1.02(b) to the Participation Agreement on a single date to the reasonable satisfaction of the Majority Participants.

                 "Completion Certificate" shall mean, with respect to either Phase One or Phase Two, a certificate of the Company in substantially the form of Exhibit M to the Participation Agreement, certifying that Completion of the relevant Phase of the Facility has occurred.

                 "Completion Date" shall mean, with respect to Phase One, the Phase One Completion Date; and with respect to Phase Two, the Phase Two Completion Date.

                 "Consolidated Subsidiary" shall mean a Subsidiary, the accounts of which are customarily consolidated with those of the Guarantor for the purpose of reporting to stockholders of the Guarantor or, in the case of a recently acquired Subsidiary, the accounts of which would, in accordance with the Guarantor's regular practice, be so consolidated for that purpose.

                 "Construction Contract" shall mean the Construction Contract between the Company and the Trustee, of even date with the Participation Agreement, pursuant to which the Company agrees to design and construct Phase One and, if the Phase Two Election is made, Phase Two of the Facility, substantially in the form of Exhibit F to the Participation Agreement, as the same may be amended or supplemented from time to time.

                 "Contingent Guaranty" shall have the meaning assigned such term in the definition of "Financial Guaranty" contained in this Schedule 1.02.

                 "Convert", "Conversion" and "Converted" each refers to a conversion of Loans or Certificate Advances of one Type into Loans or Certificate Advances of another Type pursuant to Sections 2.09, 2.10, 5.02 and
5.05 of the Participation Agreement.

                 "Daily Use Charge" shall mean for any day (whether or not a Business Day) during the term of the Lease the sum of (a) all liabilities of the Trustee for interest and yield accruing for such day pursuant to the Participation Agreement, and (b) all liabilities of the Trustee for commitment and other fees accruing for such day pursuant to the Participation Agreement.

                 "Debt" shall mean, as to any Person, all Indebtedness of such Person other than (a) any Project Financing of such Person and (b) in the case of the Guarantor, any liabilities of the Guarantor under the Receivables Purchase and Sale Agreement or any Alternate Program, or any document executed by the Guarantor in connection therewith; provided, however, that for purposes of Article VIII and Article IX of the Participation Agreement, "Debt" shall not include up to an aggregate amount of $100,000,000 of (i) the amount of optional payments in lieu of asset repurchase or other payments to similar effect, including extension or renewal payments, on off balance sheet leases and (ii) the amount of the purchase price for optional acquisition of such asset (in either case, calculated at the lower amount payable in respect of such asset under clause (i) or (ii) above.

                 "Declaration" shall mean the Declaration of Trust, of even date with the Participation Agreement, for the Chaco Liquids Plant Trust with the Trustee as trustee, in substantially the form of Exhibit E to the Participation Agreement, as the same may be amended or supplemented from time to time.

                 "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

                 "Dollars" and "$" shall mean lawful money of the United States of America.

                 "Effective Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it.

                 "Eligible Assignee" shall mean, with respect to any particular assignment under Section 12.06 of the Participation Agreement, any bank or other financial institution approved in writing by the Guarantor expressly with respect to such assignment and, except as to such an assignment by Chemical so long as Chemical is the Agent, the Agent as an Eligible Assignee for purposes of the Participation Agreement, provided that neither the Agent's nor the Guarantor's approval shall be unreasonably withheld.

                 "Environmental Laws" shall mean as to any Person, any and all laws, statutes, ordinances, rules, regulations or orders of any Governmental Authority pertaining to health or the environment in effect from time to time in any and all jurisdictions in which such Person is conducting or at any time has conducted business, or where any Property of such Person is located now or in the future, or where any hazardous substances generated or disposed of by such Person are located now or in the future, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, (ii) to the extent the laws of the state or other jurisdiction in which any Property of any applicable Person is located establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply, and (iii) the terms "hazardous substance" and "solid waste" shall include, solely for purposes of this Schedule, the Participation Agreement and the Lease, all oil and gas exploration and production wastes that may present an endangerment to public health or welfare or the environment, even if such wastes are specifically exempt from classification as hazardous substances or solid wastes pursuant to CERCLA or RCRA or the state analogs to those statutes.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued from time to time thereunder.

                 "ERISA Affiliate" shall mean any Person who is a member of the Guarantor's controlled group within the meaning of Section 4001(a)(14)(A) of ERISA.

                 "ERISA Termination Event" shall mean (a) a "reportable event," as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under subsections .11, .12, .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section
2615), or an event described in Section 4062(e) of ERISA, or (b) the withdrawal of the Guarantor or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in
Section 4001(a)(2) of ERISA or the incurrence of liability by the Guarantor or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (e) the conditions set forth in Section 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of the Guarantor or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied, or (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (q) the occurrence of any other event or the existence of any other condition which would reasonably be expected to result in the termination of, or the appointment of a trustee to administer, any Plan under Section 4042 of ERISA.

                 "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Eurodollar Advances" shall mean advances made by Certificate Holders pursuant to Section 2.01(b) of the Participation Agreement, the yield for which is determined on the basis of rates referred to in the definition of "Eurodollar Rate" in this Schedule 1.02.

                 "Eurodollar Loans" shall mean loans made by the Note Holders pursuant to Section 2.01(a) of the Participation Agreement, the interest rates for which are determined on the basis of rates referred to in the definition of "Eurodollar Rate" in this Schedule 1.02.

                 "Eurodollar Period" shall mean:

                 (a) with respect to each Eurodollar Loan, the period beginning on the date of such Loan or the date of the Conversion of any Base Rate Loan into a Eurodollar Loan and ending on the numerically corresponding date (or, if applicable, last calendar date) one, two, three or six months, or, subject to availability to each Note Holder, nine or twelve months thereafter and, thereafter, each subsequent period commencing on the last day of the immediately preceding Eurodollar Period and ending on the numerically corresponding date (or, if applicable, last calendar date) one, two, three or six months, or, subject to availability to each Note Holder, nine or twelve months thereafter, in each case as the Company may, upon Advance Notice, select; provided, however, that:

                 (i) the duration of any Eurodollar Period which commences before the Maturity Date and would otherwise end after the Maturity Date shall end on the Maturity Date;

                 (ii) if the last day of such Eurodollar Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except if such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day; and

                 (iii) Eurodollar Periods commencing on the same date for Loans comprising the same Borrowing shall be of the same duration; and

                 (b) with respect to each Eurodollar Advance, the period beginning on the date of such Eurodollar Advance or the date of the Conversion of any Base Rate Advance into a Eurodollar Advance and ending on the numerically corresponding date (or, if applicable, last calendar day) in the next calendar month and, thereafter, each subsequent period commencing on the last day of the immediately preceding Eurodollar Period and ending on the numerically corresponding date (or, if applicable, last calendar day) in the next calendar month thereafter; provided, however, that:

                 (i) the duration of any Eurodollar Period which commences before the Maturity Date and would otherwise end after the Maturity Date shall end on the Maturity Date; and

                 (ii) if the last day of such Eurodollar Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except if such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

                 "Eurodollar Rate" shall mean, for any Eurodollar Period for each Eurodollar Rate Loan or Eurodollar Advance comprising part of the same Borrowing or Certificate Advance, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Lenders in London, England, to prime banks in the London interbank market at 11:00 a.m. (London, England time) two Business Days before the first day of such Eurodollar Period (if applicable or appropriate, in an amount comparable to the amount of such Borrowing) and for a period equal to such Eurodollar Period.
The Eurodollar Rate for the Eurodollar Period for each Eurodollar Loan or Eurodollar Advance comprising part of the same Borrowing or Certificate Advance, as applicable, shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Lenders two Business Days before the first day of such Eurodollar Period, subject, however, to the provisions of Section 5.02 of the Participation Agreement.

                 "Eurodollar Reserve Percentage" shall mean for any Participant for any Eurodollar Period means the reserve percentage applicable during such Eurodollar Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Eurodollar Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for such Participant with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Eurodollar Period.

                 "Event of Default" shall have the meaning assigned to that term in Section 10.01 of the Participation Agreement or as assigned to that term in Section 17 of the Lease.

                 "Excluded Acquisition Debt" shall mean (a) Debt, Financial Guaranties or reimbursement obligations of any corporation acquired by the Guarantor or any of its Subsidiaries and which Debt, Financial Guaranties or reimbursement obligations exist immediately prior to such acquisition (provided that (i) such Debt, Financial Guaranties or reimbursement obligations are not incurred solely in anticipation of such acquisition and (ii) immediately prior to such acquisition such corporation is not a Subsidiary of the Guarantor) or
(b) Debt, Financial Guaranties or reimbursement obligations in respect of any asset acquired by the Guarantor or its Subsidiaries and which Debt, Financial Guaranties or reimbursement obligations exists immediately prior to such acquisition (provided that (i) such Debt, Financial Guaranties or reimbursement obligations are not incurred solely in anticipation of such acquisition and (ii) immediately prior to such acquisition such asset is not an asset of the Guarantor or any of its Subsidiaries).

                 "Excluded Taxes" shall have the meaning assigned such term in
Section 4.06(a) of the Participation Agreement.

                 "Facility" shall mean the whole of Phase One and, if the Phase Two Election is made, Phase Two.

                 "Facility Costs" shall mean all of the capitalized costs and expenses of any kind or character incurred to design, construct, and implement the Facility, including, without limitation, all professional fees and expenses, and other "soft costs" of a nature ordinarily and reasonably incurred in connection with the construction and completion of liquids extraction plants substantially similar to the Facility (including, without limitation, such soft costs previously incurred by the Company or the Guarantor as mutually agreed by the Company, the Agent and the Participants), and all interest, yield and commitment fees accrued prior to the Phase II Completion Date on Loans and Certificate Advances.

                 "Facility Plan" shall mean the plan for the Facility designated as Schedule 1.02(a) to the Participation Agreement, in the form furnished to the Trustee and the Agent, as the same may be amended or supplemented from time to time.

                 "FERC" shall mean the Federal Energy Regulatory Commission, or any agency or authority of the United States from time to time succeeding to its function.

                 "Financial Guaranty" shall mean, any act by which any Person assumes, guarantees, endorses or otherwise incurs direct or contingent liability in connection with, or agrees to purchase or otherwise acquire or otherwise assures a creditor against loss in respect of, any Debt or Project Financing of any Person other than the Guarantor or any of its Consolidated Subsidiaries (excluding (a) any liability by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (b) any liability in connection with obligations of the Guarantor or any of its Consolidated Subsidiaries, including, without limitation, obligations under any conditional sales agreement, equipment trust financing or equipment lease, and (c) any such act in connection with a Project Financing that either (i) guarantees performance of the completion of the project which is financed by such Project Financing, until such time, if any, that such guaranty becomes a guaranty of payment of such Project Financing (other than a guaranty of payment of the type referred to in subclause (ii) below) or (ii) is contingent upon, or the obligation to pay or perform under which is contingent upon, the occurrence of any event other than or in addition to the passage of time or any Project Financing becoming due (any such act referred to in this clause (c) being a "Contingent Guaranty"); provided, however, that for purposes of this definition the liability of the Guarantor or any of its Subsidiaries with respect to any obligation as to which a third party or parties are jointly, or jointly and severally, liable as a guarantor or otherwise as contemplated hereby and have not defaulted on its or their portions thereof, shall be only its pro rata portion of such obligation.

                 "Financial Statements" shall mean the financial statement or statements of the Guarantor described or referred to in Section 7.01(e) of the Participation Agreement.

                 "Funded Amount" shall mean the aggregate amount of principal, interest, fees and expenses owing or to be owing by the Trustee to the Note Holders, plus the aggregate amount of principal, yield, fees and expenses owing or to be owing by the Trustee to the Certificate Holders, and all other amounts owed by the Trustee to the Agent or the Participants pursuant to the Participation Agreement or any other Operative Document.

                 "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's property is located or which exercises valid jurisdiction over any such Person or such Person's property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Company, the Guarantor, the Site or the Facility or any Participant or any Applicable Funding Office.

                 "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

                 "Ground Lease" shall mean the Ground Lease between the Guarantor (or any successor, transferee or assignee thereof), as lessor, and the Trustee, as lessee, of even date with the Participation Agreement, pursuant to which the Trustee has leased the Site.

                 "Guarantees" shall mean (i) the Sponsor Agreement, of even date with the Participation Agreement, executed by the Guarantor in favor of the Trustee, substantially in the form of Exhibit H to the Participation Agreement, pursuant to which the Guarantor has guaranteed the Company's obligations under the Lease, the Agency Agreement, the Support Agreement and the Construction Contract; and (ii) the Parent Guarantee, of even date with the Participation Agreement, executed by the Guarantor in favor of the Agent and the Note Holders, substantially in the form of Exhibit G to the Participation Agreement, pursuant to which the Guarantor has guaranteed the completion of the Facility and the payment in full of the Loans and the Certificate Advances, subject to the limitations set forth therein.

                 "Guarantor" shall mean El Paso Natural Gas Company, a Delaware corporation.

                 "Highest Lawful Rate" shall mean, with respect to each Participant, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes, the Certificates or on other amounts owing hereunder under laws applicable to such Participant which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

                 "HSR Act" shall mean The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all rules and regulations promulgated thereunder.

                 "Impositions" shall mean, without duplication, as to any Person, (i) all Other Taxes, assessments, levies, fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) which, at any time prior or subsequent to the Closing Date are imposed or levied upon or assessed against or may be or constitute a Lien upon such Person or such Person's Property, or which arise in respect of the ownership, operation, occupancy, possession, use, non-use, condition, leasing or subleasing of such Person's Property; (ii) all charges, levies, fees, rents or assessments for or in respect of utilities, communications and other services rendered or used on or about such Person's Property; and (iii) payments required in lieu of any of the foregoing; but excluding any penalties or fines imposed on the Lessor, the Agent or any Participant for violation of any banking laws or securities law.

                 "Indemnified Risks" shall have the meaning assigned in Section 12.03(b) of the Participation Agreement.

                 "Indebtedness" of any Person shall mean, without duplication
(a) indebtedness of such Person for borrowed money, (b) obligations of such Person (other than any portion of any trade payable obligation of such Person which shall not have remained unpaid for 91 days or more from the original due date of such portion) to pay the deferred purchase price of Property or services (it being understood and agreed that the obligation of a Person, with respect to Property leased by it, to purchase such Property upon the termination of the lease agreement with respect thereto (or to repay as rent loans made to the lessor or lessee of such Property with respect to any such lease agreement) shall constitute an obligation to pay the deferred purchase price of Property in the amount of the purchase price or rent so payable from time to time), and (c) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, except that where such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any Consolidated Subsidiary of such Person, the amount thereof for the purposes of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof.

                 "Initial Advances" shall mean the Certificate Advances made pursuant to Section 2.01 of the Participation Agreement on the Initial Funding Date.

                 "Initial Funding Date" shall mean the Closing Date, or such later date on which the conditions precedent set forth in Sections 6.01 and
6.02 of the Participation Agreement have been satisfied.

                 "Initial Loans" shall mean the Loans made pursuant to Section
2.01 of the Participation Agreement on the Initial Funding Date.

                 "Insolvency Event" shall mean, with respect to the Lessee, any event of the types described in Section 10.01(e) of the Participation Agreement.

                 "Insurance Requirements" shall mean all terms of any insurance policy (including, without limitation, casualty and general liability) covering or applicable to the Facility or any portion thereof and all requirements of the issuer of any such policy.

                 "Judgment" shall mean any judgment, decree or order of any court or other Governmental Authority.

                 "Lease" shall mean the Lease, of even date with the Participation Agreement, in substantially the form of Exhibit B to the Participation Agreement, as amended, supplemented or otherwise modified, pursuant to which the Company, as Lessee, has agreed to sublease the Site and lease the Facility after the Lease Commencement Date for the purpose of operating the Facility in accordance with the terms and conditions set forth in the Lease.

                 "Lease Commencement Date" shall mean the Phase One Completion Date.

                 "Lease Term" shall mean the period of time commencing on the Lease Commencement Date and ending on the earlier to occur of the (i) the Option Date, (ii) Cancellation Date and (iii) the Lease Termination Date.

                 "Lease Termination Date" shall mean initially, October 31, 2002, and thereafter, in the event of any one (1) year extensions of the term of the Lease, pursuant and subject to the conditions set forth in Section 2(b) of the Lease, the day which numerically corresponds to the anniversary date one
(1) year after the then applicable Lease Termination Date.

                 "Lessee" shall mean the Company and any successor or permitted assign under the terms of the Participation Agreement or the Lease.

                 "Lessor" shall mean the Trustee and any successor permitted by the terms of the Participation Agreement, the Lease and the Declaration.

                 "Lien" shall mean any mortgage, attachment, lien (including, without limitation, any lien arising in connection with any Imposition), charge, security interest, conditional sale or other title retention agreement or other encumbrance on, in or with respect to any Property.

                 "Loan" shall mean a Base Rate Loan or a Eurodollar Loan or any or all of them.

                 "Loan Commitment" shall mean, as to each Note Holder, an amount equal to such Note Holder's Loan Percentage Share of the Aggregate Loan Commitments then in effect.

                 "Loan Percentage Share" shall mean the percentage of the Loans and Loan Commitment to be provided by a Note Holder under this Agreement as indicated on Exhibit J hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b) of the Participation Agreement.

                 "Loss Event" shall mean any of the following events in respect of the Facility: (i) the total loss of the Facility or the total loss of use thereof due to destruction, damage beyond repair or rendition of the Facility permanently unfit for normal use for any reason whatsoever; (ii) any damage to the Facility which results in an insurance settlement with respect to the Facility on the basis of a total loss; or (iii) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, all or substantially all of the Facility including, but not limited to, a permanent taking by eminent domain of such scope that the untaken portion of the Facility is insufficient to permit the restoration of the Facility for continued use in the Company's business or that causes the remaining portion of the Facility to be incapable of being restored to a condition that would permit the remaining portion of the Facility (without the portion of the Facility taken by eminent domain) to continue to have the capacity and functional ability to perform on a continuing basis (subject to normal interruptions in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the function for which the Facility (as a whole) was designed as specified in the Facility Plan; or (iv) the occurrence of any event or the discovery of any condition in, on, beneath or involving the Facility or any portion thereof (including, but not limited to the presence of hazardous substances or the violation of any applicable Environmental Law) that would have a material adverse effect on the use, occupancy, possession, value or condition of the Facility or any portion thereof, which event or condition requires remediation (A) the cost of which is anticipated, in the opinion of the Agent, in consultation with an independent environmental engineering firm, to exceed 20% of the Option Price, and (B) that could not reasonably be expected to be completed substantially in its entirety prior to the date that is 30 days prior to the Lease Termination Date or is not actually completed substantially in its entirety on or before the date that is 30 days prior to the Lease Termination Date.

                 "Majority Certificate Holders" shall mean, at any time while no Certificate Advances are outstanding, Certificate Holders having at least fifty-one percent (51%) of the amount of the Aggregate Certificate Commitments and, at any time while Certificate Advances are outstanding, Certificate Holders holding at least fifty-one percent (51%) of the outstanding aggregate principal amount of the Certificate Advances (without regard to any sale by a Certificate Holder of a participation in any Certificate Advance under Section 12.06(f) of the Participation Agreement).

                 "Majority Note Holders" shall mean, at any time while no Loans are outstanding, Note Holders having at least fifty-one percent (51%) of the amount of the Aggregate Loan Commitments and, at any time while Loans are outstanding, Note Holders holding at least fifty-one percent (51%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Note Holder of a participation in any Loan under Section 12.06(f) of the Participation Agreement).

                 "Majority Participants" shall mean, at any time while no Loans or Certificate Advances are outstanding, Participants having at least fifty-one percent (51%) of the aggregate amount of the Aggregate Loan Commitments and the Aggregate Certificate Commitments and, at any time while Loans or Certificate Advances are outstanding, Participants holding at least fifty-one percent (51%) of the aggregate outstanding principal amount of Loans and Certificate Advances (the Loans and Certificate Advances being considered as a single class and not separately, and without regard to any sale by a Participant of a participation in any Loan or Certificate Advance under Section 12.06(f) of the Participation Agreement).

                 "Margin Stock" shall mean "margin stock" as defined in Regulations U or G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Market Value" shall have the meaning assigned such term in
Section 323.2(f) of the Regulations and Statements of General Policy on Appraisals promulgated by the Federal Deposit Insurance Corporation, 12 C.F.R.
Section 323.2(f), as amended from time to time.

                 "Material Adverse Effect" shall mean a material adverse effect on either (i) the financial condition or operations of the Guarantor and its consolidated Subsidiaries on a consolidated basis or (ii) the condition or operations of the Facility.

                 "Maturity Date" shall mean, unless extended pursuant to the terms of Section 2.11 of the Participation Agreement, October 31, 2002.

                 "Mojave" shall mean Mojave Pipeline Company.

                 "Mojave Northward Expansion Project" shall mean the expansion (by construction, acquisition or otherwise) of the natural gas transmission system owned or to be owned by the Guarantor, Mojave or any Subsidiary which was not a Principal Subsidiary on August 10, 1994, to extend such system from Topock, Arizona to the vicinity of San Francisco, California and Sacramento, California and the related looping and increased compression facilities.

                 "Moody's" shall mean Moody's Investors Service, Inc.

                 "Moody's Bond Rating" shall mean for any day, the rating of the Guarantor's senior long-term unsecured debt by Moody's in effect at 11:00 A.M., New York City time, on such day.

                 "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Guarantor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions and in respect of which the Guarantor or an ERISA Affiliate has any liability (contingent or otherwise), such plan being maintained pursuant to one or more collective bargaining agreements.

                 "Multiple Employer Plan" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (a) is maintained for employees of the Guarantor or an ERISA Affiliate and at least one Person other than the Guarantor and its ERISA Affiliates or (b) was so maintained and in respect of which the Guarantor or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                 "Net Worth" shall mean with respect to the Guarantor, as of any date of determination, the sum of the preferred stock and stockholders' equity of the Guarantor as shown on the most recent consolidated balance sheet of the Guarantor delivered pursuant to Section 8.02 of the Participation Agreement.

                 "Note Holder" shall mean any Person who from time to time becomes a holder of a Note.

                 "Notes" shall mean the Notes provided for by Section 2.05(a) of the Participation Agreement, substantially in the form of Exhibit K to the Participation Agreement, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

                 "Operative Documents" shall mean the Participation Agreement, the Lease, the Support Agreement, the Agency Agreement, the Ground Lease, the Construction Contract, the Guarantees, the Declaration, the Notes, the Certificates, the Security Instruments and any and all other agreements or instruments now or hereafter executed and delivered by the Trustee, the Company or the Guarantor in connection with the Notes, the Certificates or this Agreement, as such agreements or instruments may be amended, supplemented, renewed, extended or increased from time to time.

                 "Option Date" shall have the meaning assigned such term in
Section 15(c) of the Lease.

                 "Option Price" shall mean, at any time of determination, the Funded Amount plus all unpaid Impositions payable in connection with the purchase of the Facility pursuant to Section 14(d) of the Lease or any provision of Section 15 of the Lease.

                 "Other Taxes" shall have the meaning assigned to such term in
Section 4.06(b) of the Participation Agreement.

                 "Participant" shall mean a Note Holder or a Certificate Holder and "Participants" shall mean the Note Holders and the Certificate Holders collectively.

                 "Participation Agreement" shall mean the Participation and Credit Agreement among the Guarantor, the Company, the Trustee, the Agent and the Participants now or hereafter parties thereto dated as of the Closing Date, as the same may be amended or supplemented from time to time.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                 "Percentage Share" shall mean the percentage of the Loans, Certificate Advances and Commitments to be provided by a Participant under the Participation Agreement as indicated on Exhibit J hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b) of the Participation Agreement.

                 "Permit" shall mean any approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority or other Person.

                 "Permitted Claims" shall have the meaning assigned to such term in Section 12.14(b) of the Participation Agreement.

                 "Permitted Insurers" shall mean insurers with ratings of A- or better and Class VIII or better according to Best's Insurance Reports, or other insurers acceptable to the Agent.

                 "Permitted Liens" shall mean with respect to any Property, any of the following:

                 (i) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license, permit or provision of law affecting such Property to (a) terminate, or take any other action which has the effect of modifying, such right, power, franchise, grant, license, permit or provision of law, provided that such termination or other action, when taken, shall not have resulted in a Loss Event and shall not have had a Material Adverse Effect, or (b) purchase, condemn, appropriate or recapture, or designate a purchaser of, such Property;

                 (ii) any Liens thereon for Impositions or Taxes and any Liens of mechanics, materialmen and laborers for work or services performed or materials furnished which (a) are not over due, or (b) are being contested in good faith in the manner described in Section 13 of the Lease;

                 (iii) rights reserved to or vested in any Governmental Authority to control or regulate the use of such Property or to use such Property in any manner;

                 (iv) in the case of real property, encumbrances, easements, mineral rights and other similar rights the exercise of which shall not have had a Material Adverse Effect; and

                 (v) any Liens created under the Operative Documents and any financing statements filed in connection therewith.

                 "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a country or any political subdivision thereof or any agency or instrumentality of such country or subdivision.

                 "Phase" shall mean either Phase One or Phase Two.

                 "Phase One" shall mean (a) the Trustee's leasehold estate in the Site granted pursuant to the Ground Lease, (b) the Chaco cryogenic liquids extraction plant constructed on the Site in accordance with the Facility Plan having capacity to process 400 Mmcf/d of natural gas, together with all accessories, equipment, parts and devices necessary to achieve Phase One Completion, and (c) all plans, specifications, warranties and related rights and operating, maintenance and repair manuals related thereto and all replacements of any of the above.

                 "Phase One Advance Limit" shall mean $1,680,000.00.

                 "Phase One Advance" shall mean any Certificate Advance made for the construction and completion of Phase One.

                 "Phase One Completion" shall mean the satisfaction of the requirements set forth on Schedule 1.02(b) to the Participation Agreement relating to Phase One.

                 "Phase One Completion Certificate" shall mean a Completion Certificate issued in connection with Phase One Completion.

                 "Phase One Completion Date" shall mean the earlier to occur of
(i) the date on which the Company, as Project Agent for the Trustee, delivers the Phase One Completion Certificate and (ii) December 31, 1996.

                 "Phase One Loan Limit" shall mean $54,320,000.00.

                 "Phase One Loans" shall mean any Loan made for the construction and completion of Phase One.

                 "Phase Two" shall mean (a) the additional improvements to the Chaco cryogenic liquids extraction plant constructed on the Site pursuant to the Facility Plan, together with all accessories, equipment, parts and devices necessary to achieve Phase Two Completion, and (b) all plans, specifications, warranties and related rights and operating, maintenance and repair manuals related thereto and all replacements of and improvements to any of the above; provided however that Phase Two shall not begin unless the Phase Two Election is made.

                 "Phase Two Advance" shall mean any Certificate Advance made for the construction and completion of Phase Two.

                 "Phase Two Completion" shall mean the satisfaction of the requirements set forth on Schedule 1.02(b) to the Participation Agreement relating to Phase Two.

                 "Phase Two Completion Certificate" shall mean a Completion Certificate issued in connection with Phase Two Completion.

                 "Phase Two Completion Date" shall mean the earlier to occur of
(i) the date on which the Company, as Project Agent for the Trustee, delivers the Phase Two Completion Certificate and (ii) June 30, 1997.

                 "Phase Two Construction Period" shall mean the period commencing on the Lease Commencement Date and ending on the Phase Two Completion Date.

                 "Phase Two Election" shall mean the election by the Board of Directors of the Guarantor, on or before June 1, 1995, to initiate Phase Two.

                 "Phase Two Loans" shall mean any Loan made for the construction and completion of Phase Two.

                 "Plan" shall mean a Single Employer Plan or a Multiple Employer Plan.

                 "Post-Default Rate" shall mean in respect of any principal of any Loan or Certificate Advance that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum equal at all times
(i) from such due date to the last day of the then existing Eurodollar Period in the case of, and for, each Eurodollar Loan or Eurodollar Advance, to 1% per annum above the interest rate per annum required to be paid on such Eurodollar Loan or Eurodollar Advance immediately prior to the date on which such amount became due, and (ii) from and after the last day of the then existing Eurodollar Period for such Eurodollar Loan or Eurodollar Advance, and in the case of any Base Rate Loan or Base Rate Advance, to 1% per annum above the sum of the Base Rate in effect from time to time plus the Applicable Margin, if any.

                 "Prime Rate" shall mean the rate of interest from time to time announced by Chemical at the Principal Office as its prime commercial lending rate. Such rate is set by Chemical as a general reference rate of interest, taking into account such factors as Chemical may deem appropriate, it being understood that many of Chemical's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Chemical may make various commercial or other loans at rates of interest having no relationship to such rate.

                 "Principal Office" shall mean the principal office of the Agent and Chemical presently located at 270 Park Avenue, New York, New York 10017 or any other office designated by Chemical.

                 "Principal Subsidiary" shall mean, at any time, any Subsidiary of the Guarantor (other than a Project Financing Subsidiary) having assets at such time greater than or equal to 5% of the consolidated assets of the Guarantor and its Consolidated Subsidiaries at such time.

                 "Process Agent" shall have the meaning assigned such term in
Section 12.14(b) of the Participation Agreement.

                 "Progress Report" shall mean a Progress Report reflecting a comparison of the actual construction and development of the Facility through the date of such Progress Report with the schedule for such construction and development set forth in the Facility Plan.

                 "Project Agent" shall mean the Company, in its capacity as Project Agent for the Trustee under the Agency Agreement.

                 "Project Financing" shall mean any Indebtedness incurred to finance a project, other than any portion of such Indebtedness permitting or providing for recourse against the Guarantor or any of its Subsidiaries other than (a) recourse to the stock or assets of the Project Financing Subsidiary, if any, incurring or guaranteeing such Indebtedness, and (b) such recourse as exists under any Contingent Guaranty.

                 "Project Financing Subsidiary" shall mean any Subsidiary of the Guarantor whose principal purpose is to incur Project Financing, or to become a partner in a partnership so created, and substantially all the assets of which Subsidiary or partnership are limited to those assets being financed (or to be financed) in whole or in part by a Project Financing.

                 "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "Quarterly Dates" shall mean the last day of each March, June, September and December in each year, the first of which shall be March 31, 1995, provided that if any such day is not a Business Day, then such Quarterly Date shall be the next Business Day.

                 "Receivables Purchase and Sale Agreement" shall mean the Receivables Purchase and Sale Agreement dated as of January 14, 1992 among the Guarantor, CIESCO L.P., a New York limited partnership, Corporate Asset Funding Company, a Delaware corporation and Citicorp North America, Inc., as agent, as such Agreement may be amended, supplemented, restated or otherwise modified from time to time which amendment, supplement, restatement or modification will not extend the purchase of receivables and other assets thereunder to receivables and assets other than present and future gas purchase contract take-or-pay buyout and buydown receivables, the collateral and other support therefor and the collections therefrom.

                 "Reference Lenders" shall mean Chemical, The Bank of New York and Royal Bank of Canada.

                 "Register" shall have the meaning assigned such term in
Section 12.06(d) of the Participation Agreement.

                 "Related Contract" shall mean any agreement for the purchase, construction or installation of either Phase or any portion thereof or the provision of enhancements and improvements to the Facility, made pursuant to the Agency Agreement by the Company on behalf of the Trustee or by the Company and assigned to the Trustee, with one or more Vendors.

                 "Rent" shall mean, with respect to any Billing Period, the Aggregate Use Charge for such Billing Period.

                 "Rent Payment Date" shall mean the last day of any Billing Period.

                 "Residual Guaranty Amount" shall mean, as of any date of determination, amount of principal then outstanding on account of the Tranche A Loan plus all accrued and unpaid interest thereon.

                 "Restoration Account" shall mean an interest bearing account maintained with the Agent by the Trustee pursuant to Section 14(e) of the Lease and styled the "Restoration Account."

                 "S&P" shall mean Standard & Poor's Ratings Group.

                 "S&P Bond Rating" shall mean for any day, the rating of the Guarantor's senior long-term unsecured debt by S&P in effect at 11:00 A.M., New York City time, on such day.

                 "Security Agreement" shall mean the Security Agreement executed by the Trustee for the benefit of the Agent as agent for the Participants, of even date with the Participation Agreement, substantially in the form of Exhibit N to the Participation Agreement, as the same may be amended or supplemented from time to time.

                 "Security Instruments" shall mean the Security Agreement and any and all agreements or instruments, including, without limitation, financing statements, now or hereafter executed and delivered by the Company or the Guarantor as security for the payment or performance of the Notes and the Certificates or the Participation Agreement, as such agreements or instruments may be amended or supplemented from time to time.

                 "Single Employer Plan" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Guarantor or an ERISA Affiliate and no Person other than the Guarantor and its ERISA Affiliates or (b) was so maintained and in respect of which the Guarantor or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                 "Site" shall mean the real property in San Juan County, New Mexico, described in greater detail on Exhibit A to the Lease.

                 "State Street" shall mean State Street Bank and Trust Company.

                 "Sublessee" shall have the meaning assigned such term in
Section 21(c) of the Lease.

                 "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly beneficially owned or controlled by such Person or one or more of its Subsidiaries or such Person and one or more of the Subsidiaries of such Person.

                 "Support Agreement" shall mean the Support Agreement between the Company and the Trustee, of even date with the Participation Agreement, substantially in the form of Exhibit D to the Participation Agreement, as the same may be amended or supplemented from time to time.

                 "Survey" means a current certified survey of the Site in form and substance satisfactory to the Agent, and containing such certifications as the Agent may request.

                 "Taxes" shall have the meaning assigned such term in Section 4.06(a) of the Participation Agreement.

                 "Termination Event" shall have the meaning assigned such term in Section 15(a) of the Lease.

                 "Third Parties" shall mean any Person other than (i) the Trustee, (ii) the Company, (iii) the Guarantor, or (iv) any Affiliate of any of the foregoing.

                 "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate (adjusted to the basis of a year of 365 or 366 days, as the case may be) for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

                 "Tranche A Loans" shall mean all Loans made to the Trustee in an aggregate principal amount equal to 89% of the Aggregate Loan Commitments.

                 "Tranche B Loans" shall mean all Loans made to the Trustee in an aggregate principal amount equal to 11% of the Aggregate Loan Commitments.

                 "Trust" shall mean the Chaco Liquids Plant Trust, created pursuant to the Declaration.

                 "Trustee" shall mean State Street, as Trustee of the Trust, and its successors, and assigns, as Trustee, pursuant to the provisions of the Declaration.

                 "Type" shall mean, with respect to Loans, either a Base Rate Loan or a Eurodollar Loan, each a "Type" of Loan, and with respect to Advances, either a Base Rate Advance or a Eurodollar Advance, each a "Type" of Certificate Advance.

                 "UCC" shall mean the Uniform Commercial Code as enacted in the State of New York and any other jurisdiction whose laws may be mandatorily applicable.

                 "Unguaranteed Amount" shall mean, as of any date of determination, the aggregate amount of principal then owing by the Trustee to the Note Holders on account of the Tranche B Loans and by the Trustee to Certificate Holders on account of the Certificates.

                 "Vendor" shall mean any supplier or manufacturer of, or provider of services with respect to, either Phase or part thereof.

                 "Withdrawal Liability" shall mean a withdrawal liability as defined under Part I of Subtitle E of Title IV of ERISA.

                       PARTICIPATION AND CREDIT AGREEMENT


                          Dated as of February 9, 1995



                                     Among


                          EL PASO NATURAL GAS COMPANY,

                           EL PASO NEW CHACO COMPANY,

                      STATE STREET BANK AND TRUST COMPANY,
                         not in its individual capacity
            but solely as Trustee for the Chaco Liquids Plant Trust,

                                 CHEMICAL BANK,
                                   as Agent,


                      THE NOTE HOLDERS SIGNATORIES HERETO


                                      and


                   THE CERTIFICATE HOLDERS SIGNATORIES HERETO

                               TABLE OF CONTENTS

                                                        ARTICLE I                                                    Page
                                           Defined Terms and Accounting Matters
         Section 1.01  Terms Defined Above. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.02  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.03  Accounting Terms and Determinations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                        ARTICLE II

                                                       Commitments
         Section 2.01  Loans; Certificate Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 2.02  Fundings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.03  Changes of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.04  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.05  Notes; Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.06  Several Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.07  Funding Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.08  Applications of Payments and Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.09  Continuation Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.10  Conversion Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.11  Extension of Notes and Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                       ARTICLE III

                                           Payments of Notes and Redemption of
                                       Certificates; Payment of Interest and Yield
         Section 3.01  Repayment of the Notes and Redemption of the Certificates  . . . . . . . . . . . . . . . . . .  10
         Section 3.02  Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.03  Interest on Notes; Yield on Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.04  Payments by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                        ARTICLE IV

                                               Payments; Computations; Etc.
         Section 4.01  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.02  Pro Rata Treatment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.03  Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.04  Non-receipt of Funds by the Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.05  Sharing of Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.06  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                        ARTICLE V

                                             Yield Protection and Illegality
         Section 5.01  Additional Interest and Yield  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.02  Interest Rate and Yield Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.03  Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.04  Increased Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.05  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.06  Payments and Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.07  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                        ARTICLE VI

                                                   Conditions Precedent
         Section 6.01  Conditions Precedent to Effectiveness of this Agreement  . . . . . . . . . . . . . . . . . . .  21
         Section 6.02  Initial and Subsequent Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 6.03  Condition Precedent to Phase Two Loans and Phase Two Advances. . . . . . . . . . . . . . . . .  24
         Section 6.04  Conditions Precedent for the Benefit of Participants . . . . . . . . . . . . . . . . . . . . .  24
         Section 6.05  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                       ARTICLE VII

                                              Representations and Warranties
         Section 7.01  Company and the Guarantor Representations and Warranties . . . . . . . . . . . . . . . . . . .  25
         Section 7.02  Representations and Warranties of State Street . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                       ARTICLE VIII

                                                  Affirmative Covenants
         Section 8.01  Affirmative Covenants of Company and Guarantor . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.02  Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.03  Covenants of State Street. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                        ARTICLE IX

                                                    Negative Covenants
         Section 9.01  Negative Covenants of Company and Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                        ARTICLE X

                                                    Events of Default
         Section 10.01  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 10.02  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                        ARTICLE XI

                                                        The Agent
         Section 11.01  Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 11.02  Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 11.03  Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 11.04  Rights as a Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 11.05  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 11.06  Non-Reliance on Agent and other Participants  . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 11.07  Failure to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 11.08  Resignation or Removal of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                       ARTICLE XII

                                                      Miscellaneous
         Section 12.01  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 12.02  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 12.03  Payment of Expenses, Indemnities, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 12.04  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 12.05  Right of Set-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 12.06  Assignments and Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 12.07  Invalidity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 12.08  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 12.09  References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 12.10  Successors; Survivals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.11  Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.12  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.13  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.14  GOVERNING LAW; SUBMISSION TO JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.15  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 12.16  Characterization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 12.17  Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 12.18  Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 12.19  The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 12.20    The Certificate Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 12.21  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                    EXHIBITS

         Exhibit A - Legal Description of Subject Property
         Exhibit B - Form of Lease Agreement
         Exhibit C - Form of Agency Agreement
         Exhibit D - Form of Support Agreement
         Exhibit E - Form of Declaration of Trust
         Exhibit F - Form of Construction Contract
         Exhibit G - Form of Parent Guarantee in favor of Agent
                          and Note Holders (Completion and Payment)
         Exhibit H - Form of Sponsor Agreement in favor of Trustee
         Exhibit I - Form of Assignment and Acceptance Agreement
         Exhibit J - Commitments and Percentage Shares
         Exhibit K - Form of Note
         Exhibit L - Form of Certificate
         Exhibit M - Form of Completion Certificate
         Exhibit N - Form of Security Agreement
         Exhibit O - Form of legal opinion of Associate General Counsel of
                          Guarantor
         Exhibit P - Form of legal opinion of Fried, Frank, et. al. Exhibit Q - Form of legal opinion of Montgomery & Andrews
         Exhibit R - Form of legal opinion of counsel for Trustee


                                   SCHEDULES

         Schedule 1.02    - Defined Terms
         Schedule 1.02(a) - Facility Plan and List of Facility Plan Documents
         Schedule 1.02(b) - Requirements for Completion
         Schedule 7.01(f) - Litigation
         Schedule 7.01(o) - Environmental Matters

                 PARTICIPATION AND CREDIT AGREEMENT (as the same may be amended or supplemented from time to time, the "Agreement") dated as of February 9, 1995 among EL PASO NEW CHACO COMPANY, a Delaware corporation (the "Company"), EL PASO NATURAL GAS COMPANY, a Delaware corporation (the "Guarantor"), STATE STREET BANK AND TRUST COMPANY (in its individual capacity, "State Street"), as Trustee for the Chaco Liquids Plant Trust (in such capacity, the "Trustee"); each of the Note Holders that is a signatory hereto or becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "Note Holder," and collectively, together with their successors and assigns, the "Note Holders"); each of the Certificate Holders that is a signatory hereto or becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "Certificate Holder," and collectively, together with their successors and assigns, the "Certificate Holders"), and CHEMICAL BANK (in its individual capacity, "Chemical "), as agent for the Note Holders and Certificate Holders (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS

         WHEREAS, the Trustee has entered into a ground lease of certain real property in San Juan County, New Mexico, described in greater detail on Exhibit A attached hereto (the "Site"), to purchase certain work in progress relating to improvements to be located on the Site and to construct on the Site a cryogenic liquids extraction plant; and

         WHEREAS, the Trustee has subleased the Site and leased the improvements thereon, after completion, to the Company pursuant to a Lease Agreement of even date herewith substantially in the form of Exhibit B hereto (as the same may be amended or supplemented from time to time, the "Lease"); and

         WHEREAS, the Company, acting as the Trustee's project agent under an Agency Agreement and Limited Power of Attorney dated of even date herewith substantially in the form of Exhibit C hereto (as the same may be amended or supplemented from time to time, the "Agency Agreement"), will sublease the Site, on behalf of the Trustee, purchase such work in progress and complete the construction and installation of all enhancements and improvements to the Facility; and

         WHEREAS, the Company will further provide operations, maintenance and management support under a Support Agreement dated of even date herewith substantially in the form of Exhibit D hereto (as the same may be amended or supplemented from time to time, the "Support Agreement"); and

         WHEREAS, in order to finance the acquisition of the Trustee's leasehold estate in the Site, the acquisition of such work in progress, the enhancements and improvements to be made to the Site and the construction and installation of the Facility for the ultimate use and benefit of the Company in accordance with the Lease, the Company has requested that the Trustee, the Note Holders, the Certificate Holders and the Agent enter into this Agreement and the Declaration of Trust of even date herewith substantially in the form of Exhibit E hereto (as the same may be amended or supplemented from time to time, the "Declaration"); and

         WHEREAS, to induce the Trustee, the Agent, the Note Holders and the Certificate Holders to enter into this Agreement and other agreements relating to the transactions contemplated hereby, Guarantor has agreed to guarantee the obligations of the Company to the Trustee and certain of the obligations of the Trustee under this Agreement to the Note Holders and the Certificate Holders;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                      Defined Terms and Accounting Matters

                 Section 1.01 Terms Defined Above. As used in this Agreement, the terms defined in the recitals above shall have the meanings indicated above.

                 Section 1.02 Certain Defined Terms. As used herein, all capitalized terms used, but not otherwise defined herein, shall have the meaning specified for such terms in Schedule 1.02.

                 Section 1.03 Accounting Terms and Determinations. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles either (a) consistent with those principles applied in the preparation of the financial statements referred to in Section 7.01(e), or (b) not materially inconsistent with such principles (so that no covenant contained in Articles VIII or IX would be calculated or construed in a materially different manner or with materially different results than if such covenant were calculated or construed in accordance with clause (a) of this Section 1.03).


                                   ARTICLE II

                                  Commitments

                 Section 2.01  Loans; Certificate Advances.

                 (a) Loans. Each Note Holder severally agrees, on the terms of this Agreement:

                 (i) to make Phase One Loans to the Trustee during the period from and including the later of (y) the Initial Funding Date or
         (z) the date that such Note Holder becomes a party to this Agreement as provided in Section 12.06(b), up to and including the Phase One Completion Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Note Holder's Loan Percentage Share of the Phase One Loan Limit; provided, however, that the aggregate principal amount of all such Phase One Loans by all Note Holders under this Section 2.01(a)(i) at any one time outstanding shall not exceed the Phase One Loan Limit.

                 (ii) if the Phase Two Election is made, to make Phase Two Loans to the Trustee during the period from and including the later of
         (y) the Initial Funding Date or (z) the date that such Note Holder becomes a party to this Agreement as provided in Section 12.06(b), up to and including the Phase Two Completion Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Note Holder's Loan Percentage Share of such Phase Two Loan; provided, however, that the aggregate principal amount of all Phase One Loans and Phase Two Loans by all Note Holders under this Section

         2.01(a) at any one time outstanding shall not exceed the lesser of (y) ninety-seven percent (97%) of the Facility Costs as incurred or invoiced or (z) the Aggregate Loan Commitments.

                 (b) Certificate Advances. Each Certificate Holder severally agrees, on the terms of this Agreement:

                 (i) to make a Phase One Advance to the Trustee on the Initial Funding Date in an amount equal to such Certificate Holder's Certificate Percentage Share of the Phase One Advance Limit.

                 (ii) if the Phase Two Election is made, to make a Phase Two Advance to the Trustee on the earlier to occur of (A) any Business Day during the period from and including the Business Day one (1) Business Day following the date the Company gives the Agent and the Participants written notice that the Phase Two Election has been made up to and including the Phase One Completion Date or (B) the date on which physical construction of Phase Two has commenced, in the aggregate principal amount of $720,000, and as to each Certificate Holder in the amount of such Certificate Holder's Certificate Percentage Share of such amount.

                 (c)      Capitalized Interest, Yield, etc.

                 (i) It is intended that prior to the Phase One Completion Date, all interest, yield, commitment fees and other amounts due by the Trustee under this Agreement shall be paid by Loans and Certificate Advances. The Company, as agent for the Trustee, shall give Advance Notice in connection with any Loan made to pay such amounts or of the amount of Certificate Advances to be applied thereto. Notwithstanding the foregoing, the aggregate amount of all Loans and Certificate Advances for Phase One of the Facility shall not exceed the sum of the Phase One Loan Limit and the Phase One Advance Limit.

                 (ii) It is intended that on and after the Phase One Completion Date and prior to the Phase Two Completion Date, all interest, yield, commitment fees and other amounts due by the Trustee under this Agreement may be paid by Loans and/or Certificate Advances at the discretion of the Company. If the Company elects to pay such amounts in a manner other than the Borrowing of Loans or application of the proceeds of Certificate Advances, the Company, as agent for the Trustee, shall give written notice to the Agent in the manner set forth in Section 2.02(a) that such interest, yield, commitment fees or other amounts to be due and payable hereunder will not be paid with Loans or Certificate Advances; otherwise such amounts shall be paid with the proceeds of Loans or the application of the proceeds of Certificate Advances. Notwithstanding the foregoing, the aggregate amount of all Loans and Certificate Advances for the Facility shall not exceed the sum of the Aggregate Certificate Commitments and the Aggregate Loan Commitments.

                 (d) Limitations on Reborrowing, etc. Loans repaid may not be reborrowed. Loans may be Base Rate Loans or Eurodollar Loans, provided that no more than six (6) Eurodollar Loans may be outstanding from any Note Holder at any time. Certificate Advances repaid may not be readvanced. Subject to Section 2.01(b)(iii), all Certificate Advances shall be Eurodollar Advances, and no more than one (1) Eurodollar Advance may be outstanding from any Certificate Holder in respect of its Certificate Advances at any time.

                 Section 2.02  Fundings.

                 (a) The Company, as agent for the Trustee, shall give the Agent (which shall promptly notify the Participants) Advance Notice (which may be telephonic if confirmed promptly in writing) of each requested funding of a Loan or a Certificate Advance, which notice shall be irrevocable and effective only upon receipt by the Agent, shall specify the aggregate amount and the date of the Loans and Certificate Advances to be funded, the Type of the Loans or Certificate Advances requested and in the case of Eurodollar Loans, the duration of the initial Eurodollar Period for such Borrowing. Not later than 1:00 p.m. New York time on the date specified for each funding hereunder, each Participant shall make available the amount of the Loan and/or Certificate Advance to be made by it on such date at an account which the Agent shall specify, in immediately available funds, for the account of the Trustee. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company as agent for the Trustee by depositing the same, in immediately available funds, in an account of the Company, designated by the Trustee and maintained with the Agent at its Principal Office. There shall be no more than two Borrowings of Loans per calendar month; provided, however, that subject to the terms and conditions of this Agreement, if on any Business Day (including the last day of a Eurodollar Period or a Quarterly Date) prior to the Phase One Completion Date, or, if Phase Two is undertaken, prior to the Phase Two Completion Date: (i) interest, yield or fees are due and payable by the Trustee, and (ii) the Company, as agent for the Trustee, has not requested on such day a Borrowing of Loans to be applied to pay such interest, yield or fees, then, unless the Company, as agent for the Trustee, has given written notice not later than 1:00 p.m. New York City time on a day which is three (3) Business Days prior to such Business Day that it intends to pay, or to apply proceeds of Certificate Advances to pay, such interest, yield or fees to be due and payable, the Company, as agent for the Trustee, shall have been deemed to have requested a Base Rate Loan in the aggregate amount of the interest, yield or fees due on such day to be funded by the Note Holders, and the making of any such Base Rate Loan shall not constitute one of the two permitted Borrowings for such month.

                 (b) All Base Rate Loan Borrowings under Section 2.02(a) shall be in amounts of at least $1,000,000 or in integral multiples of $500,000 in excess thereof, or the remaining balance of the Aggregate Loan Commitments, if less; and all Eurodollar Loans resulting from Borrowings under Section 2.02(a) shall be in amounts of at least $3,000,000 or in integral multiples of $500,000 in excess thereof; provided, however that any Base Rate Loans resulting from the capitalization of interest, yield, fees and other amounts payable under Section 2.01(c) may be in a lesser amount equal to the interest, yield, fees and other amounts to be capitalized. If at any time the aggregate principal amount of the Base Rate Loans outstanding equals or exceeds $3,000,000, then an amount thereof equal to $3,000,000, or an integral multiple of $500,000 in excess thereof, may be Converted into a Eurodollar Loan.

                 (c) On the Phase One Completion Date, and if the Phase Two Election is made, on the Phase Two Completion Date, all Loans and Certificate Advances shall have been funded by the Participants as herein provided on a pro rata basis so that 3% of the aggregate amount of all funds lent or advanced by the Participants will be comprised of Certificate Advances made by the Certificate Holders and 97% of the aggregate amount of all funds lent or advanced by the Participants will be comprised of Loans made by the Note Holders. On the Phase One Completion Date, and if the Phase Two Election is made, on the Phase Two Completion Date (but, in either case, subject to the terms of Section 2.08), if the Certificate Advances exceed 3% of the aggregate amount of all Loans and Certificate Advances, the Company shall either (i) subject to the other terms and conditions of this Agreement, borrow Loans from the Note Holders or (ii) repay the excess amount of Certificate

Advances, such that, in either case, after giving effect to such Loans or repayment, 3% of the aggregate amount of all Loans and Certificate Advances will be comprised of Certificate Advances made by the Certificate Holders.

                 Section 2.03 Changes of Commitments. The Company, as agent for the Trustee, shall have the right to terminate or to reduce the amount of the Aggregate Loan Commitments and the Aggregate Certificate Commitments, at any time or from time to time upon not less than three (3) Business Days' prior notice to the Agent (which shall promptly notify the Participants) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $3,000,000 or any multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent. Any request for a reduction in the amount of the Commitments shall be pro rata among the Aggregate Loan Commitments and the Aggregate Certificate Commitments so that, at all times, 3% of the Commitments will be comprised of the Aggregate Certificate Commitments and 97% of the Commitments will be comprised of the Aggregate Loan Commitments. The Aggregate Loan Commitments and the Aggregate Certificate Commitments once terminated or reduced may not be reinstated. No prepayment of Loans or Certificate Advances shall be required in connection with any termination or reduction of the Aggregate Loan Commitments or the Aggregate Certificate Commitments.

                 Section 2.04  Fees.

                 (a) The Trustee shall pay or cause to be paid to the Agent for the account of each Participant a commitment fee on the daily average amount of the unused portion of such Participant's Loan Commitment and/or Certificate Commitment, for the period from and including the later of (i) the Closing Date or (ii) the date such Participant becomes a party to this Agreement as provided in Section 12.06(b), up to and including the earlier of the date the unused Aggregate Loan Commitments and the unused Aggregate Certificate Commitments are terminated by the Company, as agent for the Trustee, or the Phase Two Completion Date, at the following rate per annum as is applicable based upon the S&P Bond Rating and Moody's Bond Rating:


             Bond Rating                                                               Commitment
            (S&P/Moody's)                            Level                                Fee
         -------------------                         -----                             ----------
         BBB+/Baa1 or better                           I                                 0.120%
               BBB/Baa2                               II                                 0.160%
              BBB-/Baa3                               III                                0.200%
           BB+/Ba1 or below                           IV                                 0.250%

provided that if the ratings of such rating agencies do not fall within the same Level, the rate applicable to such day will be the lower commitment fee rate and provided, further, that in the event a rating is not available from either rating agency, such rating agency will be deemed to have assigned its lowest rating. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Aggregate Loan Commitments and the Aggregate Certificate Commitments are terminated or the Maturity Date.

                 (b) The Company shall pay, or cause to be paid, as Loans and Certificate Advances on the Initial Funding Date to the Agent for the Agent's account the fees specified in the fee letter agreement dated November 18, 1994 between the Agent and the Guarantor.

                 (c) The Company or the Guarantor shall pay, or cause to be paid, out of or as Loans and Certificate Advances to the Trustee, or otherwise, for the Trustee's account the fees specified in the fee letter agreement dated of even date herewith between the Trustee and the Guarantor on the dates specified therein.

                 Section 2.05  Notes; Certificates.

                 (a) The Loans made by each Note Holder under Section 2.01(a) shall be evidenced by a single promissory note of the Trustee in substantially the form of Exhibit K hereto, dated as of the date such Note Holder becomes a party to this Agreement, payable to the order of such Note Holder in a principal amount equal to its Loan Commitment as originally in effect and otherwise duly completed. The date, amount, Type, Conversion into another Type, interest rate (and, if applicable, Eurodollar Period) and maturity date of each Loan made by each Note Holder, and all payments made on account of the principal thereof, shall be recorded by such Note Holder on its books and, prior to any transfer of the Note, on the schedules attached to its Note or any continuation thereof.

                 (b) The Certificate Advances made by each Certificate Holder under Section 2.01(b) shall be evidenced by a single Certificate of the Trustee in substantially the form of Exhibit L, dated the date such Certificate Holder becomes a party to this Agreement, in a face amount equal to its Certificate Commitment and otherwise duly completed. The date, amount, Type, Conversion into another Type, yield (and, if applicable, Eurodollar Period) and redemption date of each Certificate Advance made by each Certificate Holder, and all payments made on account of the principal thereof, shall be recorded by such Certificate Holder on its books and the Certificate Advances made by each Certificate Holder and, prior to any transfer of the Certificate, on the schedules attached to its Certificate or any continuation thereof.

                 Section 2.06 Several Obligations. The failure of any Participant to make any Loan or Certificate Advance to be made by it on the date specified therefor shall not relieve any other Participant of its obligation to make its Loan and/or Certificate Advance on such date, but no Participant shall be responsible for the failure of any other Participant to make a Loan or Certificate Advance to be made by such other Participant.

                 Section 2.07 Funding Offices. The Loans and Certificate Advances of each Type made by each Participant shall be made and maintained at such Participant's Applicable Funding Office for Loans or Certificate Advances of such Type.

                 Section 2.08  Applications of Payments and Proceeds.

                 (a) Upon (i) the occurrence and during the continuance of an Event of Default, (ii) a Cancellation Event, (iii) a Termination Event (and the Company elects pursuant to Section 15(a) of the Lease to exercise its option to purchase the Facility for the Option Price), or (iv) the Company otherwise electing to acquire the Facility for the Option Price, all monies received by the Trustee or the Agent pursuant to or in connection with the Lease, this Participation Agreement or any other

Operative Document shall be applied to prepay the Loans and redeem the Certificates in the following order:

                 (1) first, to pay or reimburse all costs and expenses, including, without limitation, those in connection with Indemnified Risks, increased costs, Taxes or Other Taxes, then due and owing to the Agent, the Trustee, the Note Holders and the Certificate Holders hereunder or under the other Operative Documents, pro rata to each such Person;

                 (2) second, to pay all accrued, unpaid interest and fees on the Notes, pro rata, to the Note Holders;

                 (3) third, to pay the outstanding principal balance of the Tranche B Loans, pro rata, to the Note Holders;

                 (4) fourth, to pay the outstanding principal balance of the Tranche A Loans, pro rata, to the Note Holders;

                 (5) fifth, to pay all accrued, unpaid yield on the Certificates, pro rata, to the Certificate Holders; and

                 (6) sixth, to pay the outstanding principal balance of the Certificate Advances, pro rata, to the Certificate Holders.

Any proceeds remaining after payment in full of the foregoing amounts shall be paid to the Trustee for distribution to the Company in accordance with the Declaration.

                 (b) If a Termination Event has occurred, a Default does not exist and the Company elects pursuant to Section 15(a) of the Lease to pay the Residual Guaranty Amount and not to purchase the Facility, then (i) the Residual Guaranty Amount shall be applied to pay all accrued, unpaid interest and fees on the Tranche A Loans, pro rata, to the Note Holders, and to pay the outstanding principal balance of the Tranche A Loans, pro rata, to the Note Holders; and (ii) all other monies received by the Trustee or the Agent pursuant to or in connection with the Lease, this Participation Agreement or any other Operative Document shall be applied as follows:

                 (1) first, to pay or reimburse all costs and expenses, including, without limitation, those in connection with Indemnified Risks, increased costs, Taxes or Other Taxes, then due and owing to the Agent, the Trustee, the Note Holders and the Certificate Holders hereunder or under the other Operative Documents, pro rata to each such Person;

                 (2) second, to pay all accrued, unpaid interest and fees on the Tranche B Loans, pro rata, to the Note Holders;

                 (3) third, to pay the outstanding principal balance of the Tranche B Loans, pro rata, to the Note Holders;

                 (4) fourth, to pay all accrued, unpaid yield on the Certificates, pro rata, to the Certificate Holders;

                 (5) fifth, to pay the outstanding principal balance of the Certificate Advances, pro rata, to the Certificate Holders.

Any proceeds remaining after payment in full of the foregoing amounts shall be paid to the Trustee for distribution to the Company in accordance with the Declaration.

                 Section 2.09  Continuation Options.

                 (a) The Company, as agent for the Trustee, may elect to continue all or any part of any Eurodollar Loan or Eurodollar Advance beyond the expiration of the then current Eurodollar Period relating thereto by giving Advance Notice (which may be telephonic, if confirmed promptly in writing) to the Agent of such election, specifying the amount of such Eurodollar Loan or Eurodollar Advance to be continued and the applicable Eurodollar Period therefor. In the absence of such a timely and proper election with respect to Eurodollar Loans, the Trustee and the Company shall be deemed to have elected to Convert such Eurodollar Loan on the last day of the Eurodollar Period therefor into a Base Rate Loan. In the absence of such a timely and proper election with respect to Eurodollar Advances, the Trustee and the Company shall be deemed to have elected to continue such Eurodollar Advance on the last day of the Eurodollar Period therefor as a Eurodollar Advance having a one (1) month Eurodollar Period.

                 (b) All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of a Eurodollar Loan which is either part of any Eurodollar Loan or which aggregates
(A) two or more Eurodollar Loans or (B) one or more Eurodollar Loans and one or more Base Rate Loans being Converted into a Eurodollar Loan and having the same Eurodollar Period commencing on the same date shall be (as to each Loan or aggregate of Loans as continued or as continued and Converted for an applicable Eurodollar Period) in an amount not less than $3,000,000 and in integral multiples of $500,000, and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be Converted to a Base Rate Loan on the last day of the Eurodollar Period applicable thereto.

                 Section 2.10 Conversion Options. The Company, as agent for the Trustee, may on any Business Day, by giving Advance Notice (which may be telephonic, if confirmed promptly in writing) to the Agent, not later than 10:00 a.m. (New York City time) on the Business Day of the proposed Conversion of Eurodollar Loans to Base Rate Loans and not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Loans to Eurodollar Loans and subject to the provisions of Sections 5.02, 5.03, and 5.05, either (A) Convert all or a portion of the Loans of one Type comprising one or more Borrowings into Loans of another Type or (B) Convert all or a portion of the Loans of more than one Type comprising one or more Borrowings into Loans of another Type; provided, however, that any Conversion of any Eurodollar Loans into Base Rate Loans made on any day other than the last day of an Eurodollar Period for such Eurodollar Loans shall be subject to the provisions of Section
5.07. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans or portions thereof to be Converted, and (iii) if such Conversion is into Eurodollar Loans, the duration of the Eurodollar Period for each such Loan. Any such Conversion shall be (as to the aggregate amount of the Loan or Loans into which there is a

Conversion or a continuation and Conversion for an applicable Eurodollar Period) in an amount not less than $3,000,000 and in integral multiples of $500,000 in excess thereof. If no Default shall have occurred and be continuing, all or any portion of a Base Rate Loan may be Converted into a Eurodollar Loan as provided in this Section. If a Default shall have occurred and be continuing, no Loan may be Converted into a Eurodollar Loan.

                 Section 2.11 Extension of Notes and Certificates. On any day that is not less than twelve (12) months and no more than eighteen (18) months prior to the then current Maturity Date (including any extended Maturity Date as contemplated hereby), the Company, as agent for the Trustee, may request in writing to the Agent (which shall promptly notify the Participants) that the then current Maturity Date be extended for a one (1) year period to expire on the one (1) year anniversary of the then current Maturity Date. Any such extension shall require (i) the unanimous written consent of each Participant and the Agent, each acting in its sole and absolute discretion, and (ii) the agreement of the Lessor to extend the term of the Lease in accordance with
Section 2(b) thereof. In the event such an extension is requested and the requirements set forth in the immediately preceding sentence are met, such extension shall be effective upon the execution of documentation evidencing the same and containing such additional terms as the Company, the Agent and each Participant, each acting in its sole discretion, may agree. If any Participant or the Agent shall fail to respond to the Company's written request for extension within sixty (60) days of receipt, such failure to respond shall be deemed a denial of such request for extension.


                                  ARTICLE III

                      Payments of Notes and Redemption of
                  Certificates; Payment of Interest and Yield

                 Section 3.01 Repayment of the Notes and Redemption of the Certificates.

                 (a) The principal balance outstanding on the Notes and the face amount outstanding on the Certificates shall be paid in full on the Maturity Date.

                 (b) If, on the Maturity Date, the Company or the Guarantor (or any of their Affiliates) shall exercise the option to purchase the Facility in its entirety, then the purchase price shall be equal to the Option Price. The proceeds of such sale shall be applied in the order specified in Section 2.08(a). If, on the Maturity Date, the Company or the Guarantor (or any of their Affiliates) shall choose to pay the Residual Guaranty Amount and not to purchase the Facility, all amounts received by the Trustee pursuant to or in connection with the Lease, this Participation Agreement or any other Operative Document shall be used the repay the Notes, redeem the Certificates and pay the other amounts specified in this Section 3.01(b) in the order specified in Section 2.08(b).

                 Section 3.02 Prepayments. On or after the Phase One Completion Date, the Company may upon (a) in the case of Eurodollar Loans or Eurodollar Advances, at least two (2) Business Days' notice and (b) in the case of Base Rate Loans or Base Rate Advances, telephonic notice not later than 12:00 noon (New York City time) on the date of prepayment, to the Agent which specifies the proposed date and aggregate principal amount of the prepayment and the Type of Loans or Certificate Advances to be prepaid, and if such notice is given the Company, as agent for the Trustee, shall, prepay the outstanding principal amounts of the Loans comprising the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the amount prepaid or the outstanding principal amounts of the Certificate Advances in whole or in part, together with accrued yield to the date of such prepayment on the amount prepaid; provided, however, that (i) each partial prepayment of Loans shall be in an aggregate principal amount not less than $3,000,000 or an integral multiple of $500,000 in excess thereof, and (ii) in the event of any such prepayment of any Eurodollar Loan or Eurodollar Advance on any day other than the last day of the Eurodollar Period for such Eurodollar Loan or Eurodollar Advance, the Company, as agent for the Trustee, shall be obligated to reimburse the Note Holders and/or Certificate Holders (as applicable) in respect thereof pursuant to, and to the extent required by,
Section 5.07; provided, further, however, that the Company will use its best efforts to give notice to the Agent of the proposed prepayment of Base Rate Loans or Base Rate Advances on the Business Day prior to the date of such proposed prepayment. Any prepayment pursuant to this Section 3.02 shall be allocated among the Loans and Certificate Advances to achieve or maintain consistency with the ratio set forth in Section 2.02(c); or if, after giving effect to such prepayment, it is not possible to achieve or maintain such ratio, then such prepayment will be allocated among the Loans and Certificate Advances in the manner which most closely approximates such ratio. In no event shall any prepayment be allowed which results in the Certificate Advances being less than 3% of the aggregate amount of all Loans and Certificate Advances then outstanding.

                 Section 3.03  Interest on Notes; Yield on Certificates.

                 (a) The Trustee will pay or cause to be paid to the Agent for the account of each Note Holder interest on the unpaid principal amount of each Loan made by such Note Holder for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                 (i) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time), but in no event to exceed the Highest Lawful Rate; and

                 (ii) if such Loan is a Eurodollar Loan, for each Eurodollar Period relating thereto, the Eurodollar Rate for such Loan plus the Applicable Margin for Eurodollar Loans, but in no event to exceed the Highest Lawful Rate.

                 (b) The Trustee will pay or cause to be paid to the Agent for the account of each Certificate Holder the yield on the face amount of each Certificate Advance made by such Certificate Holder for the period commencing on the date of such Certificate Advance to but excluding the date such Certificate Advance shall be paid in full, at the following rates per annum:

                 (i) if such Certificate Advance is a Base Rate Advance, the Base Rate (as in effect from time to time) plus the Applicable Margin for Base Rate Advances, but in no event to exceed the Highest Lawful Rate; and

                 (ii) if such Certificate Advance is a Eurodollar Advance, for each Eurodollar Period relating thereto, the Eurodollar Rate for such Eurodollar Advance plus the Applicable Margin for Eurodollar Advances, but in no event to exceed the Highest Lawful Rate.

                 (c) Notwithstanding the foregoing, the Trustee will pay or cause to be paid to the Agent for the account of each Participant interest at the applicable Post-Default Rate on any principal of any Loan or Certificate Advance made by such Participant which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

                 (d) Accrued interest or yield on each Eurodollar Loan or Eurodollar Advance, as the case may be, shall be payable on the last day of the Eurodollar Period therefor and, if such Eurodollar Period is longer than three months, at three-month intervals following the first day of such Eurodollar Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan or yield on any Eurodollar Advance that is Converted into a Base Rate Loan or Base Rate Advance, as applicable, (pursuant to Section 5.02(b) or 5.05) shall be payable on the date of Conversion (but only to the extent accrued on the amount so Converted). Interest on Base Rate Loans and yield on Base Rate Advances shall be payable on each Quarterly Date commencing on March 31, 1995, and at the maturity of the Notes and Certificates.

                 (e) Promptly after the determination of the rate of any interest or yield provided for herein or any change therein, the Agent shall notify the Participants to which such interest or yield is payable and the Company thereof.

                 Section 3.04 Payments by Trustee. All moneys received by the Trustee pursuant to the Lease including, but not limited to, payment of Rent, Additional Rent, the Option Price or the Residual Guaranty Amount, except for amounts allocable to (a) fees of the Trustee pursuant to Section 2.04(c), or
(b) indemnity payments to the Trustee or State Street pursuant to Section 12.03, shall be paid to the Agent and the Participants in accordance with the terms of Section 2.08 and Section 4.01.


                                   ARTICLE IV

                          Payments; Computations; Etc.

                 Section 4.01 Payments. The Company, as agent for the Trustee, shall make each payment under this Agreement, the Notes or the Certificates, whether the amount so paid is owing to any or all of the Participants or to the Agent, not later than 12:00 noon (New York City time) without setoff, counterclaim, or any other deduction whatsoever, on the day when due in Dollars to the Agent at its address at 270 Park Avenue, New York, New York 10017, Reference: El Paso New Chaco Company - Chaco Liquids Plant Trust, or at such other location designated by notice to the Company from the Agent and agreed to by the Company, in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, yield or fees ratably (other than amounts payable pursuant to Section 4.06 or Article V) according to the respective amounts of such principal, interest, yield or fees then due and owing to the Participants, and like funds relating to the payment of any other amount payable to any Participant to such Participant, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 12.06(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments under this Agreement, the Notes or the Certificates in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. Any payments and prepayments received hereunder other than after the occurrence and during the continuation of an Event of Default, or after the occurrence of a Cancellation Event or a Termination Event, shall be applied in accordance with the purpose for which such payment or prepayment is made.

                 Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan from the Note Holders under Section
2.01 shall be made from the Note Holders, each payment of commitment fees with respect to unfunded Aggregate Loan Commitments under Section 2.04(a) shall be made for the account of the Note Holders and each termination or reduction of the Aggregate Loan Commitments under Section 2.03 shall be applied to the Loan Commitment of each Note Holder, pro rata according to the amount of each Note Holder's respective Loan Commitment; (b) each payment of Loans by or for the account of the Trustee shall be made for the account of the Note Holders pro rata in accordance with the respective unpaid amount of the Notes held by the Note Holders; (c) each payment of interest on Loans by or for the account of the Trustee shall be made for the account of the Note Holders pro rata in accordance with the amounts of interest due and payable to the respective Note Holders; and (d) each Loan shall be allocated pro rata among the Tranche A Loans and the Tranche B Loans so that at all times 89% of the Loans shall be Tranche A Loans and 11% of the Loans shall be Tranche B Loans; and (i) each Certificate Advance from the Certificate Holders under Section 2.01 shall be made from the Certificate Holders, each payment of commitment fees with respect to unfunded Aggregate Certificate Commitments under Section 2.04(a) shall be made for the account of the Certificate Holders, and each termination or reduction of the Aggregate Certificate Commitments under Section 2.03 shall be applied to the Certificate Commitment of each Certificate Holder, pro rata according to the amount of each Certificate Holder's respective Certificate Commitment; (ii) each payment of Certificate Advances by or for the account of the Trustee shall be made for the account of the Certificate Holders pro rata in accordance with the respective unpaid amount of the Certificates held by the Certificate Holders; and (iii) each payment of yield on Certificate Advances by or for the account of the Trustee shall be made for the account of the Certificate Holders pro rata in accordance with the amounts of yield due and payable to the respective Certificate Holders.

                 Section 4.03 Computations. All computations of interest and yield based on the Base Rate and of commitment fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest and yield based on the Eurodollar Rate or the Effective Federal Funds Rate shall be made by the Agent, and all computations of interest pursuant to Section 5.01 shall be made by each Note Holder with respect to its own Loans or each Certificate Holder with respect to its own Certificate Advances, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, yield or fees are payable. Whenever any payment hereunder or under the Notes or the Certificates shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or yield; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Loan or of yield on or principal of any Eurodollar Advance to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                 Section 4.04 Non-receipt of Funds by the Agent. Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Participants hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Participant on such due date an amount equal to the amount then due such Participant. If and to the extent the Company shall not have so made such payment in full to the Agent, each Participant shall repay to the Agent forthwith on demand such amount distributed to such Participant together with interest thereon, for each day from the date such amount is distributed to such Participant until the date such Participant repays such amount to the Agent, at a rate equal to the Effective Federal Funds Rate for such day.

                 Section 4.05 Sharing of Payments. If any Participant shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans or Certificate Advances made by it (other than pursuant to Section 4.06 or Article V) in excess of its ratable share of payments then due and owing to it in accordance with the payment orders specified in Section 2.08 or Section 4.01 on account of the Loans or Certificate Advances obtained by all the Participants, such Participant shall forthwith purchase from the other Participants participations in such Loans or Certificate Advances made by them as shall be necessary to cause such purchasing Participant to share the excess payment ratably with each of them (or, if necessary, to cause such purchasing Participant to assume the payment priority specified in Section 2.08), provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Participant, such purchase from each Participant shall be rescinded and each Participant shall repay to the purchasing Participant the purchase price to the extent of such recovery together with an amount equal to such Participant's ratable share (according to the proportion of (a) the amount of such Participant's required repayment to (b) the total amount so recovered from the purchasing Participant) of any interest, yield or other amount paid or payable by the purchasing Participant in respect of the total amount so recovered. The Company and the Trustee agree that any Participant so purchasing a participation from another Participant pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Participant were the direct creditor of Trustee and the Company in the amount of such participation.

                 Section 4.06  Taxes.

                 (a) Any and all payments by the Company hereunder or under the Notes or the Certificates to each Indemnified Party shall be made, in accordance with Section 4.01, free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by the jurisdiction under the laws of which such Indemnified Party is organized, domiciled, resident or doing business, or any political subdivision thereof or by any jurisdiction in which such Indemnified Party holds any interest in connection with this Agreement or its Note or its Certificate (including, without limitation, in the case of each Participant, the jurisdiction of such Participant's Applicable Funding Office) or any political subdivision thereof, other than by any jurisdiction with which the Indemnified Party's connection arises solely from having executed, delivered or performed obligations or received a payment under, or enforced, this Agreement or its Note or Certificate (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes" and all such excluded items being referred to as "Excluded Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Certificate to any Indemnified Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make or cause to be made such deductions and (iii) the Company shall pay or cause to be paid the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable law, provided that the Company shall not be required to pay any additional amount (and shall be relieved of any liability with respect thereto) pursuant to this subsection (a) to any Indemnified Party that either (A) on the date such Participant became an Indemnified Party hereunder, (y) was not entitled to submit a U.S. Internal Revenue Service Form 1001 (relating to such Indemnified Party, and entitling it to a complete exemption from United States withholding taxes on all amounts to be received by such Indemnified Party pursuant to this Agreement or any other Operative Document) and a U.S. Internal Revenue Service form 4224 (relating to all amounts to be received by such Indemnified Party pursuant to this Agreement or any other Operative Document) and (z) was not a United States person (as such term is defined in Section 7701(a)(30) of the Code) or (B) has failed to submit any form or certificate that it was required to file or provide pursuant to subsection (d) of this Section 4.06 and is entitled to file or give, as applicable, under applicable law, provided, further, that should an Indemnified Party become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Indemnified Party shall reasonably request to assist such Indemnified Party to recover such Taxes, and provided, further, that each Indemnified Party, with respect to itself, agrees to indemnify and hold harmless the Company from any taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Company as a result of the failure of the Company to comply with its obligations under clause (ii) or (iii) above in reliance on any form or certificate provided to it by such Indemnified Party pursuant to this Section 4.06. If any Indemnified Party receives a net credit or refund in respect of such Taxes or amounts so paid by the Company, it shall promptly notify the Agent and the Company of such net credit or refund and shall promptly pay such net credit or refund to the Company, provided that the Company agrees to return such net credit or refund if the Indemnified Party to which such net credit or refund is applicable is required to repay it.

                 (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Company hereunder or under the Notes or the Certificates or from the execution, delivery or performance of, or otherwise with respect to, this Agreement, the Notes or the Certificates (hereinafter referred to as "Other Taxes").

                 (c) The Company will indemnify each Indemnified Party and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.06) paid by such Indemnified Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence (which shall in any event include the failure of such Indemnified Party to provide to the Company any form or certificate that it was required to provide pursuant to subsection (d) below) or willful misconduct of such Indemnified Party, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Indemnified Party makes written demand therefor.

                 (d) On or prior to the date on which each Indemnified Party organized under the laws of a jurisdiction outside the United States becomes an Indemnified Party hereunder, such Indemnified Party shall provide the Company with U.S. Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the U.S. Internal Revenue Service, certifying that such Indemnified Party is fully exempt from United States withholding taxes with respect to all payments to be made to such Indemnified Party hereunder, or other documents satisfactory to the Company indicating that all payments to be made to such Indemnified Party hereunder are fully exempt from such taxes. Thereafter and from time to time (but only so long as such Indemnified Party remains lawfully able to do so), each such Indemnified Party shall submit to the Company such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Company to such Indemnified Party and (ii) required under then current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Indemnified Party pursuant to this Agreement, the Notes or the Certificates. Upon the request of the Company from time to time, each Indemnified Party that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company a certificate to the effect that it is such a United States person. If any Indemnified Party determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company any form or certificate that such Indemnified Party is obligated to submit pursuant to this subsection (d), or that such Indemnified Party is required to withdraw or cancel any such form or certificate previously submitted, such Indemnified Party shall promptly notify the Company of such fact.

                 (e) Any Indemnified Party claiming any additional amounts payable pursuant to this Section 4.06 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Funding Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Indemnified Party, be otherwise disadvantageous to such Indemnified Party.

                 (f) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company and each Indemnified Party contained in this Section 4.06 shall survive the payment in full of principal and interest hereunder and under the Notes and the Certificates.

                 (g) Any other provision of this Agreement to the contrary notwithstanding, any amounts which are payable by the Company under this
Section 4.06 shall not be payable under Section 5.03.


                                   ARTICLE V

                        Yield Protection and Illegality

                 Section 5.01 Additional Interest and Yield. If any Participant shall determine in good faith that reserves under regulations of the Board of Governors of the Federal Reserve System are required to be maintained by it in respect of, or a portion of its costs of maintaining reserves under such regulations is properly attributable to, one or more of its Eurodollar Loans or Eurodollar Advances, the Company shall pay to such Participant additional interest or yield on the unpaid principal amount of each such Eurodollar Loan or Eurodollar Advance (other than any such additional interest or yield accruing to a particular Participant in respect of periods prior to the 30th day preceding the date notice of such interest or yield is given by such Participant as provided in this Section 5.01), payable on the same day or days on which interest or yield is payable on such

Eurodollar Loan or Eurodollar Advance, at an interest rate or yield per annum equal at all times during each Eurodollar Period for such Eurodollar Loan or Eurodollar Advance to the excess of (i) the rate obtained by dividing the Eurodollar Rate for such Eurodollar Period by a percentage equal to 100% minus the Eurodollar Reserve Percentage, if any, for such Participant for such Eurodollar Period over (ii) the Eurodollar Rate for such Eurodollar Period.
The amount of such additional interest or yield (if any) shall be determined by each Participant, and such Participant shall furnish written notice of the amount of such additional interest or yield to the Company, the Guarantor and the Agent, which notice shall be conclusive and binding for all purposes, absent manifest error.

                 Section 5.02  Interest Rate and Yield Determination.

                 (a) Each Reference Lender agrees to furnish to the Agent timely information for the purpose of determining the Eurodollar Rate. If any one or more of the Reference Lenders shall not furnish such timely information to the Agent for the purpose of determining any such rate, the Agent shall determine such rate on the basis of timely information furnished by the remaining Reference Lenders.

                 (b) The Agent shall give prompt notice to the Company and the Participants of the applicable interest rate or yield determined by the Agent for purposes of Section 3.03(a)(i) and 3.03(b)(i), and the applicable rate, if any, furnished by each Reference Lender for the purpose of determining the applicable interest rate under Section 3.03(a)(ii) and the applicable yield under Section 3.03(b)(ii).

                 (c) If fewer than two Reference Lenders furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Loan or Eurodollar Advance,

                 (i) the Agent shall give the Company and each Participant prompt notice thereof by telephone (confirmed in writing) that the rate cannot be determined for such Eurodollar Loans or Eurodollar Advances,

                 (ii) each such Loan or Eurodollar Advance will automatically, on the last day of the then existing Eurodollar Period therefor, Convert into a Base Rate Loan or Base Rate Advance, as applicable, (or, if such Loan or Certificate Advance is then a Base Rate Loan or a Base Rate Advance, as applicable, will continue as a Base Rate Loan or Base Rate Advance), and

                 (iii) the obligations of the Participants to make, or to Convert Loans or Certificate Advances into, Eurodollar Loans or Eurodollar Advances shall be suspended until the Agent shall notify the Company and the Participants that the circumstances causing such suspension no longer exist.

                 (d) If with respect to any Eurodollar Loans the Majority Note Holders, or with respect to any Eurodollar Advances, the Majority Certificate Holders, determine and give notice to the Agent that, as a result of conditions in or generally affecting the London interbank eurodollar market, the rates or yield determined on the basis of the Eurodollar Rate for any Eurodollar Period for Eurodollar Loans or Eurodollar Advances will not adequately reflect the cost to either the Majority Note Holders or Majority Certificate Holders of making, funding or maintaining their respective

Eurodollar Loans or Eurodollar Advances for such Eurodollar Period, the Agent shall forthwith so notify the Company, the Guarantor and the Participants, whereupon,

                 (i) in the case of such notice from the Majority Note Holders, each such Eurodollar Loan, or in the case of such notice from the Majority Certificate Holders, each such Eurodollar Advance, will automatically, on the last day of the then existing Eurodollar Period therefor, Convert into a Base Rate Loan or Base Rate Advance, as applicable, and

                 (ii) the obligation of the Majority Note Holders or the Majority Certificate Holders, as applicable, to make, or to Convert Base Rate Loans or Base Rate Advances, as applicable, into, Eurodollar Loans or Eurodollar Advances, as applicable, shall be suspended until the Agent shall notify the Company, the Guarantor and the Participants that the circumstances causing such suspension no longer exist.

                 (e) If any Reference Lender shall for any reason no longer have a Commitment or any Loans, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Agent (after consultation with the Company and the Participants) shall, by notice to the Company and the Participants, designate another Note Holder as a Reference Lender so that there shall at all times be at least two Reference Lenders.

                 Section 5.03  Increased Costs.

                 (a) If, due to either (i) the introduction after the date of this Agreement of or any change after the date of this Agreement (including any change by way of imposition or increase of reserve requirements or assessments other than those referred to in the definition of "Eurodollar Reserve Percentage," "C/D Reserve Percentage" or "C/D Assessment Rate" contained in Schedule 1.02) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request issued or made after the date of this Agreement from or by any central bank or other Governmental Authority (whether or not having the force of law), in each case above other than those referred to in Section 5.04, there shall be any increase in the cost to any Participant of agreeing to make, fund or maintain, or of making, funding or maintaining, Eurodollar Loans or Eurodollar Advances funded in the interbank eurodollar market, then the Company shall from time to time, upon demand by such Participant (with a copy of such demand to the Agent), pay to the Agent for the account of such Participant additional amounts sufficient to reimburse such Participant for all such increased costs (except those costs incurred more than 60 days prior to the date of such demand; for the purposes hereof any cost or expense allocable to a period prior to the publication or effective date of such an introduction, change, guideline or request shall be deemed to be incurred on the later of such publication or effective date).
Each Participant agrees to use its best efforts promptly to notify the Company of any event referred to in clause (i) or (ii) above, provided that the failure to give such notice shall not affect the rights of any Participant under this
Section 5.03 (except as otherwise expressly provided above in this Section 5.03(a)). A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Participant, shall be conclusive and binding for all purposes, absent manifest error. After one or more Participants have notified the Company of any increased costs pursuant to this Section 5.03, the Company may specify by notice to the Agent and the affected Participants that, after the date of such notice whenever the election of a Eurodollar Loan or Eurodollar Advance by the Company for any Eurodollar Period or portion thereof would give rise to such increased costs, such election shall not apply to the Eurodollar Loans or Eurodollar Advances of such Participants during such Eurodollar Period or portion thereof, and, in lieu thereof, such Loans or Certificate Advances, as applicable, shall during such Eurodollar Period or portion thereof be Base Rate Loans or Base Rate Advances, as applicable. Each Participant agrees to use its best efforts (including, without limitation, a reasonable effort to change its Applicable Funding Office or to transfer its affected Loans or Certificate Advances to an Affiliate of such Participant) to avoid, or minimize the amount of, any demand for payment from the Company under this Section 5.03.

                 (b) In the event that any Participant shall change its Applicable Funding Office and such change results (at the time of such change) in increased costs to such Participant, the Company shall not be liable to such Participant for such increased costs incurred by such Participant to the extent, but only to the extent, that such increased costs shall exceed the increased costs which such Participant would have incurred if the Applicable Funding Office of such Participant had not been so changed, but, subject to subsection (a) above and to Section 5.05, nothing herein shall require any Participant to change its Applicable Funding Office for any reason.

                 Section 5.04 Increased Capital. If either (a) the introduction of or any change in or in the interpretation of any law or regulation or (b) compliance by any Participant with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Participant or any corporation controlling such Participant and such Participant determines that the amount of such capital is increased by or based upon the existence of such Participant's commitment to lend or make contributions hereunder and other commitments of this type, then, within ten (10) days after demand, and delivery to the Company of the certificate referred to in the last sentence of this Section 5.04 by such Participant (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Participant, from time to time as specified by such Participant, additional amounts sufficient to compensate such Participant or such corporation in the light of such circumstances, to the extent that such Participant reasonably determines such increase in capital to be allocable to the existence of such Participant's commitment to lend or make contributions hereunder (except any such increase in capital incurred more than, or compensation attributable to the period before, 90 days prior to the date of such demand; for the purposes hereof any increase in capital allocable to, or compensation attributable to, a period prior to the publication or effective date of such an introduction, change, guideline or request shall be deemed to be incurred on the later of such publication or effective date).
Each Participant agrees to use its best efforts promptly to notify the Company of any event referred to in clause (a) or (b) above; provided that the failure to give such notice shall not affect the rights of any Participant under this
Section 5.04 (except as otherwise expressly provided above in this Section 5.04). A certificate in reasonable detail as to the basis for, and the amount of, such compensation submitted to the Company by such Participant shall, in the absence of manifest error, be conclusive and binding for all purposes.

                 Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Participant or its Applicable Funding Office to perform its obligations hereunder to make Eurodollar Loans or Eurodollar Advances or to continue to fund or make or maintain such Eurodollar Loans or Eurodollar Advances hereunder, such Participant may, by notice to the Company and the Agent, suspend the right of the Company to elect Eurodollar Loans or Eurodollar Advances, as applicable, from such Participant and, if necessary in the reasonable opinion of such Participant to comply with such law or regulation, Convert all such Eurodollar Loans of such Note Holder to Base Rate Loans, or Convert all such Eurodollar Advances of such Certificate Holder to Base Rate Advances, as applicable, at the latest time permitted by the applicable law or regulation, and such suspension and, if applicable, such Conversion shall continue until such Participant notifies the Company and the Agent that the circumstances making it unlawful for such Participant to perform such obligations no longer exist (which such Participant shall promptly do when such circumstances no longer exist). So long as the obligation of any Participant to make Eurodollar Loans or Eurodollar Advances, as applicable, has been suspended under this
Section 5.05: (a) all Advance Notices specifying Loans or Certificate Advances of such Type, and (b) each deemed election to continue a Eurodollar Advance pursuant to Section 2.09(a), shall be deemed, as to such Participant, to be requests for Base Rate Loans or Base Rate Advances, as applicable. Each Participant agrees to use its best efforts (including, without limitation, a reasonable effort to change its Applicable Funding Office or to transfer its affected Loans or Certificate Advances to an Affiliate) to avoid any such illegality.

                 Section 5.06 Payments and Computations. Each determination by the Agent (or, in the case of Section 5.01, 5.02, 5.03, 5.04, 5.05 or 5.07 by each Note Holder with respect to its own Loans, or Certificate Holder with respect to its own Certificate Advances) of an interest rate or yield, or an increased cost or increased capital or of illegality hereunder shall be conclusive and binding for all purposes (absent manifest error) if made reasonably and in good faith.

                 Section 5.07 Compensation. If any payment of principal of, or Conversion of, any Eurodollar Loan or Eurodollar Advance is made by the Company to or for the account of any Participant on any day other than the last day of the Eurodollar Period for such Eurodollar Loan or Eurodollar Advance, as a result of a repayment pursuant to Section 2.08, a prepayment pursuant to
Section 3.02, or a Conversion pursuant to Section 5.02(b) or Section 5.05 or due to acceleration of the maturity of the Notes and Certificates pursuant to
Section 10.02 or due to any other reason attributable to the Company, the Company shall, upon demand by such Participant (with a copy of such demand to the Agent), pay to the Agent for the account of such Participant any amounts required to compensate such Participant for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Participant to fund or maintain such Eurodollar Loan or Eurodollar Advance.


                                   ARTICLE VI

                              Conditions Precedent

                 Section 6.01 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective when (i) it shall have been executed by the Trustee, the Company, the Guarantor and the Agent, (ii) the Agent and the Company either shall have been notified by each Note Holder and each Certificate Holder that it has executed this Agreement or shall have received a counterpart of this Agreement executed by such Participant, and
(iii) the Agent shall, on or before March 30, 1995, have received the following, each being in form and substance satisfactory to the Agent and (except for the Notes and the Certificates) in sufficient copies for each
Participant:

                 (a) Certificate of Company and Guarantor. Certificates of the Secretary or Assistant Secretary of each of the Company and the Guarantor setting forth (i) resolutions of its board of directors authorizing the execution, delivery and performance of the obligations contained in this

Agreement and the other Operative Documents to which it is a party, (ii) the officers of the Company and the Guarantor specified in such Secretary's Certificate that are authorized to sign this Agreement and the other Operative Documents to which it is a party and, until replaced by another officer or officers duly authorized for that purpose, to act as its respective representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Operative Documents, and (iii) true and correct copies of articles or certificate of incorporation and the bylaws of each of the Company and the Guarantor. The parties to this Agreement may conclusively rely on such certificate until the Agent (who shall promptly notify all other parties) receives notice in writing from the Company or the Guarantor, as the case may be, to the contrary.

                 (b) Certificate of Trustee. A certificate of the Secretary or Assistant Secretary of the Trustee setting forth (i) resolutions of its board of directors authorizing the execution, delivery and performance of the obligations contained in this Agreement and the other Operative Documents to which it is a party, (ii) the officers of the Trustee specified in such Secretary's Certificate that are authorized to sign this Agreement and the other Operative Documents to which it is a party and, until replaced by another officer or officers duly authorized for that purpose, to act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Operative Documents, and (iii) true and correct copies of articles or certificate of incorporation and the bylaws of the Trustee. The parties to this Agreement may conclusively rely on such certificate until the Agent (who shall promptly notify all other parties) receives notice in writing from the Trustee to the contrary.

                 (c) Opinion of Company and Guarantor's Associate General Counsel. A favorable opinion of Eldon J. Mitrisin, Esq., the Associate General Counsel of the Guarantor, in substantially the form of Exhibit O hereto, and as to such other matters as any Participant, through the Agent, may reasonably request.

                 (d) Opinion of Company and Guarantor's Counsel. A favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, New York counsel to the Company, in substantially the form of Exhibit P hereto, and as to such other matters as any Participant, through the Agent, may reasonably request.

                 (e) Opinion of New Mexico Counsel. A favorable opinion of Montgomery & Andrews, special New Mexico counsel to the Company and the Guarantor, in substantially the form of Exhibit Q hereto, and as to such other matters as any Participant, through the Agent, may reasonably request.

                 (f) Opinion of Trustee's Counsel. A favorable opinion of Bingham, Dana & Gould, special counsel to the Trustee, in substantially the form of Exhibit R hereto, and as to such other matters as any Participant, through the Agent, may reasonably request.

                 (g) Execution of Notes. The Notes payable to the Note Holders duly completed and executed.

                 (h) Execution of Certificates. The Certificates issued to the Certificate Holders duly completed and executed.

                 (i) Execution and Delivery of Operative Documents. Each of the other Operative Documents, duly completed and executed in sufficient number of counterparts for recording where appropriate.

                 (j) Execution and Delivery of Security Instruments. The Security Agreement and all related financing statements shall have been duly filed in the appropriate offices and, to the fullest extent allowed by applicable law, all costs and taxes associated with such filing shall have been paid or provided for by the Company.

                 (k) Insurance Certification. The Agent and the Trustee shall have received a report by a firm of independent insurance brokers or consultants chosen by the Company (i) setting forth the insurance obtained and to be obtained pursuant to the Lease with respect to the Facility and the Company's operations with respect thereto, and (ii) certifying that in the opinion of such firm, such insurance complies with the requirements of the Lease and, as to amounts, coverage and provisions, constitutes reasonable and customary coverage against risks customarily insured against affecting the Facility.

                 (l) Receipt of Facility Plan. The Agent shall have received a copy of the Facility Plan.

                 (m) Environmental Matters. The Agent and the Trustee shall have received a Phase One environmental site assessment on the Site, conducted by an engineering firm approved by the Participants, demonstrating to their satisfaction that there is no evidence of any hazardous or toxic material or substance which has been generated, treated, stored, released or disposed of on the Site, and that there is no evidence of any violation of any Environmental Law and no evidence of any environmental damages on or pertaining to the Property.

                 (n) Soil Tests. The Agent shall have received soil test reports as to soil borings on the Site by a soil testing firm satisfactory to the Participants. The number and location of such borings shall be in accordance with the recommendations of the soil testing firm and also satisfactory to the Participants. The report shall include the recommendations of the soil testing firm as to the preparation of the soil needed to adequately support the Facility.

                 (o) Survey. The Agent shall have received the Survey of the Site.

                 (p) Appraisal. The Participants shall have received an Approved Appraisal of the Property, which Approved Appraisal shall be in form and substance satisfactory to the Participants.

                 (q) Other. Such other documents as the Agent or any Participant or special counsel to the Agent may reasonably request.

                 Section 6.02 Initial and Subsequent Loans. The obligation of the Participants to make the Initial Loans, the Initial Advances and each subsequent Loan and Certificate Advance pursuant to this Agreement is subject to the following further conditions precedent:

                 (a) Receipt of Advance Notice. The Agent shall have received Advance Notice pursuant to a funding request with regard to each Loan and Certificate Advance containing the information required by Section 2.02 which shall be true and correct and shall be duly and properly





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
executed and completed by the Company as agent for the Trustee. Such Advance Notice shall specify the amount of the Loans and Certificate Advances being utilized to acquire work in progress and itemize such work in progress in reasonable detail.

                 (b) No Default. The fact that immediately before and after such Loan and Certificate Advance, no Default shall have occurred and be continuing.

                 (c) Accuracy of Representations, etc. The representations and warranties of the Company, the Guarantor and the Trustee contained in this Agreement or any other Operative Document are true and correct in all material respects on and as of the date of such Loan and Certificate Advance to the Trustee (except for any representations which were correct on the date of this Agreement but are not correct on the date of any Loan and Certificate Advance because of a change permitted by the terms of this Agreement or the Operative Documents).

                 (d) Title. The Trustee shall have good and marketable title to the Facility, and all of the Trustee's contract rights under contracts entered into in connection with the acquisition, construction, development and installation of the Facility by the Company as agent for the Trustee pursuant to the Agency Agreement shall have been pledged to the Agent for the benefit of the Participants so that the Agent shall have a first priority, perfected Lien on all such contract rights, subject to the Permitted Liens.

                 (e) Receipt of Applicable Permits. All Permits that are or will become Applicable Permits shall have been obtained, except Applicable Permits customarily obtained or which are permitted by Governmental Requirements to be obtained after the date of the requested Loan or Certificate Advance (in which case the Company, having completed all appropriate due diligence in connection therewith, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Governmental Requirements). All such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal or other unsatisfied contest that may allow modification or revocation thereof.

                 (f) Casualties. The Facility shall not have suffered (i) a Loss Event or (ii) a Casualty Occurrence other than a Casualty Occurrence for which a plan acceptable to the Agent for replacing, or causing to be replaced, the portions of Facility that are the subject of such Casualty Occurrence has been provided to the Trustee.

Each acceptance of a funding hereunder shall be deemed to be a representation and warranty by the Company on the date of such funding as to the facts specified in subsections (b), (c), (d), and (e) of this Section 6.02.

                 Section 6.03 Condition Precedent to Phase Two Loans and Phase Two Advances. The obligation of the Participants to make the initial Phase Two Loans, the Phase Two Advance and each subsequent Phase Two Loan pursuant to this Agreement is subject to the following further condition precedent that the Guarantor shall deliver a certificate of the Secretary or Assistant Secretary of Guarantor setting forth resolutions of its board of directors making the Phase Two Election and authorizing the construction and operation of Phase Two of the Facility.

                 Section 6.04 Conditions Precedent for the Benefit of Participants. All conditions precedent to the obligations of the Participants to make any Loan or Certificate Advance are imposed





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
hereby solely for the benefit of the Participants, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Participants will refuse to make any Loan or Certificate Advance in the absence of strict compliance with such conditions precedent.

                 Section 6.05 Closing. The closing of the transactions contemplated by this Agreement shall take place on the Closing Date at such place as the parties hereto shall agree. On the Closing Date, the following transactions shall be consummated simultaneously:

                 (a) This Agreement and each of the Operative Documents shall be duly executed and delivered by the parties to such documents.

                 (b) Subject to the satisfaction of the conditions precedent specified in Section 6.01 and Section 6.02 of this Agreement, the Note Holders shall make the Initial Loans and the Certificate Holders shall make the Initial Advances, each in the amounts as is set forth in the Advance Notice given by the Company, in immediately available funds to the account of the Trustee at such account of the Trustee as the Company, as agent for the Trustee, may direct.

                 (c) The Trustee shall pay, or cause to be paid or disbursed, to the Guarantor in immediately available funds, all amounts then due and payable under the Ground Lease, and the Company, as agent for the Trustee, shall cause such Ground Lease to be delivered to the Agent for recording.


                                  ARTICLE VII

                         Representations and Warranties

                 Section 7.01 Company and the Guarantor Representations and Warranties. The Company and the Guarantor represent and warrant to each Person who now is or hereafter becomes a party to this Agreement that:

                 (a) Existence. Each of the Guarantor and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Principal Subsidiary is duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. Each of the Guarantor and the Company possess all corporate powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

                 (b) Action. The execution, delivery and performance by each of the Guarantor and the Company of this Agreement and the other Operative Document to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its charter or by-laws, (ii) any law, applicable Governmental Requirement, or contractual restriction binding on or affecting the Guarantor or the Company, or (iii) result in the creation or imposition of any Lien (except for Permitted Liens or Liens under the Operative Documents) upon the Facility pursuant to the terms of any agreement or instrument.

                 (c) Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for (i) the due execution and delivery and (ii) the performance by the Guarantor and the Company of this Agreement and the other Operative Documents to which it is a party, or for the validity or enforceability thereof, except those Applicable Permits or other authorizations, approvals, actions, notices or filings necessary to comply with laws, rules, regulations and orders required in the ordinary course to comply with ongoing obligations of the Guarantor and the Company under Section 8.01(a) and Section 8.01(b), and in the case of clause (ii) above, the Applicable Permits and those the failure to obtain, perform or make which would not have a Material Adverse Effect or impair the validity or enforceability of any Operative Document.

                 (d) Binding Effect. This Agreement and the Operative Documents to which it is a party when delivered hereunder shall constitute, the legal, valid and binding obligations of each of the Guarantor and the Company enforceable against the Guarantor or the Company in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

                 (e) Financial Condition. The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at December 31, 1993, and the related consolidated statements of income and cash flows of the Guarantor and its Consolidated Subsidiaries for the fiscal year then ended, reported on by Coopers & Lybrand, independent public accountants, copies of which have been furnished to the Agent and the Participants prior to the date hereof, fairly present the consolidated financial condition of the Guarantor and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Guarantor and its Consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles, consistently applied, and since December 31, 1993, there has been no material adverse change in such condition or operations. The unaudited consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of September 30, 1994, and the related consolidated statements of income and cash flows of the Guarantor and its Consolidated Subsidiaries for the nine months then ended, certified by the chief financial officer of the Guarantor, copies of which have been furnished to the Agent and the Participants prior to the date hereof, fairly present the consolidated results of operations of the Guarantor and its Consolidated Subsidiaries for the nine months then ended, all in accordance with generally accepted accounting principles, consistently applied, and subject to normal year-end audit adjustments.

                 (f) Litigation. Except as set forth in Schedule 7.01(f), there is no action, suit or proceeding pending, or to the knowledge of the Guarantor or the Company, threatened, against or involving the Guarantor or the Company or any Principal Subsidiary in any court, or before any arbitrator of any kind, or before or by any Governmental Authority, which in the reasonable judgment of the Guarantor or the Company (taking into account the exhaustion of all appeals) would have a Material Adverse Effect, or which purports to affect the legality, validity, binding effect or enforcement of this Agreement or any of the Operative Documents.

                 (g) Taxes. The Guarantor, the Company and each Principal Subsidiary have duly filed all tax returns required to be filed, and have duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to pay which would have a Material Adverse Effect, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings by the Guarantor, the Company or the appropriate Subsidiary.

                 (h) Titles; Etc. The Guarantor, the Company and each Principal Subsidiary have good title to their respective properties and assets, free and clear of all mortgages, liens and encumbrances, except for mortgages, liens and encumbrances (including covenants, restrictions, rights, easements and minor irregularities in title) which do not materially interfere with the business or operations of the Guarantor, the Company or such Principal Subsidiary as presently conducted or which are permitted by Section 9.01(a), and except that no representation or warranty is being made with respect to Margin Stock. As of the Initial Funding Date, the Guarantor owns legal and beneficial title to 100% of the record title interest in and to the Site, free and clear of all Liens except Permitted Liens and the interest of the Trustee in the Ground Lease. None of the Permitted Liens will interfere with the use or possession of the Facility or the use of or exercise by the Trustee of its rights under any Operative Document or with respect to the Facility, except to the extent such interference would not be reasonably expected to have a Material Adverse Effect.

                 (i)      ERISA.

                 (i) No ERISA Termination Event has occurred or is reasonably expected to occur with respect to any Plan which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under Section 10.01(g).

                 (ii) Each Plan has complied with the applicable provisions of ERISA and the Code where the failure to so comply would reasonably be expected to result in an aggregate liability that would exceed 10% of the Net Worth of the Guarantor.

                 (iii) The statement of assets and liabilities of each Plan and the statements of changes in fund balance and in financial position, or the statement of changes in net assets available for plan benefits, for the most recent plan year for which an accountant's report with respect to such Plan has been prepared, copies of which report have been furnished to the Agent, fairly present the financial condition of such Plan as at such date and the results of operations of such Plan for the plan year ended on such date.

                 (iv) Neither the Guarantor nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liability (as of the date of determination), would exceed 10% of the Net Worth of the Guarantor.

                 (v) Neither the Guarantor nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization, insolvent or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization, insolvent or to be terminated within the meaning of Title IV of ERISA the effect of which reorganization, insolvency or termination would be the occurrence of an Event of Default under Section 10.01(g).

                 (j) Use of Proceeds. The proceeds of the Loans and the Certificate Advances are being used to finance the Facility, the enhancements and improvements to be made thereto and the design, construction and installation thereof, including all Facility Costs. Neither the Company nor the Trustee is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan or Certificate Advance will be used to extend credit to others for the purpose of purchasing or carrying Margin Stock and no part of the proceeds of any Loan or Certificate Advance hereunder will be used to buy or carry any stock or acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934.

                 (k) Investment Company Act. Neither the Guarantor nor any of its Subsidiaries is an "investment company" or a "company" controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (l) Public Utility Holding Company Act. Neither the Guarantor nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 (m) No Material Misstatements. All information and data concerning the Guarantor and any Subsidiary or Affiliate of the Guarantor set forth in the Confidential Information Memorandum dated as of November, 1994 from the Agent describing the transactions contemplated by this Agreement was, when delivered, complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

                 (n) Location of Business and Offices. The principal place of business and chief executive offices of the Company are located at the respective addresses therefor set forth on its signature page hereto.

                 (o)      Environmental Matters.  Except as disclosed in
Schedule 7.01(o):

                 (i) neither any Property of the Company nor the Facility nor the operations conducted thereon violate any Environmental Laws or any Governmental Requirement of any Governmental Authority with respect to Environmental Laws which violation would have a Material Adverse Effect;

                 (ii) without limitation of clause (i) above, no Property of the Company nor the Facility nor the operations currently conducted thereon or by any prior owner or operator of such Property or the Facility, are in violation of or subject to any existing or pending action, suit, investigation, inquiry or proceeding by or before any Governmental Authority or to any on-site or off-site remedial obligations under Environmental Laws which, in any of the foregoing cases, would have a Material Adverse Effect;

                 (iii) all Permits or similar authorizations, if any, required to have been obtained, as of the date the representation contained in this Section 7.01(o) is made or deemed made, in connection with the operation or use of any Property of the Company or the Facility have been duly obtained or filed, except for those necessary to comply with Environmental Laws required in the ordinary course to comply with ongoing obligations of the Guarantor and the Company under Section 8.01(b), and those the failure to obtain or make which would not have a Material Adverse Effect; and the Company has been, is now, and expects to continue to be in compliance with the terms and conditions of all such Permits and similar authorizations, unless the failure to so obtain, file or comply would not have a Material Adverse Effect;

                 (iv) all hazardous substances or solid waste generated at any and all Property of the Company and the Facility have at all times been transported, treated and disposed of in compliance with Environmental Laws except where failure to comply would not have a Material Adverse Effect; and

                 (v) no environmental conditions exist with respect to any of the Properties owned by the Guarantor or the Company which would have a Material Adverse Effect.

                 (p) Facility Plan. The Facility Plan has been prepared in good faith on the basis of assumptions deemed reasonable by the Company and accurately reflects in all respects all material costs currently anticipated to be incurred in connection with achieving Phase One Completion and Phase Two Completion. The Facility Plan sets forth the Company's good faith estimation of the schedule for achieving Phase One Completion and Phase Two Completion. All material agreements and instruments comprising the Facility Plan are in full force and effect and the Company is not in default of its obligations thereunder in any respect that would have a Material Adverse Effect. To the best knowledge of the Company, there are no agreements, instruments, licenses or other rights necessary to own, operate, lease or use the Facility the failure to obtain which would result in a Material Adverse Effect, other than the Applicable Permits, the documents and instruments comprising the Facility Plan, and the Operative Documents; and construction, ownership, operation, leasing or use of the Facility by the Company (and after the expiration or termination of the Lease, the construction, ownership, operation, leasing or use of the Facility by the Trustee or its successors or assigns) does not and will not infringe on, or otherwise violate, any patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software, or copyrights of any Person in any manner that would have a Material Adverse Effect.

                 (q) Ownership of the Company. On the Initial Funding Date, the Guarantor owns, directly or indirectly, legal and beneficial title to 100% of the shares of common stock of the Company, free and clear of all Liens, except Liens permitted by Section 9.01(a).

                 Section 7.02 Representations and Warranties of State Street. State Street, in its individual capacity and not as Trustee, represents and warrants to the Company, the Agent and the Participants that:

                 (a) Existence. State Street is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

                 (b) Litigation. There are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of State Street) threatened against State Street which contests the validity or enforceability of the Operative Documents or which, if adversely determined, could have a material adverse effect on the Facility or the performance of the Trustee's obligations under the Operative Documents.

                 (c) No Breach. The execution and delivery of this Agreement, the Notes, the Certificates and the other Operative Documents, the transactions herein and therein contemplated and compliance with the terms and provisions hereof and thereof will not conflict with, or result in a breach of, or require any consent of any Person not already obtained, under the charter or bylaws of State Street, or any Governmental Requirement of the Commonwealth of Massachusetts or the United States of America governing its banking and trust powers, or any agreement or instrument to which

State Street is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except under the Operative Documents and other Permitted Liens) upon any of the revenues or Property of the Trustee, including the Facility, pursuant to the terms of any such agreement or instrument.

                 (d) Action. State Street has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Notes, the Certificates, the other Operative Documents to which it is a party; and the execution, delivery and performance by it of this Agreement, the Notes, the Certificates, the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on its part; and this Agreement, the Notes, the Certificates and the other Operative Documents constitute the legal, valid and binding obligations of the Trustee, enforceable against it in accordance with their terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

                 (e) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority of the Commonwealth of Massachusetts or the United States of America governing its banking and trust powers are necessary for the execution, delivery or performance by the Trustee of this Agreement, the Notes, the Certificates, the other Operative Documents to which it is a party, or for the validity or enforceability thereof.


                                  ARTICLE VIII

                             Affirmative Covenants

                 Section 8.01 Affirmative Covenants of Company and Guarantor. The Guarantor and the Company covenant and agree to the Agent and each Participant that until either (i) the Facility has been purchased by the Company or the Guarantor (or one of its Affiliates) for the Option Price or
(ii) the Lease has been terminated, the Facility has been returned to the Trustee and all amounts due under the Lease upon such occurrence have been paid in full, the Company and the Guarantor shall:

                 (a) Preservation of Corporate Existence, Etc. Preserve and maintain, and, in the case of the Guarantor, cause each Principal Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory) and material franchises, except as otherwise permitted by
Section 9.01(d) or 9.01(e).

                 (b) Compliance with Laws, Etc. Comply, and, in the case of the Guarantor, cause each Principal Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental Laws and laws requiring payment of all Impositions on the Facility and other taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings) the failure to comply with which would have a Material Adverse Effect.

                 (c) Visitation Rights. At any reasonable time and from time to time, and upon reasonable notice, permit the Agent or any of the Participants or any agents or representatives thereof, to make copies of and abstracts from the records and books of account of the Guarantor and any of its Subsidiaries, to visit and inspect the Facility in accordance with the Lease, and to discuss the affairs, finances and accounts of the Guarantor and any of its Subsidiaries with any of their officers and with their independent certified public accountants.

                 (d) Books and Records. Keep, and, in the case of the Guarantor, cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all its respective financial transactions and the assets and business of the Guarantor and each of its Subsidiaries, as applicable, in accordance with generally accepted accounting principles either (i) consistently applied or (ii) applied in a changed manner provided such change shall have been disclosed to the Agent and shall have been consented to by the accountants which (as required by Section 8.02(b) hereof) report on the financial statements of the Guarantor and its Consolidated Subsidiaries for the fiscal year in which such change shall have occurred. The Company will keep books of record and account regarding the Lease and shall maintain, on a current basis, books of proper record and account in conformity with generally accepted accounting principles, consistently applied, (to the extent applicable) which books shall contain the Book Value of the Facility as of the immediately preceding Rent Payment Date and copies of all Related Contracts and any amendments thereto.

                 (e) Maintenance of Properties, Etc. Maintain and preserve, and, in the case of the Guarantor, cause each Principal Subsidiary to maintain and preserve, all of its Properties which are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that any failure to do so would not have a Material Adverse Effect. Without limitation of the foregoing, the Company shall maintain the Facility in accordance with the requirements of the Lease.

                 (f) Maintenance of Insurance. Maintain, and, in the case of the Guarantor, cause each Principal Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Guarantor or such Subsidiary operates. Without limitation of the foregoing, the Company shall maintain or cause to be maintained, with Permitted Insurers, insurance with respect to the Facility and its business in connection therewith of the types and in the amounts specified in the Lease. The Company will deliver or cause to be delivered to the Agent and the Trustee promptly upon request of Agent, and in any event on January 1st of each calendar year, commencing with January 1, 1996 a report by a firm of independent insurance brokers or consultants chosen by the Company and acceptable to the Agent (a) setting forth the insurance or self-insurance obtained pursuant to the Lease, including, without limitation, the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that the same comply with the requirements of the Lease, that all premiums then due and payable thereon have been paid and that the same are in full force and effect, and (b) certifying that in the opinion of such firm, such insurance or self-insurance complies with the requirements of the Lease and, as to amounts, coverage and provisions, constitutes reasonable and customary coverage against risks customarily insured against which would affect the Facility, or setting forth any recommendations of such independent insurance brokers as to additional insurance, if any, reasonably required for the protection of the interests of the Company, the Trustee, the Agent and the Participants in light of available insurance coverage and practice in the business of being engaged in by the Company at the Facility. The Agent shall be entitled to rely on such reports without further investigation of the facts and circumstances set forth therein.

                 (g) Agreement to Pledge, Etc. The Company and the Guarantor acknowledge that the Trustee shall grant to the Agent for the benefit of the Participants a first and prior Lien on and security interest in and to the Ground Lease, the Lease and the Facility securing the Notes and the Certificates and other amounts owing under the Operative Documents, subject only to Permitted Liens.

                 (h) Environmental Covenant. The Company shall operate the Facility in such a manner that the Facility and all operations conducted thereon will at all times be in compliance with all Environmental Laws except to the extent the failure to comply therewith would not have a Material Adverse Effect. The Company shall promptly notify the Agent and the Trustee in writing of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority concerning the Company in connection with the Facility under any Environmental Laws which would reasonably be expected to have a Material Adverse Effect.

                 (i) Further Assurances. The Company and the Guarantor will cure promptly any defects in the due execution and delivery of the Operative Documents, including this Agreement. The Company and the Guarantor at their expense will promptly execute and deliver to the Agent upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Company and/or the Guarantor in the Operative Documents, including this Agreement, or to further evidence and more fully describe the collateral relating to the Facility intended as security for the Notes and Certificates, or to correct any item that the Company and the Agent agree constitutes an omission or error in the Operative Documents, or more fully to state the existing security obligations set out herein or in any of the Operative Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Operative Documents, or to make any recordings, to file any notices, or obtain any consents, required by the terms of the Operative Documents, all as may be necessary or appropriate in connection therewith.

                 (j) Completion; Etc. The Company will use the proceeds of the Loans and the Certificate Advances for the purposes specified in Section 7.01(j) and will proceed to achieve Phase One Completion on or prior to the Phase One Completion Date and, if the Phase Two Election is made, Phase Two Completion on or prior to the Phase Two Completion Date. The Company will perform and observe in all material respects its obligations under the agreements and instruments comprising the Facility Plan and all Applicable Permits the failure to perform or observe which will have a Material Adverse Effect. The Company will preserve, protect and maintain in effect all Applicable Permits unless the failure to maintain such Applicable Permits would not be reasonably be expected to have a Material Adverse Effect.

                 (k) Maintenance; Etc. The Company shall preserve, protect and maintain in accordance with prudent industry practices their rights in and to the Applicable Permits and all patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software, or copyrights used in the ordinary course of business of the Facility that are necessary for and material to the operation of the Facility the failure to have or maintain which would have a Material Adverse Effect; and the Company shall defend and hold harmless the Trustee, the Agent and each Participant from and against any cost, liability or expense arising from any claim of infringement, misuse, or misappropriation of any of the foregoing.

                 (l) Encroachments. The Facility, when completed, shall be situated wholly within the boundary lines of the Site and shall not encroach upon any contiguous or adjoining Property (other than those portions of the Facility for which the Trustee has the right to locate and operate such portions pursuant to use or operating agreements); and the Facility shall not violate any other easements, rights-of-way, licenses or other agreements affecting the Site, or violate any rights granted under the Ground Lease, and any violations will not result in a reversion or forfeiture of the Ground Lease, right of re-entry or power of termination.

                 Section 8.02 Reporting Requirements. The Guarantor and the Company covenant and agree that until either (i) the Facility has been purchased by the Company or the Guarantor (or one of its Affiliates) for the Option Price or (ii) the Lease has been terminated, the Facility has been returned to the Trustee and all amounts due under the Lease upon such occurrence have been paid in full, they shall deliver, or cause to be delivered, to the Agent and each Participant the following in such reasonable quantities as shall from time to time be requested by such Participant:

                 (a) Quarterly Financial Statements. As soon as publicly available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income and cash flows of the Guarantor and its Consolidated Subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified (subject to normal year-end adjustments) that such financial statements fairly present the financial condition of the Guarantor and its Consolidated Subsidiaries as of the date thereof in accordance with generally accepted accounting principles, consistently applied, by the chief financial officer, controller or treasurer of the Guarantor and accompanied by a certificate of such officer stating (i) whether or not such officer has knowledge of the occurrence of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Company is in compliance with the requirements set forth in subsections (b) and
(c) of Section 9.01. and (iii) a listing of all Principal Subsidiaries and Consolidated Subsidiaries of the Guarantor showing the extent of its direct and indirect holdings of their stocks;

                 (b) Annual Financial Statements. As soon as publicly available and in any event within 120 days after the end of each fiscal year of the Guarantor, a copy of the annual report for such year for the Guarantor and its Consolidated Subsidiaries containing financial statements for such year reported by nationally recognized independent public accountants acceptable to the Agent, accompanied by (i) a report signed by said accountants stating that such financial statements have been prepared in accordance with generally accepted accounting principles, and (ii) a letter from such accountants stating that in making the investigations necessary for such report they obtained no knowledge, except as specifically stated therein, of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default;

                 (c) Annual Certification. Within 120 days after the close of each of the Guarantor's fiscal years, a certificate of the chief financial officer, controller or treasurer of the Guarantor stating (i) whether or not he has knowledge of the occurrence of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Guarantor is in compliance with the requirements set forth in subsections (b) and (c) of Section 9.01 and (iii) a listing of all Principal Subsidiaries and Consolidated Subsidiaries of the Guarantor showing the extent of its direct and indirect holdings of their stocks;

                 (d) Filings; etc. Promptly after the sending or filing thereof, copies of all publicly available reports which the Guarantor or any Principal Subsidiary sends to any of its security holders and copies of all publicly available reports and registration statements which the Guarantor or any Principal Subsidiary files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

                 (e) FERC Filings. Within 10 days after sending or filing thereof, a copy of FERC Form No. 2: Annual Report of Major Natural Gas Companies, sent or filed by the Guarantor to or with the FERC with respect to each fiscal year of the Guarantor;

                 (f) Litigation. Promptly in writing, notice of all litigation and of all proceedings before any Governmental Authority against or involving the Guarantor or any Principal Subsidiary, except any litigation or proceeding which in the reasonable judgment of the Guarantor (taking into account the exhaustion of all appeals) is not likely to have a Material Adverse Effect;

                 (g) Defaults. Within three (3) Business Days after an executive officer of the Guarantor obtains knowledge of the occurrence of any Event of Default which is continuing or of any event not theretofore remedied which with notice or lapse of time, or both, would constitute an Event of Default, notice of such occurrence together with a detailed statement by a responsible officer of the Guarantor of the steps being taken by the Guarantor or the appropriate Subsidiary to cure the effect of such event;

                 (h)      ERISA.

                 (i) As soon as practicable and in any event (i) within 30 days after the Guarantor or any ERISA Affiliate knows or has reason to know that any ERISA Termination Event described in clause (a) of the definition of ERISA Termination Event with respect to any Plan has occurred and (ii) within 10 days after the Guarantor or any ERISA Affiliate knows or has reason to know that any other ERISA Termination Event has occurred, a statement of the chief financial officer or treasurer of the Guarantor describing such ERISA Termination Event and the action, if any, which the Guarantor or such ERISA Affiliate proposes to take with respect thereto;

                 (ii) Promptly and in any event within two (2) Business Days after receipt thereof by the Guarantor or any ERISA Affiliate, copies of each notice received by the Guarantor or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                 (iii) Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan; and

                 (iv) promptly and in any event within five (5) Business Days after receipt thereof by the Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Guarantor or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiple Employer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent within the meaning of Title IV of ERISA, (C) the termination of a Multiple Employer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by the Guarantor or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above.

                 (i) Other Information. As soon as practicable but in any event within 60 days of any notice of request therefor, such other information respecting the financial condition and results of operations of the Guarantor or any Subsidiary of the Guarantor as any Participant through the Agent may from time to time reasonably request.

                 (j) Environmental Matters. Promptly upon obtaining the same, copies of any environmental assessment or other study undertaken after the Closing Date with regard to the Facility or any portion thereof by the Company as agent for the Trustee under the Agency Agreement or under the Lease.

                 (k) Progress Report. Within ten (10) Business days of each and every June 30th and December 31st, commencing on June 30, 1995, until the Phase One Completion Date, or if Phase Two Election is made, the Phase Two Completion Date, furnish to the Agent a Progress Report through the period ending on such June 30th or December 31st and dated as of such June 30th or December 31st.

                 (l) Form of Financial Statements. Each balance sheet and other financial statement furnished pursuant to subsections (a) and (b) of this
Section 8.02 shall contain comparative financial information which conforms to the presentation required in Form 10-Q and 10-K, as appropriate, under the Securities Exchange Act of 1934, as amended.

                 (m) Notice of Loss Event or Casualty Occurrence. Promptly upon becoming aware of the occurrence of either a Loss Event or a Casualty Occurrence, or any other event or condition requiring notice under either Section 7 or Section 8 of the Lease, the Company shall give the Agent and each Participant written notice thereof which notice shall specify the damage or loss to the Facility in reasonable detail.

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                 Section 8.03  Covenants of State Street.  State Street
covenants and agrees that so long as the trust formed pursuant to the Declaration remains in existence and that it remains Trustee thereunder, State Street shall preserve and maintain its corporate existence and material rights, privileges and franchises, and perform every act and discharge all of its obligations hereunder and under the Operative Documents; provided the sole remedy of the parties to this Agreement for breach by State Street of its obligations shall be to cause a successor Person satisfactory to the Majority Participants to assume the rights, duties and obligations of the Trustee hereunder and under the other Operative Documents.


                                   ARTICLE IX

                               Negative Covenants

                 Section 9.01  Negative Covenants of Company and Guarantor.
The Guarantor and the Company covenant and agree to the Agent and each Participant that until either (i) the Facility has been purchased by the Company or the Guarantor (or one of its Affiliates) for the Option Price or
(ii) the Lease has been terminated, the Facility has been returned to the Trustee and all amounts due under the Lease upon such occurrence have been paid in full, the Company and the Guarantor shall not:

                 (a) Liens, Etc. (i) In the case of the Guarantor, create, assume or suffer to exist, or permit any Principal Subsidiary to create, assume or suffer to exist, any Liens upon or with respect to any of the capital stock of any Principal Subsidiary, whether now owned or hereafter acquired, or (ii) in the case of the Guarantor, create or assume, or permit any Principal Subsidiary to create or assume, any Liens upon or with respect to any of its other assets material to the consolidated operations of the Guarantor and its Consolidated Subsidiaries taken as a whole securing the payment of Debt and Financial Guaranties in an aggregate amount (determined without duplication of amount (so that the amount of a Financial Guaranty will be excluded to the extent the Debt guaranteed thereby is included in computing such aggregate amount)) exceeding $100,000,000; provided, however, that this subsection (a) shall not apply to:

                 (A) Liens on the stock or assets of any Project Financing Subsidiary (or any partnership interest in or assets of any partnership of which the Project Financing Subsidiary is a partner) securing the payment of a Project Financing and related obligations;

                 (B) Liens on assets acquired by the Guarantor or any of its Subsidiaries after February 11, 1992 to the extent that such Liens existed at the time of such acquisition and were not placed thereon by or with the consent of the Guarantor in contemplation of such acquisition;

                 (C) Liens created by the Receivables Purchase and Sale Agreement, any Alternate Program or any document executed by any Principal Subsidiary in connection therewith;

                 (D)      Liens on Margin Stock;

                 (E) Liens for taxes, assessments or governmental charges or levies not yet overdue; and

                 (F) Liens on the stock or assets of Mojave created in connection with the Mojave Northward Expansion Project.

                 (b) Consolidated Debt and Guaranties to Capitalization. In the case of the Guarantor, permit the ratio of (i) the sum of (A) the aggregate amount of consolidated Debt of the Guarantor and its Consolidated Subsidiaries plus (B) the aggregate amount of consolidated Financial Guaranties of the Guarantor and its Consolidated Subsidiaries to (ii) Capitalization to exceed .7 to 1.

                 (c) Debt, Etc. In the case of the Guarantor, permit any of its Consolidated Subsidiaries to create or suffer to exist any Debt, any Financial Guaranty or any reimbursement obligation with respect to any letter of credit (other than any Project Financing), if, immediately after giving effect to such Debt, Financial Guaranty or reimbursement obligation and the receipt and application of any proceeds thereof or value received in connection therewith, the aggregate amount (determined without duplication of amount) of Debt, Financial Guaranties and letter of credit reimbursement obligations of the Guarantor's Consolidated Subsidiaries (other than any Project Financing) determined on a consolidated basis would exceed $75,000,000; provided, however, that the following Debt, Financial Guaranties or reimbursement obligations shall be excluded from the application of, and calculation set forth in, this clause (c): (A) Debt, Financial Guaranties or reimbursement obligations incurred by (x) Mojave or (y) any other Subsidiary of the Guarantor in connection with the Mojave Northward Expansion Project, (B) Debt, Financial Guaranties or reimbursement obligations arising under the Revolving Credit and Competitive Advance Facility Agreement, dated as of August 10, 1994, between Chemical, as agent, the Guarantor and the institutional lenders party thereto;
(C) Debt, Financial Guaranties or reimbursement obligations incurred by the Company up to an amount not to exceed at any time outstanding the tangible net worth of the Company; provided that such Debt may be guaranteed by the Guarantor (such guarantee to also be excluded hereunder), (D) Excluded Acquisition Debt and (E) successive extensions, refinancing or replacements of Debt, Financial Guaranties or reimbursement obligations referred to in clauses
(A) and (D) above and in an amount not in excess of the amounts so extended, refinanced or replaced.

                 (d) Sale, Etc. of Assets. Sell, lease or otherwise transfer, or, in the case of the Guarantor, permit any Principal Subsidiary to sell, lease or otherwise transfer, (in either case, whether in one transaction or in a series of transactions) assets constituting a material portion of the consolidated assets of the Guarantor and its Principal Subsidiaries taken as a whole, provided that provisions of this subsection (d) shall not apply to:

                 (i) any sale of the San Juan Basin Gathering System and related facilities in accordance with the procedures set forth in the Master Separation Agreement dated as of January 15, 1992 between the Company, Meridian Oil Holding Inc., a Delaware corporation, and Burlington;

                 (ii) any sale of receivables and related rights pursuant to the Receivables Purchase and Sale Agreement or any Alternate Program;

                 (iii) any Project Financing Subsidiary and the assets thereof;

                 (iv) sales, leases or other transfers of assets or capital stock of any Subsidiary of the Guarantor other than any Principal Subsidiary;

                 (v)      any sale of Margin Stock;

                 (vi) any sale of up to 20% of the equity of El Paso Field Services Company, a Delaware corporation, in an initial public offering of such corporation's equity securities;

                 (vii) any sale, lease or other transfer to the Guarantor or any Principal Subsidiary, or to any corporation which after giving effect to such transfer will become and be either (A) a Principal Subsidiary in which the Guarantor's direct or indirect equity interest will be at least as great as its direct or indirect equity interest in the transferor immediately prior thereto or (B) a directly or indirectly wholly-owned Principal Subsidiary; and

                 (viii)   any transfer permitted by Section 9.01(e).

                 (e) Mergers, etc. Merge or consolidate with any person, or, in the case of the Guarantor, permit any of its Principal Subsidiaries to merge or consolidate with any Person, except that (i) the Company or any Principal Subsidiary may merge or consolidate with (or liquidate into) any other Subsidiary (other than a Project Financing Subsidiary, unless the successor corporation is not treated as a Project Financing Subsidiary under this Agreement) or may merge or consolidate with (or liquidate into) the Guarantor; provided that (A) if the Company or such Principal Subsidiary merges or consolidates with (or liquidates into) the Guarantor, the Guarantor shall be the continuing or surviving corporation and (B) if the Company or any such Principal Subsidiary merges or consolidates with (or liquidates into) any other Subsidiary of the Guarantor, one of such Subsidiaries is the surviving corporation and, if either such Subsidiary is not wholly-owned by the Guarantor, such merger or consolidation is on an arm's length basis, and (ii) the Company, the Guarantor or any Principal Subsidiary may merge or consolidate with any other corporation (that is, in addition to the Guarantor or any Principal Subsidiary of the Guarantor), provided that (A) if the Guarantor merges or consolidates with any such other corporation, the Guarantor is the surviving corporation, (B) if any Principal Subsidiary merges or consolidates with any such other corporation, the surviving corporation is a wholly-owned Principal Subsidiary of the Guarantor, and if the Company merges or consolidates with any such other corporation (other than the Guarantor), the Company is the surviving corporation, and (C) if either the Company, the Guarantor or any Principal Subsidiary merges or consolidates with any such other corporation, after giving effect to such merger or consolidation no Event of Default, and no event which with lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing.

                 (f) Proceeds of Notes and Certificates. The Company as agent for the Trustee will not permit the proceeds of the Notes and the Certificates to be used for any purpose other than those specified in Section 7.01(j).

                 (g) Environmental Matters. The Company shall not cause or permit any of its Property or the Facility to be in violation of, or do anything or permit anything to be done which would subject any of its Property or the Facility to any remedial obligations under, any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property or the Facility, in any case above where such violations or remedial obligations would have a Material Adverse Effect. The Company shall not use or allow use of any of its Property or the Facility in a manner which will result in (i) violation of any order or requirement of any Governmental Authority or any Environmental Laws, (ii) the disposal or other release of any solid waste, petroleum, pollutant, or contaminant except in compliance with

Environmental Laws, (iii) a release of a hazardous substance in a quantity equal to or exceeding the quantity which requires reporting pursuant to Section 103 of CERCLA, or (iv) the release of any hazardous substance so as to pose an imminent and substantial endangerment to public health or welfare or the environment, in any case in clause (i), (ii), (iii) or (iv) above which would have a Material Adverse Effect.

                 (h) Facility Plan. The Company shall not amend or revise the Facility Plan in any manner which would materially and adversely affect the operation, design or capacity of the Facility without the prior written consent of the Majority Note Holders. The Company shall not under any circumstance undertake to operate or otherwise initiate the operations at the Facility except in accordance in all material respects with the Facility Plan. The Company shall be fully and solely responsible for funding all costs in connection with the acquisition, development, construction and installation of the Facility in excess of the limits contained in Section 2.01, it being understood and agreed that neither the Trustee, the Agent nor any Participant shall under any circumstances whatsoever be obligated to fund any amount for any of the Facility Costs in excess of the limits contained in Section 2.01.


                                   ARTICLE X

                               Events of Default

                 Section 10.01 Events of Default. The occurrence and continuation of any one or more of the following events shall constitute an "Event of Default".

                 (a) The Company as agent for the Trustee shall default in the payment of any principal of any Loan or the principal amount of any Certificate Advance when due; or default in the payment of any interest on any Loan or yield on any Certificate Advance, or any fees or other amount payable by it hereunder or under the Operative Documents, to the Agent and the Participants when due and the continuance of such default for five (5) Business Days thereafter; or default in the payment of any other amounts payable hereunder or under any Security Instruments to agents, attorneys and consultants of the Agent or any Participant when due and the continuance of such nonpayment for thirty (30) days thereafter; or

                 (b) Any representation or warranty made or deemed made by the Company, the Guarantor or the Trustee herein or in any other Operative Document or otherwise in writing in connection with or pursuant to this Agreement shall be false or misleading in any material adverse respect on the date as of which made or reaffirmed; provided, however, that in the event any representation or warranty made by the Trustee herein or in any other Operative Document shall be false or misleading in any material adverse respect on the date as of which made or reaffirmed, the same shall not constitute an Event of Default hereunder if within sixty (60) days after notice thereof to the Company by the Agent such Default is cured to the satisfaction of the Majority Participants in their sole discretion or the Company shall have caused a successor Person satisfactory to the Majority Participants to assume the rights, duties and obligations of the Trustee hereunder and under the other Operative Documents, all pursuant to documentation in form and substance satisfactory to the Majority Participants; or

                 (c) The Company or the Guarantor shall default in the performance of any other term, covenant or agreement contained in this Agreement or any of the other Operative Documents and such default shall continue unremedied for a period of thirty (30) days after written notice thereof shall have been given to the Company, the Guarantor and the Trustee by the Agent; or

                 (d) The Company, the Guarantor or any Principal Subsidiary shall fail to pay any Debt or Financial Guaranty (excluding Debt incurred pursuant hereto) of the Company, the Guarantor or such Principal Subsidiary (as the case may be) in an aggregate principal amount of $25,000,000 or more, or any installment of principal thereof or interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Financial Guaranty; or any other default under any agreement or instrument relating to any such Debt or Financial Guaranty, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt or Financial Guaranty; or any such Debt shall be required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, as a result of either (i) any default under any agreement or instrument relating to any such Debt or (ii) the occurrence of any other event the effect of which would otherwise accelerate or to permit the acceleration of the maturity of such Debt: provided that, notwithstanding any provision contained in this subsection (d) to the contrary, to the extent that pursuant to the terms of any agreement or instrument relating to any Debt or Financial Guaranty referred to in this subsection (d) (or in the case of any such Financial Guaranty, relating to any obligations guaranteed thereby), any sale, pledge or disposal of Margin Stock, or utilization of the proceeds of such sale, pledge or disposal, would result in a breach of any covenant contained therein or otherwise give rise to a default or event of default thereunder and/or acceleration of the maturity of the Debt or obligations extended pursuant thereto, or payment pursuant to any Financial Guaranty, and as a result of such terms or of such sale, pledge, disposal, utilization, breach, default, event of default or acceleration or nonpayment under such Financial Guaranty, or the provisions thereof relating thereto, this Agreement or any Loan or Certificate Advance hereunder would otherwise be subject to the margin requirements or any other restriction under Regulation U, G, T or X issued by the Board of Governors of the Federal Reserve System, then such breach, default, event of default or acceleration, or nonpayment under any Financial Guaranty, shall not constitute a default or Event of Default under this subsection (d); or

                 (e)(i) The Company, the Guarantor or any Principal Subsidiary shall (A) generally not pay its debts as such debts become due; or
(B) admit in writing its inability to pay its debts generally; or (C) make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted or consented to by the Company, the Guarantor or any such Principal Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or
(iii) any such proceeding shall have been instituted against the Company, the Guarantor or any such Principal Subsidiary and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (iv) the Company, the Guarantor or any such Principal Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                 (f) Any judgment or order of any court for the payment of money in excess of $25,000,000 shall be rendered against the Company, the Guarantor or any Principal Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order (other than any enforcement proceedings consisting of the mere obtaining and filing of a judgment lien or obtaining of a garnishment or similar order so long as no foreclosure, levy or similar process in respect of such lien, or payment over in respect of such garnishment or similar order, has commenced) or (ii) there shall be any period of 30 consecutive days during which a stay of execution or of enforcement proceedings (other than those referred to in the parenthesis in clause (i) above) in respect of such judgment or order, by reason of a pending appeal, bonding or otherwise, shall not be in effect; or

                 (g)(i) Any ERISA Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Guarantor by the Agent, such ERISA Termination Event shall still exist; or
(ii) the Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; or (iii) the Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, or is insolvent or is being terminated, within the meaning of Title IV of ERISA; or (iv) any Person shall engage in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would result in an aggregate liability of the Guarantor or any ERISA Affiliate that would exceed 10% of the Net Worth of the Guarantor.

                 (h) Upon completion of, and pursuant to, a transaction, or a series of transactions (which may include prior acquisitions of capital stock of the Guarantor in the open market or otherwise), involving a tender offer (i) a "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) other than Burlington, the Guarantor, a Subsidiary of the Guarantor or any employee benefit plan maintained for employees of the Guarantor and/or any of its Subsidiaries or the trustee therefor, shall have acquired direct or indirect ownership of and paid for in excess of 50% of the outstanding capital stock of the Guarantor entitled to vote in elections for directors of the Guarantor and (ii) at any time before the later of (A) six months after the completion of such tender offer and (B) the next annual meeting of the shareholders of the Guarantor following the completion of such tender offer more than half of the directors of the Guarantor consists of individuals who (y) were not directors before the completion of such tender offer and (z) were not appointed, elected or nominated by the Board of Directors in office prior to the completion of such tender offer (other than any such appointment, election or nomination required or agreed to in connection with, or as a result of, the completion of such tender offer); or

                 (i) Any event of default shall occur under any agreement or instrument relating to or evidencing any Debt now or hereafter existing of the Guarantor or any Principal Subsidiary as the result of any change of control of the Guarantor; or

                 (j) Any of the Operative Documents shall cease, for any reason, to be in full force and effect or the Company or the Guarantor shall so assert; or

                 (k) The failure of the Company to satisfy or cause to be satisfied any condition precedent to the Initial Loans and Initial Advances within ninety (90) days from the Closing Date; or

                 (l) The Company shall abandon the Facility or the construction and development thereof; or Completion of Phase One shall not have occurred on or before the Phase One Completion Date; or, if the Phase Two Election is made, Completion of Phase Two shall not have occurred on or before the Phase Two Completion Date, unless in any event, the Company or the Guarantor (or any Affiliate thereof) acquires the Facility within five (5) Business Days after the occurrence of such event or existence of such condition.

                 Section 10.02 Remedies. Upon the occurrence and continuation of any Event of Default:

                 (a) in the case of an Event of Default (other than one referred to in Section 10.01(e)(i)(B)or (C), (ii), (iii) or (iv)), the Agent may and, upon request of the Majority Note Holders, shall, by notice to the Trustee and the Company, cancel the Commitments and/or declare the principal amount then outstanding of and the accrued interest on the Loans and the principal amount of and accrued yield on the Certificate Advances and all other amounts payable by the Trustee or the Company as agent for the Trustee hereunder, under the Notes and under the Certificates to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company and the Trustee; and

                 (b) in the case of the occurrence of an Event of Default referred to in Section 10.01(e)(i)(B)or (C), (ii), (iii) or (iv), the Commitments shall be automatically cancelled and the principal amount then outstanding of and the accrued interest on the Loans and the principal amount of and accrued yield on the Certificate Advances and all other amounts payable by the Trustee or the Company as agent for the Trustee hereunder, under the Notes and under the Certificates shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company and the Trustee.

                 (c) Notwithstanding Sections 10.02(a) and (b), the Company or the Guarantor may cure any Default or Event of Default under Section
10.01 by purchasing the Facility as provided in Section 15(c) of the Lease for the Option Price.

                 (d) No Certificate Holder may initiate or pursue remedies unless and until the Agent and the Note Holders have initiated remedies against the Facility, the Company or the Guarantor. In the event the Agent and the Note Holders have initiated remedies, the Certificate Holders may join in enforcement of remedies against the Facility, the Company or the Guarantor.

                 (e) If the Majority Note Holders shall have instructed the Agent so to cause the Trustee to sell or otherwise dispose of the Facility in accordance with the Declaration or to foreclose on the Facility in accordance with the Security Instruments, then (i) the net cash sales or foreclosure proceeds to be received must at least equal an amount equal to the Funded Amount, plus all other amounts then owing to the Participants hereunder and under the other Operative Documents; and (ii) the Majority Note Holders may not, without the consent of each Certificate Holder, instruct the Trustee to sell the Facility or any portion thereof for an amount less than the Unguaranteed Amount, or instruct the Agent to foreclose on the Facility in accordance with the Security Instruments unless the Note Holders intend to make a cash bid to purchase the Facility for an amount not less than the Unguaranteed Amount. In the event that all of the Note Holders have been repaid in full in accordance with this Agreement with respect to amounts owing to them as Note Holders, or if the





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Company or any of its Affiliates shall have acquired all of the Notes, the
Agent shall act or refrain from acting, and shall be fully protected in acting or refraining from acting, in accordance with instructions signed solely by the Majority Certificate Holders. Instructions of the Majority Participants, the Majority Note Holders or the Majority Certificate Holders, as the case may be, and any action taken or failure to act pursuant thereto, shall be binding on all of the Participants.

                 (f) The Agent and the Participants agree not to exercise their remedies against the Facility under the Security Instruments unless an Event of Default has occurred and is continuing hereunder and the Lease has terminated and the Company or the Guarantor (or any Affiliate thereof) shall not have purchased the Facility on or before the Cancellation Date.


                                   ARTICLE XI

                                   The Agent

                 Section 11.01 Appointment, Powers and Immunities. Each Participant hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement or collection of the Notes and the Certificates), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Note Holders, and such instructions shall be binding upon all Participants and all holders of Notes or the Certificates; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Participant prompt notice of each notice given to it by the Trustee, the Company or the Guarantor pursuant to the terms of this Agreement.

                 Section 11.02 Reliance by Agent. None of the Agent or any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(a) may treat the payee of any Note or Certificate as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Participant which is the payee of such Note or Certificate, as assignor, and an Eligible Assignee, as assignee, as provided in Section 12.06; (b) may consult with legal counsel (including counsel for the Company or the Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Participant and shall not be responsible to any Participant for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any of the other Operative Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Operative Documents on the part of the Company or the Guarantor or to inspect the Facility or the property (including the books and records) of the Company or the Guarantor; (e) shall not be responsible to any Participant for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement,
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Operative Documents or any other instrument or document furnished pursuant hereto; (f) shall incur no liability under or in respect of this Agreement or the Operative Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall act or refrain from acting, and shall be fully protected in acting or refraining from acting, in causing the Trustee to sell or otherwise dispose of the Facility in accordance with the Declaration, or in foreclosing on the Facility in accordance with the Security Instruments, upon receiving instructions signed by either the Majority Note Holders.

                 Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans, the face amount of or yield on Certificates or of fees) unless the Agent has received notice from a Participant, the Company or the Trustee specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Participants (and shall give each Participant prompt notice of each such non-payment). The Agent shall (subject to Section 11.07) take such action with respect to such Default as shall be directed by the Majority Note Holders or the Majority Certificate Holders, as appropriate, as provided in Section 11.02, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Participants.

                 Section 11.04  Rights as a Participant.   With respect to its
Commitment, the Loans made by it and the Note issued to it, Chemical shall have the same rights and powers under this Agreement as any other Note Holder and may exercise the same as though it were not the Agent; and the term "Note Holder" or "Note Holders" shall, unless otherwise expressly indicated, include Chemical in its individual capacity. Chemical and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Guarantor, any of its Subsidiaries and any Person who may do business with or own securities of the Guarantor or any of its Subsidiaries, all as if Chemical were not the Agent and without any duty to account therefor to the other Participants.

                 Section 11.05 Indemnification. The Participants agree to indemnify the Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Notes or Certificates then held by each of them (or if no Notes and Certificates are at the time outstanding or if any Notes or Certificates are held by Persons which are not Participants, ratably according to the respective amounts of the Aggregate Loan Commitments and Aggregate Certificate Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Operative Documents or any action taken or omitted by the Agent under this Agreement or any of the Operative Documents, provided that no Participant shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Participant agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, in





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bankruptcy or insolvency proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Operative Documents, to the extent that the Agent is not reimbursed for such expenses by the Company or the Guarantor.

                 Section 11.06 Non-Reliance on Agent and other Participants. Each Note Holder acknowledges that it has, independently and without reliance upon the Agent or any other Participant and based on the financial statements referred to in Section 7.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Note Holder also acknowledges that it will, independently and without reliance upon the Agent or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taken or not taking action under this Agreement. Except for notices, reports and other documents and information expressly required to be furnished to the Participants by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Participant with any credit or other information concerning the affairs, financial condition or business of the Company, the Trustee or the affiliates of either of them, which may come into the possession of the Agent or any of its affiliates.

                 Section 11.07 Failure to Act. The Agent shall in all cases be fully justified in failing or refusing to act hereunder or under the Operative Documents unless it shall be indemnified to its satisfaction by the Participants against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.

                 Section 11.08 Resignation or Removal of Agent. The Agent may resign at any time by giving written notice thereof to the Participants, the Trustee and the Company and may be removed at any time with or without cause by the Majority Participants. Upon any such resignation or removal, the Majority Participants shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Participants and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Participant's removal of the retiring Agent, then such retiring Agent may, on behalf of the Participants, appoint a successor Agent, which shall be a Note Holder and a commercial bank organized, or authorized to conduct a banking business, under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500, 000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, each successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the Operative Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.





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                                  ARTICLE XII

                                 Miscellaneous

                 Section 12.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes or the Certificates, and no consent to any departure by the Company or the Trustee therefrom, shall be effective against the Company, the Trustee, the Agent and the Participants unless it shall be in writing and signed by the Company and the Majority Participants, and no amendment or waiver of any provision of any Operative Documents, and no consent to any departure by the Company or the Trustee therefrom, shall be effective against the Company, the Trustee, the Agent and the Participants unless signed by the Persons executing such Operative Document, the Company and the Agent with the consent of the Majority Participants; and in any event, any such a waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by the Company and all the Participants, be effective to: (a) waive any of the conditions specified in Article VI, (b) increase the Aggregate Loan Commitments or Aggregate Certificate Commitments or subject the Participants to any additional obligations, (c) reduce the principal of, or interest on, the Notes, or the face amount or yield on the Certificates or any commitment fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes, or the face amount or yield on the Certificates or any commitment fees hereunder, (e) change the percentage of the Aggregate Loan Commitments or Aggregate Certificate Commitments or of the aggregate unpaid principal amount of the Notes or Certificates, or the number of Note Holders, Certificate Holders or Participants which shall be required for the Participants or any of them to take any action under this Agreement, (f) amend this Section 12.01, (g) except as otherwise permitted in the Declaration or the other Operative Documents, permit the creation of any Lien (other than Permitted Liens) on the Collateral and the Trust Estate equal to or prior to the interests of the Participants, sell or otherwise dispose of any portion of the Collateral and the Trust Estate or release any Lien created under the Operative Documents, (h) waive the terms of any payment obligation, amend or modify the order of application of payments and proceeds, (i) amend, modify or waive any provision of the either of the Guaranties, or (j) change the requirements set forth in
Schedule 1.02(b) necessary to achieve Completion; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Participants required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement, any Note or any Certificate.

                 Section 12.02  Notices.  Except as otherwise provided in
Article II or Article V, all notices and other communications provided for hereunder shall be in writing (including telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, if to the Company or the Guarantor, at 1 Paul Kayser Center, 100 North Stanton Street, El Paso, Texas 79901, Attention: Senior Vice President and Chief Financial Officer,
Telecopier: (915) 541-5008; if to any Participant, at its address set forth under its name on its signature page hereto; if to the Agent, at 270 Park Avenue, New York, New York 10017, Attention: John Gehebe, Telecopier: (212) 270-4892; if to the Trustee at State Street Bank and Trust Company, not in its individual capacity but solely as Trustee for the Chaco Liquids Plant Trust, Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention:
Corporate Trust Department, Telecopier: (617) 664-5371; or, as to each party at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, if so mailed,





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telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answerback or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. A notice received by the Agent or a Participant by telephone pursuant to Article II or Article V shall be effective if the Agent or Participant believes in good faith that it was given by an authorized representative of the Company and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

                 Section 12.03  Payment of Expenses, Indemnities, etc.

                 (a) The Company agrees to pay on demand (i) all reasonable fees and out-of-pocket expenses of counsel for the Agent in connection with the preparation, execution and delivery of this Agreement, the Notes, the Certificates, the other Operative Documents and the other documents to be delivered hereunder and the fulfillment or attempted fulfillment of conditions precedent hereunder, (ii) all reasonable costs and expenses incurred by the Agent and its Affiliates in initially syndicating all or any portion of the Commitments hereunder, including, without limitation, the related reasonable fees and out-of-pocket expenses of counsel for the Agent or its Affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any syndication fees paid to other parties joining the syndicate and (iii) all out-of-pocket costs and expenses, if any, incurred by the Agent and the Participants in connection with the enforcement (whether through negotiations, legal proceedings in bankruptcy or insolvency proceedings, or otherwise) of this Agreement, the Notes, the Certificates, the other Operative Documents and the other documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel.

                 (b) The Company and the Guarantor, jointly and severally, agree, in addition to any other indemnity obligations of the Company set forth in any Operative Document, to indemnify and save harmless, the Trustee, State Street, the Agent, each Participant and any of their successors and assigns, and their respective officers, directors, incorporators, shareholders, employees, agents, partners, attorneys, affiliates and servants (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against all liabilities, Liens, Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), Judgments, sums paid in settlement of claims, and costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and expenses and all other expenses incurred in connection with investigating, defending or preparing to defend any cause of action, suit or proceeding (including any investigations, litigation or inquiries) or claim which may be incurred by or asserted against or involve any of them (whether or not any of them is named as a party thereto) as a result of, arising directly or indirectly out of or in any way related to (i) any actual or proposed use by the Trustee or the Company of the proceeds of any of the Loans or Certificate Advances, (ii) any other aspect of this Agreement, the Notes, the Certificates and the other Operative Documents, (iii) the operations of the business of the Company, (iv) the failure of the Company to comply with any Governmental Requirement, (v) the breach of any representation or warranty set forth herein regarding Environmental Laws, (vi) the failure of the Company as agent for the Trustee to pay any amount required to be paid hereunder, including, without limitation, principal and interest on the Notes and the face amount and yield on the Certificates (whether or not the Lease has terminated), (vii) the failure of the Company to perform any obligation herein required to be performed pursuant to Environmental Laws, (viii) the Trustee's ownership and leasing of the Facility pursuant to the Lease and the Trustee's lease of the Site under the Ground Lease, (ix) the sale of any portion of the Facility either to the Company or any other Person pursuant to the provisions of the





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Lease, (x) all acts or omissions of the Company or any Sublessee, (xi) any
Imposition, Lien, Judgment, Tax, or other payment which the Company is obligated to discharge or pay to any Person, (xii) any action or omission of the Company pursuant to the Agency Agreement, (xiii) any injury to, or death of, any Person, or damage to or loss of Property, or any other thing occurring on or resulting from activities on the Facility or any portion thereof, (xiv) the construction, leasing, subleasing, operation, occupancy, possession, use or non-use by the Company (whether in its individual capacity or as agent for the Trustee) of the Facility or any portion thereof, or the condition of the Facility or any portion thereof, (xv) any Default or Event of Default under the Lease or this Agreement, (xvi) any act or omission of the Company or its agents, contractors, licensees, Sublessees, invitees, representatives or any other Person on or relating to, or in connection with, the ownership, construction, leasing, subleasing, operation, management, maintenance, occupancy, possession, use, non-use or condition of the Facility or any portion thereof, (xvii) performance of any labor or services or furnishing of any materials or other Property in respect of the Facility or any portion thereof, (xviii) any permitted contest referred to in Section 13 of the Lease, (xix) any claims for patent, trademark, trade name or copyright infringement, or (xx) any violation by the Company or the Guarantor of any Operative Document or any Related Contracts or any other contract or agreement to which the Company or the Guarantor is a party, or of any Insurance Requirement, in each case affecting any Indemnified Party, the Facility or any portion thereof or the ownership, operation, occupancy, possession, use, non-use or condition thereof, in each case regardless of the acts, omissions or negligence of any Indemnified Party, it being the intent of the Company and the Guarantor to indemnify the Indemnified Parties for their own negligent acts or omissions (other than gross negligence or wilful misconduct) in connection with any of the foregoing (collectively, the "Indemnified Risks"); provided, however, that no Indemnified Party shall be entitled to indemnity (or any other payment or reimbursement) for any Indemnified Risks to the extent such Indemnified Risks result from or arise out of one or more of the following: (1) any representation or warranty by such Indemnified Party in the Operative Documents being incorrect; (2) the willful misconduct or gross negligence of such Indemnified Party; (3) the failure on the part of the Trustee or the Agent to distribute in accordance with the Participation Agreement any amounts received and distributable by it thereunder, or of the Certificate Holder to distribute in accordance with this Agreement any amounts received and distributable by it thereunder; (4) a claim arising from the offer, sale or delivery of a Certificate or interest in a Note or this Agreement by such Indemnified Party (other than State Street or the Trustee, subject nevertheless to clause (2) above) for a violation of any Governmental Requirement unless such violation was caused by some performance or nonperformance of the Company or the Guarantor; (5) claims of such Indemnified Party which is a Note Holder or the Agent arising because of a claim against such Indemnified Party brought by another Note Holder or the Agent; and (6) any claim for economic losses based upon the rate of return of the Loans.

                 (c) If any cause of action, suit, proceeding or claim arising from any of the foregoing is brought against any Indemnified Party, whether such action, proceeding, suit or claim shall be actual or threatened, or in preparation therefor, the Company and the Guarantor will have the right, at their expense, to assume the resistance and defense of such cause of action, suit, proceeding or claim or cause the same to be resisted and defended; provided that such Indemnified Party shall be entitled (but not obligated) to participate jointly in such defense, in which case such Indemnified Party will be responsible for its own legal fees or other expenses, if any, related to such defense incurred subsequent to the joint participation by such party in such defense. Notwithstanding the foregoing, if any Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Company or the Guarantor, the Indemnified Party may assume the defense





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of such action and the Company and the Guarantor, jointly and severally, agree to reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party. The Company and/or the Guarantor may settle any action which it defends hereunder on such terms as it may deem advisable in its sole discretion, subject to its ability promptly to perform in full the terms of such settlement. No Indemnified Party may seek indemnification or other reimbursement or payment, including attorneys' fees or expenses, from the Company or the Guarantor for any cause of action, suit, proceeding or claim settled, compromised or in any way disposed of by the Indemnified Party without the Company's and the Guarantor's prior written consent, which will not be unreasonably withheld.

                 (d) The obligations of the Company and the Guarantor under this Section 12.03 shall survive the expiration or any termination of this Agreement (whether by operation of law or otherwise) and the payment of amounts owed by the Company under this Agreement, the Notes, the Certificates and the other Operative Documents.

                 (e) Upon demand for payment by any Indemnified Party of any Indemnified Risks incurred by it for which indemnification is sought, the Company and the Guarantor shall pay when due and payable the full amount of such Indemnified Risks to the appropriate party, unless and only so long as:
(i) the Company and/or the Guarantor shall have assumed the defense of such action and is diligently prosecuting the same; (ii) the Company and the Guarantor are financially able to pay all their obligations outstanding and asserted against the Company and the Guarantor at that time, including the full amount of the Indemnified Risks; and (iii) the Company and the Guarantor have taken all action as may be reasonably necessary to prevent (1) the collection of such Indemnified Risks from the Indemnified Party; (2) the sale, forfeiture or loss of the Facility or any portion thereof during such defense of such action; and (3) the imposition of any civil or criminal liability for failure to pay such Indemnified Risks when due and payable.

                 (f) The Company and the Guarantor acknowledge and agree that (i) their obligations under this Section 12.03 are intended to include and extend to any and all liabilities, Liens, Taxes, Other Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), Judgments, sums paid in settlement of claims, costs and expenses (including, without limitation, response and mediation costs, stabilization costs, encapsulation costs, and treatment, storage or disposal costs), imposed upon or incurred by or asserted at any time against any Indemnified Party (whether or not indemnified against by any other party) as a result of, arising directly or indirectly out of or in any way related to (A) the treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any hazardous substance or material containing or alleged to contain hazardous substance at or from the Facility or any part thereof; (B) the violation or alleged violation of any Environmental Laws relating to or in connection with the Facility or any part thereof or any acts or omissions thereon or relating thereto; (C) all other federal, state and local laws designed to protect the environment or persons or property therein, whether now existing or hereinafter enacted, promulgated or issued by any Governmental Authority relating to or in connection with the Facility or any part thereof or any acts or omissions thereon or relating thereto; (D) the Company's failure to comply with its obligations under Section 7 of the Lease; and (E) any abandonment of the Facility by the Company; provided however that no Indemnified Party shall be entitled to indemnity or any other payment or reimbursement for any of the types of claims enumerated in this Section 12.03(f) to the extent such





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claims result from or arise out of the willful misconduct or gross negligence of such Indemnified Party; and (ii) the indemnification provided for under this
Section 12.03(f) shall be governed by the procedures set forth in Sections 12.03(c)-(e) above.

                 (g) Without limiting the generality of the foregoing provisions of this Section 12.03, the Company and the Guarantor, jointly and severally, agree to pay or reimburse, promptly upon demand, and protect, indemnify and save harmless, the Trustee, as Lessor under the Lease, following the occurrence of a Termination Event, from any action by any Sublessee or other owner of an interest in the Facility (other than a Co-Lessee) which causes the Trustee (as "Lessor" under the Lease) any delay in exercising its remedies, or results in the reduction of the Trustee's remedies under, the Lease. Upon demand of the Lessor for indemnification pursuant to this Section 12.03(g), the Company and the Guarantor agree that they will, within twenty
(20) days of such demand from the Trustee, (a) purchase the Notes from the Note Holders for a purchase price equal to the principal balance, accrued, unpaid interest, fees and expenses, and all other amounts then owing by the Trustee to the Note Holders as advised to the Company and the Guarantor in writing by the Agent, and (b) purchase the Certificates from the Certificate Holders for a purchase price equal to the outstanding face amount, accrued, unpaid yield, fees and expenses, and all other amounts then owing by the Trustee to the Certificate Holders as advised to the Company and the Guarantor in writing by the Agent.

                 (h) In case any action shall be brought against any Indemnified Party in respect of which indemnity may be sought against the Company or the Guarantor, such Indemnified Party shall promptly notify the Company and the Guarantor in writing, but the failure to give such prompt notice shall not relieve the Company and the Guarantor from liability hereunder.

                 Section 12.04 No Waiver; Remedies. No failure on the part of any Participant, the Agent or the Trustee to exercise, and no delay in exercising, any right hereunder or under any Note, any Certificate or any Operative Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any Note, Certificate or Operative Document preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 Section 12.05 Right of Set-Off. Upon the declaration of the Notes and the Certificates as due and payable pursuant to the provisions of
Section 10.02, each Participant is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Participant to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement, the Notes or the Certificates of the Company held by such Participant, irrespective of whether or not such Participant shall have made any demand under this Agreement, such Notes or Certificates and although such obligations may be unmatured. Each Participant agrees promptly to notify the Company after any such set-off and application made by such Participant, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Participant under this Section 12.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Participant may have.





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                 Section 12.06  Assignments and Participations.

                 (a) Neither the Trustee nor the Company may assign its rights or obligations hereunder or under the Notes or the Certificates without the prior consent of all of the Participants and the Agent, except that the Trustee may make such assignments to any co-trustee or successor trustee provided in the Declaration and the Company may engage in a transaction permitted by Section 9.01(e).

                 (b) Each Participant may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loan Commitment or Certificate, the Loans or Certificate Advances owing to it and the Note or Certificate held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) the amount of the Loan Commitment or Certificate Commitment of the assigning Participant being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, or integral multiples of $1,000,000 in excess thereof, in the case of assignments of Loan Commitments, or $150,000 in the case of Certificate Commitments, or integral multiples of $50,000 in excess thereof (or, if less, in either case, the entire Commitment of the assigning Participant), (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Certificate subject to such assignment and a processing and recordation fee of $2,500, and shall send to the Company an executed counterpart of such Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Note Holder or Certificate Holder, as appropriate, hereunder and (B) the assigning Participant thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Participant's rights and obligations under this Agreement, such Participant shall cease to be a party hereto).

                 (c) By executing and delivering an Assignment and Acceptance, each assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Participant makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Participant makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Guarantor or the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other Operative Document; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 7.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Participant or any other





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Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as either a Note Holder or Certificate Holder, as appropriate.

                 (d) The Agent shall maintain at its address referred to in Section 12.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Participants and the Loan Commitment or Certificate Commitment of, and principal amount of the Loans or Certificate Advances owing to, each Participant from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Guarantor, the Trustee, the Agent and the Participants may treat each Person whose name is recorded in the Register as a Participant hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, the Guarantor or any Participant at any reasonable time and from time to time upon reasonable prior notice. Upon the acceptance of any Assignment and Acceptance for recordation in the Register, Exhibit J hereto shall be deemed to be amended to reflect either the revised Loan Commitments of the Note Holders or the revised Certificate Commitments of the Certificate Holders parties to such Assignment and Acceptance as well as administrative information with respect to any new Participant as such information is recorded in the Register.

                 (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Participant and an assignee representing that it is an Eligible Assignee, together with any Note or Certificate subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit I hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Trustee, the Company and the Guarantor; within five (5) Business Days after its receipt of such notice and its receipt of an executed counterpart of such Assignment and Acceptance, the Trustee, at the expense of the Company, shall execute and deliver to the Agent in exchange for the surrendered Note or Certificate, a new Note or Certificate, as appropriate, to the order of such Eligible Assignee in an amount equal to the Loan Commitment or Certificate Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Participant has retained either a Loan Commitment or Certificate Commitment hereunder, a new Note or Certificate, as appropriate, to the order of the assigning Participant in an amount equal to the Loan Commitment or Certificate Commitment, as appropriate, retained by it hereunder. Such new Note or Certificate shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Certificate, shall be dated the date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibits K and L hereto.

                 (f) Each Note Holder may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loan Commitment, and the Loans owing to it and the Notes held by
it); provided, however, that (i) such Note Holder's obligations under this Agreement (including, without limitation, its Loan Commitment to the Trustee hereunder) shall remain unchanged, (ii) such Note Holder shall remain solely
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obligations, (iii) such Note Holder shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Company, the Guarantor, the Agent and the other Note Holders shall continue to deal solely and directly with such Note Holder in connection with its rights and obligations under this Agreement,
(v) such Note Holder shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments and waivers which (A) postpone any date fixed for any payment of, or reduce any payment of, principal of or interest on such Note Holder's Notes or any fees payable under this Agreement, or (B) increase the amount of such Note Holder's Loan Commitment in a manner which would have the effect of increasing the amount of a participant's participation, or (C) reduce the interest rate payable under this Agreement and such Note Holder's Note, or
(D) consent to the assignment or the transfer by the Company or the Trustee of any of its rights and obligations under the Agreement, and (vi) except as contemplated by the immediately preceding clause (v), no participant shall be deemed to be or to have any of the rights or obligations of a "Note Holder" hereunder.

                 (g) Any Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.06, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company or the Guarantor furnished to such Participant by or on behalf of the Company or the Guarantor; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of the Company and the Guarantor to preserve the confidentiality of any confidential information relating to the Company and the Guarantor received by it from such Participant a manner consistent with Section 12.13.

                 (h) Anything in this Agreement to the contrary notwithstanding, any Participant may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans or Certificate Advances owing to it) and the Note or Certificate issued to it hereunder in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation) and the applicable operating circular of such Federal Reserve Bank.

                 (i) Notwithstanding any other provision of this Agreement or any other Operative Document, neither the Company nor any of its Affiliates
(i) may acquire any of the Notes unless the Company or such Affiliate acquires all of the Notes in a single transaction and thereby become bound by the provisions of Sections 11.02 and 12.01 or (ii) may acquire any of the Certificates unless the Company or such Affiliate acquires all of the Certificates in a single transaction and has previously acquired all of the Notes in a single transaction.

                 Section 12.07 Invalidity. In the event that any one or more of the provisions contained in the Notes, the Certificates, this Agreement or in any other Operative Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, the Certificates, this Agreement or any other Operative Document.

                 Section 12.08 Entire Agreement. THE NOTES, THE CERTIFICATES, THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTICIPANTS, THE TRUSTEE, THE AGENT, THE COMPANY AND THE GUARANTOR AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN





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SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.  THIS WRITTEN
PARTICIPATION AGREEMENT, THE NOTES, THE CERTIFICATES AND THE OTHER OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 Section 12.09 References. The words "herein," "hereof," hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section or Subsection shall be deemed to refer to the applicable Section or Subsection of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

                 Section 12.10 Successors; Survivals. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of the Trustee and the Company under Section 4.06, Article V, and Section 12.03 shall survive the repayment of the Loans and Certificate Advances and the termination of the Commitments.

                 Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                 Section 12.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery to the Agent of a counterpart executed by a Participant shall constitute delivery of such counterpart to all of the Participants. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

                 Section 12.13 Confidentiality. Each Participant, the Agent and the Trustee (each, a "Party") agrees that it will use its best efforts not to disclose, without the prior consent of the Company (other than to its, or its Affiliates, employees, auditors, accountants, counsel or other representatives, whether existing at the date of this Agreement or any subsequent time), any information with respect to Guarantor or any of its Subsidiaries which is furnished pursuant to this Agreement; provided that any Party may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such party or to the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding, (iv) in order to comply with any law, order, regulation or ruling applicable to such party, or (v) to any prospective assignee or participant in connection with any contemplated assignment of any rights or obligations hereunder, or any sale of any participation therein, by such Party pursuant to Section 12.06, if such prospective assignee or participant, as the case may be, executes an agreement with the Company containing provisions substantially similar to those contained in this Section 12.13; provided, however, that the Guarantor and the Company acknowledge that the Agent has disclosed and may continue to disclose such





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information as the Agent in its sole discretion determines is appropriate to the Participants from time to time.

                 Section 12.14  GOVERNING LAW; SUBMISSION TO JURISDICTION.

                 (a) THIS AGREEMENT, THE NOTES AND THE CERTIFICATES (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

                 (B) EACH OF THE GUARANTOR AND THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY ACTION OR PROCEEDING BY THE AGENT OR ANY PARTICIPANT IN RESPECT OF, BUT ONLY IN RESPECT OF, ANY CLAIMS OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE CERTIFICATES OR THE OTHER OPERATIVE DOCUMENTS (SUCH CLAIMS AND CAUSES OF ACTION, COLLECTIVELY, BEING "PERMITTED CLAIMS"), AND EACH OF THE GUARANTOR AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL PERMITTED CLAIMS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. EACH OF THE GUARANTOR AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY AFOREMENTIONED COURT IN RESPECT OF PERMITTED CLAIMS. EACH OF THE GUARANTOR AND THE COMPANY HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT TO RECEIVE ON BEHALF OF THE GUARANTOR AND THE COMPANY AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED BY THE AGENT OR THE PARTICIPANTS IN ANY SUCH ACTION OR PROCEEDING IN ANY AFOREMENTIONED COURT IN RESPECT OF PERMITTED CLAIMS. SUCH SERVICE MAY BE MADE BY DELIVERING A COPY OF SUCH PROCESS TO THE GUARANTOR AND THE COMPANY BY COURIER AND BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED), FEES AND POSTAGE PREPAID, BOTH (I) IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS AND (II) AT THE GUARANTOR'S AND THE COMPANY'S ADDRESS SPECIFIED PURSUANT TO SECTION 12.02, AND EACH OF THE GUARANTOR AND THE COMPANY HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. EACH OF THE GUARANTOR AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                 (C) NOTHING IN THIS SECTION 12.14(C): (I) SHALL AFFECT THE RIGHT OF ANY PARTICIPANT OR THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY RIGHT OTHERWISE EXISTING OF ANY PARTICIPANT OR THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST EITHER THE GUARANTOR, THE COMPANY OR EITHER OF THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS OR (II) SHALL BE DEEMED TO BE A GENERAL CONSENT TO JURISDICTION IN ANY PARTICULAR COURT OR A GENERAL WAIVER OF ANY DEFENSE OR A CONSENT TO JURISDICTION OF THE COURTS EXPRESSLY REFERRED TO IN SUBSECTION (A) ABOVE IN ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION OTHER THAN PERMITTED CLAIMS.

                 Section 12.15 Interest. It is the intention of the parties hereto that each Participant shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Participant under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be





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mandatorily applicable to such Participant notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Notes, the Certificates, this Agreement or in any other Operative Document or any other agreement entered into in connection with or as security for the Notes or the Certificates, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Participant that is contracted for, taken, reserved, charged or received by such Participant under the Notes, the Certificates, this Agreement or under any of the other aforesaid Operative Documents or other agreements or otherwise in connection with the Notes or the Certificates shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by such Participant on the principal or face amount of the Notes or Certificates, as the case may be (or, to the extent that the principal or face amount of the Notes or Certificates shall have been or would thereby be paid in full, refunded by such Participant to the Trustee); and (ii) in the event that the maturity of the Notes or Certificates is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Participant may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically by such Participant as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Participant on the principal or face amount of the Notes or Certificates, as the case may be (or, to the extent that the principal or face amount of the Notes or Certificates shall have been or would thereby be paid in full, refunded by such Participant to the Trustee). All sums paid or agreed to be paid to any Note Holder for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Note Holder, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Loans evidenced by the Notes, and all sums paid or agreed to be paid to any Certificate Holder for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Certificate Holder, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Certificate Advances evidenced by the Certificates, in each case until payment in full so that the rate or amount of interest on account of any Loans and Certificate Advances hereunder does not exceed the maximum amount allowed by such applicable law.
If at any time and from time to time (i) the amount of interest or yield payable to any Participant on any date shall be computed at the Highest Lawful Rate applicable to such Participant pursuant to this Section 12.15 and (ii) in respect of any subsequent interest or yield computation period the amount of interest or yield otherwise payable to such Participant would be less than the amount of interest or yield payable to such Participant computed at the Highest Lawful Rate applicable to such Participant, then the amount of interest or yield payable to such Participant in respect of such subsequent interest or yield computation period shall continue to be computed at the Highest Lawful Rate applicable to such Participant until the total amount of interest or yield payable to such Participant shall equal the total amount of interest or yield which would have been payable to such Participant if the total amount of interest or yield had been computed without giving effect to this Section.

To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to any Participant for the purpose of determining the Highest Lawful Rate, each such Participant hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect.

                 Section 12.16  Characterization.





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                 (a)      In order to protect the rights and remedies of the
Trustee, the Agent and the Participants following a Default, an Event of Default, a Termination Event, or Cancellation Event, and for the purposes of Federal, state and local income and ad valorem taxes and Title 11 of the United States Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect for the relief of debtors), the parties hereto intend that
(i) the Lease be treated as the repayment and security provisions of a loan by the Trustee to the Company in the amount of the Facility Costs, (ii) all payments of Rent, Additional Rent, the Residual Guaranty Amount and the Option Price be treated as payments of principal, interest and other amounts owing with respect to such loan, respectively, and (iii) the Company be treated as entitled to all benefits of ownership of the Property or any part thereof. In addition, the parties acknowledge that after payment in full of the Notes and the Certificates, the interest and yield accrued thereon and any other obligations of the Company under the Operative Documents, any remaining proceeds of the Facility and other Property included in the Trust Estate shall be distributed to the Company in accordance with the Declaration.

                 (b) The Company agrees that neither it nor any of its Affiliates (whether or not consolidated or combined returns are filed for any such Affiliate and the Company for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income tax treatment set forth in the preceding sentence, and the Company agrees that the Company and any such Affiliates will file such returns, maintain such records, take such action and execute such documents (as reasonably requested by the Trustee, the Agent or the Participants from time to time) as may be appropriate to facilitate the realization of such intended income tax treatment. Each of the Trustee, the Agent and the Participants agrees that neither it nor any affiliate (whether or not consolidated or combined returns are filed for such affiliate and the Trustee, the Agent or any Participant, as the case may be, for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document claiming, or asserting that it is entitled to, the income tax benefits, deductions and/or credits which, pursuant to the intended income tax treatment set forth herein, would otherwise be claimed or claimable by the Company, and that it and any such affiliates will file such returns, maintain such records, take such actions, and execute such documents (as reasonably requested by the Company from time to time) as may be appropriate to facilitate the realization of, and as shall be consistent with, such intended income tax treatment, and if any such filing, maintenance, action or execution requested by the Company would result in any additional income tax liability payable by it or any affiliate, or could reasonably be expected to result in liability payable by it or any affiliate, unrelated to the intended income tax treatment set forth herein, then the Company will provide an indemnity against such unrelated income tax liability satisfactory to the Trustee, the Agent or any Participant, as the case may be, in its sole opinion.

                 (c) The Company acknowledges that neither any Participant, the Agent, the Trustee or any Affiliate of any thereof is making any representation, nor is it required to make any disclosure, now or in the future, with respect to the parties' tax or accounting treatment of the Facility or the financing thereof, nor is any Participant, the Agent, the Trustee or any Affiliate or any thereof responsible, nor will it be responsible in the future, for tax and accounting advice with respect to the Facility or the financing thereof, and the Company has had or will have the benefit of the advice of its own independent tax and accounting advisors with respect to such matters.

                 Section 12.17 Compliance. Neither the Trustee, the Agent nor any Participant has any responsibility for compliance by the Facility or the Company with any Governmental





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Requirement or other matters.  The Company expressly assumes such responsibilities and shall indemnify and hold harmless the Trustee, the Agent and the Participants with respect thereto in the manner provided in the Lease.

                 Section 12.18 Facility. Upon payment by the Company or the Guarantor of the Option Price in connection with its purchase of all of the Facility in accordance with the Lease or the Support Agreement, or the repayment in full of all amounts then due and owing by the Company under the Operative Documents, and promptly upon the request of the Company, (i) the Agent shall give to the Trustee the notice contemplated by Section 3.01 of the Declaration and (ii) the Trustee will convey the Facility to the Company or its designee, as provided in the Declaration, free and clear of any Lien or other adverse interest of any kind created by the Trustee or any Person claiming by, through or under the Trustee, including, without limitation, the Agent and the Participants (except as consented to by the Company).

                 Section 12.19 The Trustee. Except for liability for its own representations and warranties in Section 7.02 hereof, for its own gross negligence and willful misconduct and as otherwise expressly provided in any of the Operative Documents, the Company, the Agent and the Participants hereby agree that (a) this Agreement, the other Operative Documents to which the Trustee is a party are being executed and delivered by State Street not in its individual capacity but solely as Trustee under the Declaration, (b) each of the undertakings and agreements herein made on the part of the Trustee are intended for the purpose of binding the trust estate created by the Declaration and not as personal undertakings of State Street, and (c) nothing contained herein or in the other Operative Documents shall be construed to create any liability on State Street, individually, to perform any obligation of the Trustee contained herein or in the other Operative Documents. The Company, the Agent and the Participants hereby expressly waive all liability on the part of State Street except as provided in the preceding sentence and agree that State Street shall under no circumstances be personally liable for the payment of the Notes, the Certificates or any other obligations of the Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee under this Agreement or the other Operative Documents except as provided above. The Trustee agrees that all payments to be made to the Agent or the Trustee under any of the Operative Documents which originate from the Company shall be made directly by the Company to the Agent and all fundings to be made to the Trustee hereunder shall be made directly to the Company.

                 Section 12.20 The Certificate Holder. No recourse under any obligation, covenant or agreement of the Certificate Holder contained in this Agreement, any Operative Document or any agreement or document executed in connection herewith or therewith or the transactions contemplated hereby or thereby shall be had against any shareholder, employee, officer, director, affiliate or incorporator of the Certificate Holder. The obligations, covenants and agreements of the Certificate Holder under any of the foregoing agreements and documents are solely the corporate obligations of the Certificate Holder, and the other parties hereto agree to look solely to the Certificate Holder for payment of all obligations, including, without limitation, any fees or other amounts due hereunder or thereunder, and claims arising out of or relating to any of the foregoing agreements and documents. The provisions of this Section shall survive the termination of this Agreement.

                 Section 12.21 Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR UNDER AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

The Guarantor:                          EL PASO NATURAL GAS COMPANY



                                        By:
                                            ----------------------------------
                                                H. Brent Austin
                                                Senior Vice President and
                                                Chief Financial Officer



The Company:                            EL PASO NEW CHACO COMPANY



                                        By:
                                            ----------------------------------
                                                John M. Green, Jr.
                                                Vice President and Treasurer

                                        Principal Place of Business:

                                        P.O. Box 1492
                                        El Paso, Texas 79978

                                        Chief Executive Offices:

                                        P.O. Box 1492
                                        El Paso, Texas 79978

Trustee: STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but solely as Trustee


                                           By:
                                               -------------------------------
                                                  Arthur J. MacDonald
                                                  Assistant Vice President



Agent:                                     CHEMICAL BANK, as Agent

                                           By:
                                               -------------------------------
                                                  W. King Grant
                                                  Vice President

Note Holders:                          CHEMICAL BANK


                                       By:
                                          -----------------------------------
                                          W. King Grant
                                          Vice President


                                       Funding Office for Base Rate
                                       Loans and Eurodollar Loans:

                                       270 Park Avenue, 8th Floor
                                       New York, New York 10017


                                       Address for Notices:

                                       140 East 45th Street, 29th Floor
                                       New York, New York 10017
                                       Telecopier No.:  (212) 622-0002
                                       Telephone No.:   (212) 622-8433
                                       Attention:       Maggie Swales


                                       Copy To:

                                       270 Park Avenue, 8th Floor
                                       New York, New York 10017
                                       Telecopier No.:  (212) 270-4892
                                       Telephone No.:   (212) 270-3531
                                       Attention:       John Gehebe

                                        THE BANK OF NEW YORK


                                        By:
                                           --------------------------------
                                           Raymond J. Palmer
                                           Vice President


                                        Funding Office for Base Rate
                                        Loans and Eurodollar Loans:

                                        One Wall Street
                                        New York, New York 10288


                                        Address for Notices:

                                        One Wall Street
                                        New York, New York 10288
                                        Telecopier No.:  (212) 635-7923
                                        Telephone No.:   (212) 635-_________
                                        Attention:       Nina Russo-Valdes

                                        INDUSTRIAL BANK OF JAPAN


                                        By:
                                           -----------------------------------
                                           Robert W. Ramage
                                           Vice President


                                        Funding Office for Base Rate
                                        Loans and Eurodollar Loans:

                                        245 Park Avenue, 23rd Floor
                                        New York, New York 10167


                                        Address for Notices:

                                        245 Park Avenue, 23rd Floor
                                        New York, New York 10167
                                        Telecopier No.:  (212) 856-9450
                                        Telephone No.:   (212) 309-6443
                                        Attention:       Steve Pottle

                                        KREDIETBANK, N.V.


                                        By:
                                           ------------------------------------
                                           Robert Snauffer
                                           Vice President and
                                           Senior Credit Officer


                                        Funding Office for Base Rate
                                        Loans and Eurodollar Loans:

                                        125 W. 55th Street, 10th Floor
                                        New York, New York 10019


                                        Address for Notices:

                                        125 W. 55th Street, 10th Floor
                                        New York, New York 10019
                                        Telecopier No.:  (212) 956-5580
                                        Telephone No.:   (212) 541-0657
                                        Attention:       Lynda Resuma


                                        Copy To:

                                        Ms. Linda L. Stanley
                                        Vice President
                                        Kredietbank, N.V.
                                        1349 W. Peachtree Street
                                        Suite 1750
                                        Atlanta, Georgia 30309
                                        Telephone:       (404) 876-2566
                                        Telecopy:        (404) 876-3212

                                        THE SUMITOMO BANK, LIMITED


                                        By:
                                           ------------------------------------
                                           Tatsuo Ueda
                                           General Manager


                                        Funding Office for Base Rate
                                        Loans and Eurodollar Loans:

                                        700 Louisiana, Suite 1750
                                        Houston, Texas 77002


                                        Address for Notices:

                                        700 Louisiana, Suite 1750
                                        Houston, Texas 77002
                                        Telecopier No.:  (713) 759-0020
                                        Telephone No.:   (713) 759-0136
                                        Attention:       Robert Quezada

                                        ROYAL BANK OF CANADA


                                        By:
                                           ----------------------------------
                                           Everett M. Harner
                                           Manager - Corporate Banking


                                        Funding Office for Base Rate
                                        Loans and Eurodollar Loans:

                                        600 Wilshire Blvd, Suite 800
                                        Los Angeles, California 90017


                                        Address for Notices:

                                        600 Wilshire Blvd., Suite 800
                                        Los Angeles, California 90017
                                        Telecopier No.:  (213) 955-5350
                                        Telephone No.:   (213) 955-5322
                                        Attention:       Mr. Everett M. Harner

                                        SOCIETE GENERALE, SOUTHWEST AGENCY


                                        By:
                                           ----------------------------------
                                           Mark A. Cox
                                           Vice President


                                        Funding Office for Base Rate
                                        Loans and Eurodollar Loans:

                                        Trammel Crow Center
                                        2001 Ross Avenue
                                        Dallas, Texas 75201


                                        Address for Notices:

                                        Trammel Crow Center
                                        2001 Ross Avenue
                                        Dallas, Texas 75201

                                        Telephone No.:   (214) 979-2764
                                        Telecopier No.:  (214) 754-0171
                                        Attention:  Ralph Saheb


                                        Copy To:

                                        Societe Generale, Southwest Agency
                                        1111 Bagby
                                        Suite 2020
                                        Houston, Texas 77002
                                        Attention:  Mark A. Cox
                                        Telephone:       (713) 759-6315
                                        Telecopy:        (713) 650-0824

Certificate Holder:                     SOCIETE GENERALE FINANCIAL CORPORATION


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        Funding Office for Base Rate
                                        Advances and Eurodollar Advances:

                                        1221 Avenue of the Americas
                                        New York, New York  10020


                                        Address for Notices:

                                        1221 Avenue of the Americas
                                        New York, New York  10020

                                        Telephone No.:   (212) 278-6450
                                        Telecopier No.:  (212) 278-6178
                                        Attention:       David Brunson


                                        Copy To:

                                        Societe Generale, Chicago Branch
                                        181 W. Madison Street
                                        Suite 3400
                                        Chicago, Illinois  60602
                                        Attention:  John Castellano

                                        Telephone:  (312) 578-5168
                                        Telecopier: (312) 578-5199